As filed with the Securities and Exchange Commission on June 28, 2002
                                                        Registration No. 333-[ ]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------

                    COMPASS ASSET ACCEPTANCE COMPANY, L.L.C.
             (Exact name of registrant as specified in its Charter)
                               -----------------


           Delaware                 15 South 20th Street        04-3689341
(State or other jurisdiction of  Birmingham, Alabama 35233   (I.R.S. Employer
Incorporation or Organization)         (205) 297-3000        Identification No.)
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)
                               -----------------

                                Richard O. Hughes
                              Senior Vice President
                                  Compass Bank
                              15 South 20th Street
                            Birmingham, Alabama 35233
                                 (205) 297-2500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               -----------------

                                   Copies to:
           Diane Citron, Esq.                    Jerry W. Powell, Esq.
        Mayer, Brown, Rowe & Maw                      Compass Bank
             1675 Broadway                        15 South 20th Street
        New York, New York 10019               Birmingham, Alabama 35233
             (212) 506-2520                          (205) 297-3960
                               -----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
          From time to time on or after the effective date of the registration statement, as determined by market conditions.
                                  ------------
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.[X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b), under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                 --------------
                         CALCULATION OF REGISTRATION FEE

                                                  Amount to                           Proposed Maximum
       Title of Each Class of Securities              be        Proposed Maximum     Aggregate Offering         Amount of
         to Be Registered Per Unit(1)             Registered   Offering Price(1)            Price           Registration Fee
-----------------------------------------------   -----------  -----------------    -------------------     ----------------
Asset-Backed Certificates and Asset-Backed
Notes (2)                                         $1,000,000          100%               $1,000,000              $92.00
-----------------------------------------------   -----------  -----------------    -------------------     ----------------

(1) Estimated for the purpose of calculating the registration fee.

(2) This Registration Statement also relates to the registration of an indeterminate amount of Asset-Backed Certificates and Asset-Backed Notes for market making transactions by an affiliate of the Registrant. ______________

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

     This registration statement contains a form of base prospectus relating to the offering of: asset-backed notes and/or asset-backed certificates secured by mortgage loans by various Compass Receivables Asset Funding Trusts created from time to time by Compass Asset Acceptance Company, L.L.C. and two forms of prospectus supplement relating to the offering of:

     - particular classes of asset-backed certificates secured by mortgage loans, with that form of prospectus supplement identified on the outside front cover page as "Form 1;" and

     - particular series of asset-backed notes and/or classes of asset-backed certificates secured by mortgage loans, with that form of prospectus supplement identified on the outside front cover page as "Form 2."

     Each prospectus supplement form relates only to the securities described therein.

                                                                          FORM 1

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sales is not permitted.

                   SUBJECT TO COMPLETION, DATED [FILING DATE]

Prospectus Supplement dated ___________,________
To Prospectus dated _____________

                           $___________ (approximate)
            Compass Receivables Asset Funding Trust 200_-_, as Issuer
            Home Equity Loan Asset-Backed Certificates, Series 200_-_
               COMPASS ASSET ACCEPTANCE COMPANY, L.L.C., AS SELLER
                    COMPASS BANK, AS ORIGINATOR AND SERVICER


The certificates represent              The trust:
obligations of the trust only and do    -        will issue [  ] classes of senior certificates
not represent an interest in or
obligation of Compass Asset             -        will issue a single residual certificate
Acceptance Company, L.L.C., the
trustee or any of their affiliates.     -        will make a REMIC election for federal income tax purposes
                                        The Certificates:
This prospectus supplement may be       -        represent the entire beneficial  interest in trust, whose assets are
used to offer and sell the                       a pool of closed-end fixed rate first and second lien mortgage loans certificates only if accompanied by
the prospectus.                         -        currently have no trading market

                                        -        are not guaranteed
                                        Credit enhancement:
                                        -        will be provided in the form of [overcollateralization].

Review the information in "Risk Factors" on page S-[9] in this prospectus supplement and on page [4] in the prospectus.

         For complete information about the senior certificates, read both this prospectus supplement and the prospectus.

         [____________], the underwriter, will buy the senior certificates from Compass Asset Acceptance Company, L.L.C. at a price equal to [________] of their face value. The underwriter will sell the senior certificates from time to time in negotiated transactions.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [UNDERWRITERS]
[___________], 200[_]

                                TABLE OF CONTENTS

                                                                            PAGE


                              PROSPECTUS SUPPLEMENT

Summary.....................................................................S-1
Risk Factors................................................................S-8
The Seller.................................................................S-12
The Originator and Servicer................................................S-12
Description of the Mortgage Loans..........................................S-17
Prepayment and Yield Considerations........................................S-19
Description of the Certificates............................................S-23
Use of Proceeds............................................................S-45
Federal Income Tax Consequences............................................S-45
State Taxes................................................................S-48
ERISA Considerations.......................................................S-49
Legal Investment Considerations............................................S-52
Underwriting...............................................................S-52
Legal Matters..............................................................S-53
Ratings....................................................................S-53
Annex I...............................................................Annex I-1

                                   PROSPECTUS

Risk Factors..................................................................3
Description of the Securities.................................................6
The Trusts...................................................................10
Credit and Underwriting Guidelines...........................................16
Enhancement..................................................................16
The Seller...................................................................19
The Originator and Servicer..................................................19
Servicing of Loans...........................................................20
The Agreements...............................................................29
Legal Aspects of the Loans...................................................41
Legal Aspects of the Pooled Securities.......................................59
Use of Proceeds..............................................................59
Federal Income Tax Consequences..............................................60
State Taxation Considerations...............................................109
ERISA Considerations........................................................109
Legal Investment............................................................114
Ratings.....................................................................114
Plan of Distribution........................................................114
Legal Matters...............................................................115
Available Information.......................................................115
Incorporation of Documents by Reference.....................................115

                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

         Home Equity Loan Asset-Backed Certificates, Series 200[_]

                                                               Initial Class Principal          Last Scheduled
Offered Certificates                    Certificate Rate               Balance                Distribution Date
                                        ----------------       -----------------------        -----------------
Class A-1                                      %                          $                           -
Class A-2                                      %                          $                           -
Class A-3                                      %                          $                           -
Class A-4                                      %                          $                           -
Class A-5                                      %                          $                           -
Non-offered Certificates
Class R                                       N/A                         $0                          -

All balances are subject to a variance of 5%.

THE SELLER                          -        Compass Asset Acceptance Company,
                                             L.L.C.

                                    -        Compass Bank maintains its
                                             principal office at 15 South 20th
                                             Street. Its telephone number is
                                             (205) 297-3000.

                                    We refer you to "The Seller" in this
                                    prospectus supplement for additional
                                    information.

THE ORIGINATOR AND SERVICER         -        Compass Bank.

                                    -        Compass Bank maintains its
                                             principal office at 15 South 20th
                                             Street. Its telephone number is
                                             (205) 297-3000.

                                    -        The servicer will receive a monthly
                                             fee from the interest payments on
                                             the mortgage loans equal to [__]%
                                             per annum on the principal balance
                                             of each mortgage loan.

                                    We refer you to the "The Originator and
                                    Servicer" in this prospectus supplement for additional information.

TRUST FUND                          -        Compass Receivables Asset Funding
                                             Trust 200_-_.

TRUSTEE                             -        [_________________________________]

CUT-OFF DATE                        -        [________________], 200[_].

CLOSING DATE                        -        [________________], 200[_].

DISTRIBUTION DATE                   -        The 25th day of each month, or if
                                             that day is not a business day, the
                                             next business day. The first
                                             distribution date is [___________]
                                             200[_].

DUE PERIOD                          The calendar month immediately preceding a
                                    determination date or a distribution date, as applicable.

REGISTRATION OF
OFFERED CERTIFICATES                We will issue the offered certificates in
                                    book-entry form. You will hold your
                                    interests either through a depository in the United States or through one of two depositories in Europe. While the certificates are book-entry, they will be registered in the name of the applicable depository, or in the name of the depository's nominee.

                                    We refer you to "Risk Factors--Consequences on Liquidity and Payment Delay Because of Owning Book-Entry Certificates",
                                    "Description of the Certificates--Book-Entry
                                    Certificates" and "Annex I" in this
                                    prospectus supplement for additional
                                    information.

TRUST FUND PROPERTY                 The trust fund property is held by the
                                    trustee for the benefit of the
                                    certificateholders. The trust fund property includes:

                                    -        a pool of closed-end fixed mortgage
                                             loans, secured by first and second
                                             deeds of trust or mortgages on one-
                                             to four-family residential
                                             properties;

                                    -        payments on the mortgage loans
                                             received on and after the cut-off
                                             date;

                                    -        property that secured a mortgage
                                             loan which has been acquired by
                                             foreclosure or deed in lieu of
                                             foreclosure;

                                    -        rights under any hazard insurance
                                             policies covering the mortgaged
                                             properties; and

                                    -        amounts on deposit in accounts
                                             described in this prospectus
                                             supplement.

THE MORTGAGE LOANS                  On the closing date, the trust fund will
                                    acquire a pool of fixed rate home equity loans, or "mortgage loans" with an aggregate principal balance as of the cut-off date of $[------------].

                                    The mortgage loans will have the following characteristics as of the cut-off date:

                                    -        number of mortgage loans:
                                             [_______],

                                    -        aggregate principal balance:
                                             $[___________],

                                    -        mortgaged property location: [__]
                                             states and the District of
                                             Columbia,

                                    -        average principal balance:
                                             $[___________],

                                    -        maximum principal balance:
                                             $[___________],

                                    -        interest rates range: [_____]% to
                                             [____]%,

                                    -        weighted average interest rate:
                                             [______]% (approximate),

                                    -        weighted average remaining term to
                                             stated maturity, based on principal
                                             balance: [___] months
                                             (approximate),

                                    -        term to stated maturity range: [__]
                                             months to 360 months,

                                    -        combined loan-to-value ratio range:
                                             [___]% to [___]% (approximate), and

                                    -        balloon loans - loans with
                                             amortization schedules that don't
                                             fully amortize by their maturity
                                             date: [_____]% (approximate).

                                    We refer you to "Description of the Mortgage
                                    Loans" in this prospectus supplement for additional information.

MONTHLY ADVANCES                    If the servicer reasonably believes that
                                    cash advances can be recovered from future payments or collections on the mortgage loans, the servicer will make cash advances to the trust fund to cover delinquent mortgage loan payments in respect of interest. The servicer will make advances only to maintain a regular flow of scheduled interest and principal payments on the certificates, not to guarantee or insure against losses.

                                    We refer you to "Description of the
                                    Certificates--Advances" in this prospectus supplement for additional information.

THE CERTIFICATES                    -        General

                                             -        Each month the trustee
                                                      will calculate the amount
                                                      you are owed.

                                             -        If you hold a certificate
                                                      on the last day of a
                                                      calendar month, you will
                                                      be entitled to receive
                                                      payments on the
                                                      distribution date in the
                                                      next month.

                                             We refer you to "Description of the
                                             Certificates" in this prospectus
                                             supplement for additional
                                             information.

                                    -        Interest Distributions

                                             -        Interest accrues on the
                                                      certificates from the
                                                      first day of a calendar
                                                      month through the last day
                                                      of that calendar month.

                                             On each distribution date, you will
                                             be entitled to the following:

                                            -         interest at the related
                                                      certificate rate that
                                                      accrued during the related
                                                      interest period; and

                                            -         any interest that was due
                                                      on a prior distribution
                                                      date and not paid. In
                                                      addition, interest will
                                                      have accrued on the amount
                                                      of interest which was
                                                      previously due and not
                                                      paid.

                                             We refer you to "Description of the
                                             Certificates--Interest" in this
                                             prospectus supplement for
                                             additional information.

                                    -        Principal Distributions

                                             -        Principal distributions
                                                      are payable on each
                                                      distribution date.
                                                      However, no class of
                                             certificates will receive a
                                             principal distribution until the
                                             other classes with a lower
                                             numerical class designation are
                                             paid in full.

                                    -        Shortfalls in available funds may
                                             result in a class receiving less
                                             than what is due.

                                    -        The calculation of the amount a
                                             class is entitled to receive on
                                             each distribution date and the
                                             priority of principal distributions
                                             among the certificates is described
                                             in this prospectus supplement under
                                             "Description of the Certificates
                                             --Principal."

                                    We refer you to "Description of the
                                    Certificates--Principal" in this prospectus supplement for additional information.

CREDIT ENHANCEMENTS                 Overcollateralization: On the closing date
                                    the aggregate principal balance of the
                                    mortgage loans will equal the aggregate
                                    principal balance of the certificates. The interest payments on the mortgage loans are expected to exceed the amount of interest due and payable on the certificates. This excess will be applied as principal payments to the class of offered certificates then entitled to principal on that distribution date. This will result in a limited acceleration of principal payments on the certificates relative to the amortization of the related mortgage loans, creating overcollateralization for the senior certificates. Once the required level of overcollateralization is reached, the application of the excess interest payments will stop, until it is again needed to maintain the required level of overcollateralization.

                                    The level of required overcollateralization will increase and decrease over time. For example, an increase in the required level of overcollateralization will result if the delinquency or default experience on the mortgage loans exceeds set levels. In that event, amortization of the offered certificates would be accelerated until the level of overcollateralization reaches its required level.

                                    We refer you to "Description of the
                                    Certificates--Overcollateralization" in this prospectus supplement for additional information.

OPTIONAL TERMINATION                If the total pool principal balance declines
                                    below [__]% of the total pool principal
                                    balance as of the cut-off date, then the servicer may purchase all of the mortgage loans and the related properties in the trust fund. If the servicer purchases all of the mortgage loans, you will receive a final distribution and the trust fund will be terminated.

                                    We refer you to "Description of the
                                    Certificates--Termination; Purchase of the
                                    Mortgage Loans" in this prospectus
                                    supplement for more detail.

FEDERAL INCOME TAX
CONSEQUENCES                        For federal income tax purposes:

                                    -        an election will be made to treat
                                             the trust fund as a REMIC;

                                    -        the offered certificates will be
                                             regular interests in the REMIC and
                                             will be treated as debt instruments
                                             of the REMIC; and

                                    -        the residual certificates will
                                             represent the beneficial ownership
                                             of the sole class of residual
                                             interest in the REMIC.

                                    The REMIC will be structured so as not to be subject to an entity level tax, other than taxes with respect to prohibited transactions, certain contributions of property after the closing date and net income from foreclosure property. Moreover, Mayer, Brown, Rowe & Maw is of the opinion that the REMIC will not be characterized as an association, or publicly traded partnership or taxable mortgage pool, taxable as a corporation.

                                    We refer you to "Federal Income Tax
                                    Consequences" in this prospectus supplement and in this prospectus for additional information.

ERISA CONSIDERATIONS                [Subject to the considerations described
                                    under "ERISA Considerations" in this
                                    prospectus supplement and the prospectus, the securities may be sold or transferred to an employee benefit or other plan or arrangement subject to the Employee
                                    Retirement Income Security Act of 1974 or to
                                    Section 4975 of the Internal Revenue Code of
                                    1986.] [Subject to the considerations
                                    described under "ERISA Considerations" in this prospectus supplement and the prospectus, the securities may not be sold or transferred to an employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal
                                    Revenue Code of 1986.]

                                    We refer you to "ERISA Considerations" in this prospectus supplement and the prospectus for additional information.

LEGAL INVESTMENT CONSIDERATIONS     The offered certificates are not mortgage
                                    related securities, for purposes of the
                                    Secondary Mortgage Market Enhancement Act of
                                    1984.

                                    We refer you to "Legal Investment
                                    Considerations" in this prospectus
                                    supplement and "Legal Investment" in the prospectus for additional information.

CERTIFICATE RATING                  The offered certificates will not be issued
                                    unless they receive the following ratings:

                                    [___] by [_________________]

                                    [___] by [_________________]

                                    A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by either rating agency.

                                    We refer you to "Ratings" and "Risk
                                    Factors--Rating of the Securities Does Not
                                    Assure Payment" in the prospectus for
                                    additional information.

                                  RISK FACTORS

         You should carefully consider the following risk factors prior to any purchase of certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

CONSEQUENCES ON LIQUIDITY AND PAYMENT DELAY BECAUSE OF OWNING BOOK-ENTRY CERTIFICATES

         Limit on Liquidity of Certificates.

         Issuance of certificates in book-entry form may reduce the liquidity of the certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Limit on Ability to Transfer or Pledge.

         Since transactions in the book-entry certificates can be effected only through DTC, participating organizations, indirect participants and banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of the certificates, may be limited due to lack of a physical certificate representing the book-entry certificates.

         Delays in Distributions.

         You may experience some delay in the receipt of distributions on the book-entry certificates since the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will then credit them to your account either directly or indirectly through indirect participants, as applicable.

         We refer you to "Description of the Certificates--Book-Entry Certificate" in this prospectus supplement.

[BALLOON LOAN RISK

         Balloon loans pose a risk because a borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance the loan amount, you will suffer a loss. Approximately [___]% of the mortgage loans are balloon loans.]

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN MORTGAGE LOAN BALANCE

         Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses including legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment.

         We refer you to "Legal Aspects of the Loans--Foreclosure on Mortgages" in the prospectus.

PREPAYMENTS AFFECT TIMING AND RATE OF RETURN ON YOUR INVESTMENT

         The yield to maturity on your certificates will be directly related to the rate of principal payments on the mortgage loans. Please consider the following:

         - Mortgagors may fully or partially prepay their mortgage loan at any time. [However, some mortgage loans require that the mortgagor pay a fee with any prepayment. This may result in the rate of prepayments being slower than otherwise be the case.]

         -        All the mortgage loans contain due-on-sale provisions.
                  Due-on-sale provisions require the mortgagor to fully pay the mortgage loan when the mortgaged property is sold. The servicer usually will enforce the due-on-sale provision unless prohibited by applicable law.

         - The rate of principal payments on pools of mortgage loans is influenced by a variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

         - We cannot predict the rate at which borrowers will repay their mortgage loans, nor are we aware of any publicly available studies or statistics on the rate of prepayment of mortgage loans similar to the mortgage loans in the pool.

         We refer you to "Prepayment and Yield Considerations" in this prospectus supplement.

THE FDIC HAS SPECIAL POWERS UNDER BANKING LAWS TO TAKE ACTIONS DURING THE INSOLVENCY OF COMPASS BANK, THE ORIGINATOR AND SERVICER.

         The mortgage loans were originated or acquired by Compass Bank, an Alabama state banking corporation, whose deposits are insured by the Federal Deposit Insurance Corporation, or FDIC. If the FDIC were appointed as a conservator or receiver for Compass Bank, as originator or servicer, it would have the power to repudiate contracts determined by it to be burdensome. Claims for repudiated obligations may be limited to actual, direct compensatory damages determined as of the date of the appointments of the FDIC as conservator or receiver. The FDIC might seek to avoid the transfer of mortgage loans from Compass Bank to the seller and any other obligations of Compass Bank. Therefore, in order to provide additional protection to the securityholders, [the transfer of the mortgage loans by Compass Bank will be structured to qualify for a rule issued by the FDIC that is intended to restrict the power of the FDIC to avoid transfers by banks in the context of certain securitizations.] [Compass Bank has granted a security interest in the mortgage loans in favor of the trustee. Under certain circumstances, the FDIC may avoid such security interest and any other obligations of Compass Bank. In addition, claims against the FDIC may not be enforceable unless certain requirements are met. Assuming that such security interest is not avoided and the conditions to a valid claim against the FDIC are satisfied, payments to the trustee with respect to the loans transferred by Compass Bank (up to the amount of actual, direct compensatory damages), should not be subject to recovery by the FDIC as conservator or receiver of Compass Bank.]

         If the FDIC were appointed as a conservator or receiver of Compass Bank, as servicer, the conservator or receiver may have the power to prevent the trustee or securityholders from appointing a successor servicer or to direct Compass Bank to stop servicing the receivables. See "The Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement" in the prospectus.

         However, if Compass Bank were to become subject to a conservatorship or receivership, or a conservatorship or receivership proceeding were to be commenced involving Compass Bank, you may experience delays in payments or possibly reductions in payments on the securities, you may not have a claim for interest accrued or damages or losses after the date of the appointment of the FDIC as conservator or receiver, and there may be uncertainty as to whether any claim against the FDIC would be measured by the fair market value of the obligations repudiated by the FDIC on the date of repudiation.

         In addition, the appointment of a receiver or conservator could result in administrative expenses of the receiver or conservator having priority over the interest of the trustee in the mortgage loans.

         So long as Compass Bank or one of its affiliates is the servicer, Compass Bank will maintain possession of the documentation relating to each mortgage and no assignment of any mortgage is required to be recorded in the name of the trustee, unless Compass Bank's long-term debt rating is reduced below [describe]. Within 30 days of such reduction in rating, Compass Bank is required to deliver the mortgage documents to the trustee and to either record the assignments or deliver a legal opinion to the effect that recordation of the assignments is not necessary in order to perfect the interest of trust in the mortgages. Prior to delivery and recording, the interest of the trustee in the mortgages, the mortgage notes and any proceeds from the mortgage loans may be subject to the claims of creditors or to sale to a third party, as well as to the FDIC receiver or conservator in the event of the insolvency of Compass Bank.

         In an insolvency proceeding of Compass Bank, if the mortgage notes have not been delivered to the trustee and the mortgages have not been assigned of record in the real property recording office to the trustee, the trust may be a general unsecured creditor of Compass Bank. If the trust were determined to be a general unsecured creditor of Compass Bank, the mortgages, the mortgage notes and the proceeds from their sale would not be available to make payments on the certificates.

         For a more detailed discussion of the above, see "Legal Aspects of the Loans--Matters Relating to the Federal Deposit Insurance Corporation ("FDIC")" in the prospectus.

INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE REDUCED

         - Prepayments of principal may reduce interest payments. If a mortgagor fully prepays a mortgage loan, the mortgagor is charged interest only up to the date of the prepayment, instead of a full month. This may result in an interest shortfall. The servicer is obligated to pay that interest shortfall, without any right of reimbursement, up to the amount of its servicing fee for that month. If the servicing fee is insufficient to pay the interest shortfalls attributed to prepayments you will incur a loss on your investment.

         - Some interest shortfalls are not covered by the servicer. The Soldiers' and Sailors' Civil Relief Act of 1940 permits modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by the borrower. The servicer will not pay for any interest shortfalls created by the Soldiers' and Sailors' Civil Relief Act of 1940.

GEOGRAPHIC CONCENTRATION INCREASES RISK THAT CERTIFICATE YIELDS CAN BE IMPAIRED

         The mortgaged properties relating to the mortgage loans are located in [INSERT STATES]. However, [__]% of the mortgaged properties, by principal balance as of the cut-off date, are located in [______]. If these states experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the mortgage loans may experience higher rates of delinquencies and foreclosures than would otherwise be the case.

[SERVICER DOES NOT MONITOR PAYMENT OF TAXES

         Although the mortgage loans may require that each borrower pay all property taxes on the related mortgaged property, the servicer has no obligation to monitor the payment of property taxes. If a borrower is delinquent in paying property taxes, a lien may be placed on the mortgaged property which would be senior in priority to the mortgage securing the related mortgage note. After any tax sale, the delinquent property taxes would be paid first out of any liquidation proceeds, and the remaining funds may be insufficient to satisfy the mortgage loan and any senior mortgage loan.]

FORWARD-LOOKING STATEMENTS

         Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected or historical results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences, competition in the home equity lending market and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what has happened in the past or what we predict in our forward-looking statements.

                                   THE SELLER

         Compass Asset Acceptance Company, L.L.C., the seller, a wholly-owned subsidiary of Compass Bank, was formed as a limited liability company under the laws of the State of Delaware on June 17, 2002. The company was organized solely for the limited purpose of acquiring receivables and loans and associated rights, issuing securities and engaging in related transactions. The company's limited liability company agreement limits the activities of the company to the foregoing purposes and to any activities incidental to and necessary for these purposes.

The principal executive offices of the seller are located at 15 South 20th Street, Birmingham, Alabama 35233, telephone (205) 297-3000.

                           THE ORIGINATOR AND SERVICER

         Compass Bank, in its capacity as originator and underwriter, will be responsible for originating and underwriting the mortgage loans, and in its capacity as servicer will be responsible for servicing the mortgage loans in accordance with the terms of the pooling and servicing agreement. See "--Servicing and Collection Procedures" below and "The Originator" in the prospectus.

CREDIT AND UNDERWRITING GUIDELINES

         The following is a description of the underwriting guidelines customarily employed by the originator with respect to closed-end home equity loans, which it originates. Each closed-end home equity loan originated by the originator was underwritten according to these guidelines. Closed-end home equity loans acquired by the originator from third parties through bulk purchase or flow purchase arrangements, and closed-end home equity loans acquired by the originator through the acquisition of other financial institutions, will not have been underwritten in accordance with the originator's underwriting guidelines. The underwriting guidelines used to originate these closed-end home equity loans may differ substantially from the originator's home equity guidelines.

         The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property securing the loan.

         The originator generally originates home equity loans that fully amortize over a period not to exceed 300 months. The home equity loan amounts generally range from $10,000 to $800,000, unless a higher amount is specifically approved by a senior official of the originator. The originator primarily originates non-purchase money first lien or second lien home equity loans and purchase money second lien home equity loans.

         The originator primarily originates home equity loans through the following channels:

         -        the originator's retail branch network;

         - direct solicitation efforts initiated on the originator's behalf by third party vendors;

         - referrals from contractors, realtors, first mortgage lenders or other similar third parties; and

         -        the originator's internet website.

Each loan originated by the originator is closed in person by the originator's employees or by a third party engaged to close loans on behalf of the originator.

         The originator may also originate loans through its professional association banking officers, who serve professional customers of the bank such as physicians and attorneys, and through its commercial banking officers, who may process a loan request from a principal of a business or enterprise that they serve on behalf of the originator. Loans made through these banking officers may not be underwritten in accordance with the same underwriting guidelines used to originate loans sourced through the originator's other origination channels.

         Borrowers with strong credit profiles are the focus of the originator's origination programs. A credit report by an independent credit reporting agency is required reflecting the borrower's complete credit history. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar adverse credit events that may be discovered by a search of public records. If the report is obtained more than 60 days prior to the home equity loan closing, the originator will determine that the reported information has not changed. First mortgage balances are verified by the credit report or a recent statement from the mortgagor if it is held by a financial institution. If the first mortgage is held by an individual, the first mortgage balance is verified by written confirmation.

         In addition to reviewing the borrower's credit report, the originator also obtains a repayment probability score for each borrower. This score is generated by a repayment behavior model purchased from a third party vendor, and is based on information from the borrower's credit report. This score, along with the credit score processed by the credit bureau that generated the borrower's credit report, are plotted on a matrix that determines the overall strength of the borrower's credit profile. This matrix assigns a credit grade to each borrower, which ranges from "A" for borrowers with the strongest credit profiles to "F" for borrowers with the weakest credit profiles.

         Depending on the borrower's credit grade and other factors such as the size of the loan request, the value of the collateral and amount of any senior liens, the borrower's loan request may be automatically accepted or rejected without further review by a loan underwriter. Loan requests from borrowers with credit grades below "C" are automatically rejected. Borrowers with credit grades of "A" may be automatically accepted depending on the size of the loan request, the value of the collateral and the amount of any senior liens. All other loan requests are approved or declined by a loan underwriter based on the originator's standardized underwriting guidelines. In certain cases, these guidelines may be overridden with the prior approval of an underwriting officer having appropriate authority. Reasons for overriding the standard underwriting guidelines may include, but are not limited to, disposable income, net worth, funds on deposit with the originator and favorable loan-to-value ratios.

         The credit grade of a borrower determines whether or not the originator will grant the borrower's loan request, but does not determine the interest rate of the borrower's loan. The originator's standard closed-end home equity loan rate will be adjusted upward or downward for factors such as the size of the loan, the value of the collateral, the amount of any senior liens, the maturity of the loan and whether the borrower elects to make its loan payments through an automatic withdrawal from its checking or savings account.

         In order for a loan request to be approved, the borrower's total monthly obligations (which include principal and interest on each mortgage loan, other loans, charge accounts and all other scheduled indebtedness) generally cannot exceed 50% of the borrower's gross monthly income. However, for borrowers with strong credit profiles, the threshold debt-to-income ratio can be higher. Verification of income is only completed on self-employed borrowers or when other non-salary sources are listed, unless the originator has reason to believe that the stated income is questionable.

         The homes used for collateral to secure the loans may be either primary residential homes (which includes second and vacation homes), condominiums or townhouses. Generally, each property proposed as security for a home equity loan must have a minimum appraised value. For loan requests up to $50,000 by borrowers with the strongest credit profiles ("A" grade borrowers) and up to $25,000 by borrowers with credit profiles one level below borrowers with the strongest credit profiles ("B" grade borrowers), an alternative valuation product may be used to determine the value of the mortgaged property. A drive-by appraisal may also be used in circumstances where an accurate property value cannot be obtained by using an alternative valuation product. For borrowers with weaker credit profiles ("C" grade and below) and for loan requests that exceed the originator's thresholds for borrowers with stronger credit profiles, a full appraisal is obtained from a licensed independent appraiser. The appraisal will be either completed or reviewed by one of the originator's approved appraisers.

         In order for a loan request to be approved, the combined loan-to-value ratio of first and second mortgages generally may not exceed 100%. A property report (owners and encumbrances) is obtained for requests from $50,000 to $100,000. A full title search with title insurance is required for a request in excess of $100,000 or in a first lien position. If a prior mortgage exists, the originator first reviews the terms of the first mortgage. If it contains open-end, advance or negative amortization provisions, the request is declined. On loan requests of $50,000 or less by borrowers with strong credit profiles, the originator may purchase a lien replacement policy and does not review the terms of the first mortgage for the related mortgage properties other than those located in Texas.

         Once a borrower's loan request has been approved, a closing date is scheduled and the originator's consumer loan center generates a complete set of loan documents to be executed by the borrower. If the closing date for a loan changes, the consumer loan center will generate a new set of loan documents with the correct closing date. Once the loan documents are executed, they are returned by the loan closer to the consumer loan center for processing. No advance will be made until the consumer loan center confirms receipt of a fully executed promissory note for the correct loan amount. The consumer loan center will send the original mortgage to the applicable county recorder for recording as soon as it is received from the loan closer together with the other closing documents. Home equity loan requests for up to $100,000 and in a second lien position require that proof of adequate hazard insurance be obtained prior to closing. At closing the borrower is required to sign an agreement obligating it to obtain a hazard insurance policy for the required coverage amount. This policy must name the originator as the loss payee.

         The originator's credit and underwriting guidelines require that any major deferred maintenance on any real property must be cured from the proceeds of the home equity loan. In the case of deferred maintenance that would render the property unmarketable, the request is declined.

SERVICING AND COLLECTION PROCEDURES

         The following is a description of the servicing policies and procedures customarily and currently employed by the servicer with respect to the portion of its mortgage loan portfolio which it services. The servicer revises such policies and procedures from time to time, based upon its business judgment, in connection with changes in economic and market conditions, the mortgage loan portfolio and applicable laws and regulations.

         Servicing of the servicer's mortgage loan portfolio is conducted through its principal office in Birmingham, Alabama. The servicer has established centralized controls and standards for the servicing and collection of mortgage loans in its portfolio. Servicing includes, but is not limited to, post-closing loan processing, loan system booking, documentation review and follow-up, documentation image archive, file room operations, payment processing, paid loan processing, customer service, collections and liquidations.

         Borrowers are issued coupon books in advance of the date on which payments are due unless the borrower requests a monthly billing statement or elects to have its monthly payments automatically withdrawn from its checking or savings account. The servicer's collection policy emphasizes working with borrowers in default in an effort to bring payments current and to avoid foreclosures. If timely payment is not received, the loan is turned over to the collections department within six days of the due date to pursue collection of any delinquent amounts. Initial collection efforts are conducted by the servicer's early stage collections department. Initial collection procedures initiated by the early stage collections department involve sending borrowers a past due notice when their loan becomes 11 days delinquent and attempting to contact the borrower by telephone, on a two-day call schedule to make payment arrangements. The early stage collections department continues to make telephone contacts on that schedule until the loan is brought current, other payment arrangements are made or the servicer determines to take other action. When a loan is 45 days delinquent, or in many cases sooner if the collection efforts of the early stage collections department are unsuccessful, the collection of the loan will be turned over to the mid-stage collections department. The mid-stage collections department continues to pursue collection of the loan until no later than the sixtieth day of delinquency at which point the loan is turned over to the late stage collections department.

         For loans that have been outstanding for at least nine months, the servicer may grant loan extensions as a loss mitigation strategy, but generally will do so only if the borrower has demonstrated a willingness and ability to pay by making the equivalent of a monthly payment for at least three consecutive months. If a loan extension is granted, the delinquent payments are added to the end of the loan term and the loan is treated as being current. In general, the servicer will not grant more than two extensions during the life of any loan and no more than one extension during any twelve month period.

         The late stage collections department continues to pursue collection of the delinquent loan while also developing strategies to mitigate potential loss. A standard form demand letter from the servicer is utilized to encourage payment. This letter sets forth the servicer's collections options as well as the borrower's options for curing the delinquency.

         Foreclosure and liquidation of mortgaged properties securing defaulted loans are handled by the late-stage collections department. Regulations and practices regarding the liquidation of properties and the rights of the borrower in default vary significantly from state to state. The servicer will decide that liquidation is the appropriate course of action only if a delinquency cannot otherwise be cured. Generally, the servicer commences foreclosure proceedings when a loan becomes 90 days delinquent. If the servicer determines that purchasing a property securing a mortgage loan will minimize the associated loss, the servicer may bid at the foreclosure sale for such property or may accept a deed in lieu of foreclosure.

         Any realization from the sale of foreclosed property is applied against the outstanding loan balance. After the servicer acquires title to a mortgaged property by foreclosure or deed in lieu of foreclosure, an approved realtor is selected to list and advertise the property for sale. To the extent permitted by state law, the servicer will pursue a deficiency judgment against the borrower if the proceeds from the sale of the foreclosed mortgaged property are insufficient to fully repay the outstanding defaulted loan.

         The servicer's foreclosure on property securing a junior mortgage loan will be subject to any senior mortgages. If any senior mortgage loan is in default after the servicer has initiated its foreclosure action with respect to the second mortgage, the servicer may advance funds to keep such senior mortgage loan current until such time as the servicer satisfies such senior mortgage loan. Such amounts are added to the balance of the junior mortgage loan. In the event that foreclosure proceedings have been instituted on any senior mortgage prior to the initiation of the servicer's foreclosure action, the servicer will either satisfy the senior mortgage loan at the time of the foreclosure sale or take other action to protect its interest in the related property.

         The servicer's standard policy is to charge-off loans at the earlier to occur of (i) 120 days of delinquency or (ii) the date on which the servicer determines that it has made all possible recoveries from the borrower and the collateral.

DELINQUENCY EXPERIENCE

         The following table sets forth Compass Bank's delinquency experience on its servicing portfolio of closed-end home equity loans similar to the mortgage loans for the period indicated.

               CLOSED-END HOME EQUITY LOAN DELINQUENCY EXPERIENCE

                                                           AT DECEMBER 31,
                                ----------------------------------------------------------------------
                                                                                           MARCH 31,
                                    1998          1999          2000          2001           2002
                                ------------- ------------- ------------- -------------- -------------
Number of closed-end home
   equity loans managed.........
Aggregate principal
   balance of closed-end home
equity loans managed............$___________  $___________  $___________   $___________  $___________
Contractually delinquent
   principal balances of the
   closed-end home equity
   loans managed
   30-59 days...................$___________  $___________  $___________   $___________  $___________
   60-89 days...................$___________  $___________  $___________   $___________  $___________
   90 days or more..............$___________  $___________  $___________   $___________  $___________
Principal balance of
   closed-end home equity loans
   managed 90 days or more past
   due as a percentage of the
   aggregate principal balance of
   the closed-end home equity
   loans managed................            %             %             %              %             %

         In the foregoing table, "closed-end home equity loans managed" includes closed-end home equity loans owned and serviced with limited recourse and "contractually delinquent principal balances of the closed-end home equity loans managed" includes REO Closed-End Home Equity Loans.

                   CLOSED-END HOME EQUITY LOAN LOSS EXPERIENCE


                                                      YEAR ENDED DECEMBER 31,
                                ----------------------------------------------------------------------
                                                                                           MARCH 31,
                                    1998          1999          2000          2001           2002
                                ------------- ------------- ------------- -------------- -------------
Number of closed-end home
   equity loans managed.........
Average principal balance
   of closed-end home equity
   loans managed................$___________  $___________   $___________   $___________  $___________
Gross charge-offs...............$___________  $___________   $___________   $___________  $___________
Ratio of gross charge-offs
   to average principal balance
   of closed-end home equity
   loans managed...................         $              %              %              %             %


                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         The statistical information presented in this prospectus supplement is only with respect to the mortgage loans included in the trust and is based on the characteristics of the mortgage loans as of [_______], 200[_], the cut-off date.

         The mortgage loans to be purchased by the trust will be originated or purchased by the originator and transferred by the originator to the trust.

         The mortgage pool consists of mortgage loans with an aggregate principal balance, or pool principal balance, as of the cut-off date of $[_________]. The principal balance of a mortgage loan other than a liquidated mortgage loan, on any day is equal to its cut-off date principal balance minus all collections applied in reduction of the cut-off date principal balance of the mortgage loan.

         In no event will more than 5% of the cut-off date pool principal balance on the closing date deviate from the characteristics of the mortgage loans described below.

         The mortgage loans provide that interest is charged to the borrowers and payments are due from the borrowers, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the borrowers on the mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the application of the payments to principal and interest.

         The sum of the columns below may not equal the total indicated due to rounding. In addition, unless otherwise set forth in this prospectus supplement, all percentages set forth herein with respect to the mortgage loans are percentages of the cut-off date pool principal balance.

                         CUT-OFF DATE PRINCIPAL BALANCES

    Range of Cut-Off Date                                                                   % of Cut-Off Date Pool
      Principal Balances         Number of Mortgage Loans     Cut-Off Date Pool Balance             Balance
----------------------------  -----------------------------  ----------------------------  ----------------------------

                        GEOGRAPHIC DISTRIBUTION BY STATE

                                                                                            % of Cut-Off Date Pool
            State                Number of Mortgage Loans     Cut-Off Date Pool Balance             Balance
----------------------------  -----------------------------  ----------------------------  ----------------------------

                              LOAN-TO-VALUE RATIOS

                                                                                            % of Cut-Off Date Pool
     Loan-to-Value Ratio         Number of Mortgage Loans     Cut-Off Date Pool Balance             Balance
----------------------------  -----------------------------  ----------------------------  ----------------------------

                                   LOAN RATES

                                                                                            % of Cut-Off Date Pool
     Loan-to-Value Ratio         Number of Mortgage Loans     Cut-Off Date Pool Balance             Balance
----------------------------  -----------------------------  ----------------------------  ----------------------------

                        ORIGINAL TERM TO STATED MATURITY

   Original Term to Stated                                                                  % of Cut-Off Date Pool

           Maturity              Number of Mortgage Loans     Cut-Off Date Pool Balance             Balance
----------------------------  -----------------------------  ----------------------------  ----------------------------


                       REMAINING MONTHS TO STATED MATURITY

  Remaining Months to Stated                                                                % of Cut-Off Date Pool
           Maturity              Number of Mortgage Loans     Cut-Off Date Pool Balance             Balance
----------------------------  -----------------------------  ----------------------------  ----------------------------

                            MONTHS SINCE ORIGINATION

                                                                                            % of Cut-Off Date Pool
   Months Since Origination      Number of Mortgage Loans     Cut-Off Date Pool Balance             Balance
----------------------------  -----------------------------  ----------------------------  ----------------------------

                                 OCCUPANCY TYPE

                                                                                            % of Cut-Off Date Pool
        Occupancy Type           Number of Mortgage Loans     Cut-Off Date Pool Balance             Balance
----------------------------  -----------------------------  ----------------------------  ----------------------------


                       PREPAYMENT AND YIELD CONSIDERATIONS

         GENERAL

         The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will, in turn, be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the originator. The mortgage loans may be prepaid by the mortgagors at any time. [However, approximately [__]% of the mortgage loans are subject to prepayment penalties which vary from jurisdiction to jurisdiction.]

         Prepayments, liquidations and purchases of the mortgage loans, including any optional purchase by the servicer of the remaining mortgage loans in connection with the termination of the trust fund, will result in distributions on the offered certificates of principal amounts, which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate or the rate of principal prepayments. The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which a certificate is purchased at a discount or premium, and the degree to which the timing of payments is sensitive to prepayments, liquidations and purchases of the mortgage loans.

         The rate of prepayment on the mortgage loans cannot be predicted. The prepayment experience of the trust fund with respect to the mortgage loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on loans. All of the mortgage loans contain "due-on-sale" provisions, and, with respect to the mortgage loans, the servicer is required by the pooling and servicing agreement to enforce those provisions, unless enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in the prospectus.

         As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates, like the mortgage loans, is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the interest rate on a mortgage, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         In addition to the foregoing factors affecting the weighted average life of the offered certificates, the use of excess spread to pay principal of the offered certificates to the extent required by the pooling and servicing agreement will result in the acceleration of the offered certificates, relative to the amortization of the mortgage loans in early months of the transaction as well as, accelerating the first date on which each other class of certificates will begin to receive distributions of principal than would otherwise be the case. This acceleration feature creates overcollateralization which results from the excess of the aggregate principal balance of mortgage loans over the aggregate principal balance of the offered certificates. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization. See "Description of the Certificates-Overcollateralization."

WEIGHTED AVERAGE LIVES

         Greater than anticipated prepayments of principal usually will increase the yield on the offered certificates purchased at a price less than par and usually will decrease the yield on the offered certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the mortgage loans occurring at a rate that is faster or slower than the rate anticipated by the investor in the period immediately following the issuance of the certificates will not be entirely offset by a subsequent reduction or increase in the rate of principal payments. The weighted average life of the offered certificates will also be affected by the amount and timing of delinquencies and defaults on the mortgage loans and the recoveries, if any, on defaulted mortgage loans and foreclosed properties.

         The "weighted average life" of a certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the certificate is repaid. The weighted average life of a certificate of any class is determined by:

         (i) Multiplying the amount of each distribution in reduction of the related principal balance by the number of years from the date of issuance of the certificate to the related distribution date;

         (ii)     Adding the results; and

         (iii) Dividing the sum by the highest related principal balance of the certificate.

         The weighted average life of any class of offered certificates will be influenced by, among other factors, the rate at which principal payments are made on the mortgage loans, including final payments made upon the maturity of balloon loans.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the prepayment assumption, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of the mortgage loans. A 100% prepayment assumption assumes a conditional prepayment rate ("CPR") of [__]% per annum of the outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional [__]%, precisely [__], expressed as a percentage per annum, in each month after that month until the twelfth month; beginning in the twelfth month and in each month after that month during the life of the mortgage loans, a conditional prepayment rate of 20% per annum each month is assumed. As used in the table below, 0% prepayment assumption assumes a conditional prepayment rate equal to 0% of the prepayment assumption, i.e., no prepayments. Correspondingly, [200]% prepayment assumption assumes prepayment rates equal to [200]% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. We believe that no existing statistics of which it is aware provide a reliable basis for holders of the offered certificates to predict the amount or the timing of receipt of prepayments on the mortgage loans.

         Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any of these discrepancies may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the offered certificates may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, it is assumed that:

         - The mortgage loans consist of pools of loans with the level-pay and balloon amortization characteristics set forth below,

         - the closing date for the offered certificates is [________________],

         - distributions on the offered certificates are made on the 25th day of each month regardless of the day on which the distribution date actually occurs, commencing in [_____________] and are made in accordance with the priorities described in this prospectus supplement,

         - the scheduled monthly payments of principal and interest on the mortgage loans will be timely delivered on the first day of each month, with no defaults commencing in [_______________],

         - all prepayments are prepayments in full received on the last day of each month, commencing [______________] and include 30 days' interest,

         - no optional termination is exercised, the offered certificates of each class have the respective certificate rates and initial offered principal balances as set forth in this prospectus supplement,

         - the overcollateralization levels are set initially as specified in the pooling and servicing agreement, and decrease in accordance with the provisions of the pooling and servicing agreement,

         - with respect to pools of loans with an assumed cut-off date of [_________________], interest will be calculated at a rate of [__]% per annum for one month,

         -        six-month LIBOR for each interest period will be [__]% and

         -        one-month LIBOR for each interest period will be [__]%.

                                                                                                            Remaining
                                Principal        Term Loan    Original Amortization    Original Term to      Term to
 Amortization Methodology        Balance           Rate         Maturity (months)     Maturity (months)      (months)
--------------------------     -----------      -----------  ----------------------- -------------------  -------------
Balloon                        $
Level Pay                      $

         Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of offered certificates, and sets forth the percentages of the initial principal balance of each class of offered certificates that would be outstanding after each of the dates shown at various percentages of prepayment assumption.

            percent of initial class a principal balance outstanding at the following percentages of the prepayment assumption

                                                       Class A-1                              Class A-2
                                                       ---------                              ---------
Distribution Date                             %         %         %        %         %         %         %        %
---------------------------------------- --------- --------- -------- --------- --------- --------- -------- ---------
Initial Percentage                          100       100       100      100       100       100       100      100
Weighted Average Life (years)

----------------------------------------------------------------------------------------------------------------------

                                                       Class A-3                              Class A-4
                                                       ---------                              ---------
Distribution Date                             %         %         %        %         %         %         %        %
---------------------------------------- --------- --------- -------- --------- --------- --------- -------- ---------
Initial Percentage                          100       100       100      100       100       100       100      100
Weighted Average Life (years)

----------------------------------------------------------------------------------------------------------------------

                                                       Class A-5
                                                       ---------
Distribution Date                             %         %         %        %
---------------------------------------- --------- --------- -------- ---------
Initial Percentage                          100       100       100      100
Weighted Average Life (years)

--------------------------------------------------------------------------------

         These tables have been prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from the actual characteristics and performance, and should be read in conjunction with these assumptions.

                         DESCRIPTION OF THE CERTIFICATES

         The offered certificates will be issued under the pooling and servicing agreement. The form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus is a part. The following summaries describe all of the material provisions of the pooling and servicing agreement.

GENERAL

         The offered certificates will be issued in denominations of $[1,000] and in integral multiples of $[1] and will evidence specified undivided interests in the trust fund. The property of the trust fund will consist of, to the extent provided in the pooling and servicing agreement:

         -        the mortgage loans;

         - payments on the mortgage loans received on and after the cut-off date, exclusive of payments in respect of interest on the mortgage loans due prior to, and received after, the cut-off date;

         - mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

         - the collection account and the distribution account and funds on deposit, excluding net earnings; and

         - rights under applicable hazard insurance policies covering the mortgaged properties.

Physical certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will initially act as certificate registrar. See "--Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of the certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The principal balance of a class of offered certificates on any distribution date is equal to the related principal balance on the closing date minus the aggregate of amounts actually distributed as principal to the holders of that class. On any date, the aggregate principal balance is the aggregate of the principal balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates.

         The person in whose name a certificate is registered in the certificate register is referred to as a "certificateholder."

         The "percentage interest" of a Class A certificate as of any date of determination will be equal to the percentage obtained by dividing the denomination of the certificate by the principal balance for the related class as of the cut-off date.

         The certificates will not be listed on any securities exchange.

BOOK-ENTRY CERTIFICATES

         The offered certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the offered certificates, or "certificate owners," will hold their offered certificates through the Depository Trust Company, commonly referred to as DTC, in the United States, or Clearstream Banking societe anonyme ("Clearstream") or the Euroclear System ("Euroclear") in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator") will act as depositary for Euroclear (in these capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing certificate principal balances of $1,000 and in integral multiples of $1. Except as described below, no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing their certificate. Unless and until physical certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through the DTC participants and DTC.

         The certificate owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for this purpose. In turn, the financial intermediary's ownership of a book-entry certificate will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant or on the records of Clearstream or Euroclear, as appropriate.

         Certificate owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. Under the DTC system, DTC is required to make book-entry transfers among its participants with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their clients. Accordingly, although certificate owners will not possess physical certificates, the DTC system provides a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

         Certificate owners usually will not receive or be entitled to receive physical certificates representing their interests in the offered certificates. Unless and until physical certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through the DTC system. Under the DTC system and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Consequences--Foreign Investors" and "Backup Withholding" in this prospectus supplement and "Global Clearance, Settlement and Tax

Documentation Procedures--U.S. Federal Income Tax Documentation Requirements" in Annex I.

         Transfers between participants will occur in accordance with the DTC system. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with the DTC system on behalf of the relevant European international clearing system by the Relevant Depositary. These cross market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants or representatives, some of which own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. Beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for Clearstream participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, checkering corporations and other organizations. Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the book-entry certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of the payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

         Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. ("Cede"). Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. The distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Foreign Investors" and "Backup Withholding" in this prospectus supplement. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the trust fund will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of the beneficial owners are credited.

         DTC has advised the trustee that, unless and until physical certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include book-entry certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

         Physical certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if (a) DTC or the seller advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the seller or the trustee is unable to locate a qualified successor, (b) the seller, at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined under "--Events of Default"), beneficial owners having percentage interests aggregating not less than 51% of the aggregate principal balance of the book-entry certificates advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or its successor is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of physical certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for-registration, the trustee will issue physical certificates, and the trustee will recognize the holders of the physical certificates as certificateholders under the pooling and servicing agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

         None of the seller, the servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

         On the closing date, which is [___________], [the originator will transfer to the seller and] the seller will transfer to the trust fund all of its right, title and interest in and to each mortgage loan, the related original mortgage notes or lost note affidavit, original mortgages and other related documents (collectively, the "Related Documents"), including all payments received on or with respect to each mortgage loan on or after the applicable cut-off date, but not including interest payment due prior to the cut-off date. The trustee, concurrently with the transfer, will deliver the certificates to the seller. Each mortgage loan transferred to the trust fund will be identified on a schedule delivered to the trustee. The mortgage loan schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, its loan rate as well as other information.

         [Under the terms of the pooling and servicing agreement, the originator will maintain possession of the mortgage file, and the documentation relating to each mortgage loan for so long as an Assignment Event has not occurred.

         [An Assignment Event will occur on the [_]th day following either:

         -        the occurrence and continuance of an event of default,

         - the reduction of the originator's long-term unsecured debt rating below "Baa3" by Moody's or "BBB-" by S&P or Fitch,

         - the suspension, termination or withdrawal of the originator's long-term unsecured debt rating by Moody's or S&P, or

         - the originator or an affiliate of the originator ceases to be the servicer.]

         [Within [__] days of an Assignment Event, the originator will cause as soon as practicable the mortgage files pertaining to each mortgage loan to be delivered to the trustee. As specified in the pooling and servicing agreement, the trustee will acknowledge the assignment of the mortgage loans to the trust fund and the originator will agree to hold the mortgage files for and on behalf of the trustee.]

         Within [__] days of an Assignment Event, the trustee will review the mortgage loans and the Related Documents and if any mortgage loan or Related Document is found to be defective in any material respect and the defect is not cured within [__] days following notification to the originator, the originator will be obligated to either replace the defective mortgage loan with an Eligible Substitute Mortgage Loan or to repurchase the defective mortgage loan. A substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify the trust fund or result in a prohibited transaction tax under the Internal Revenue Code of 1986. The originator may purchase the defective mortgage loan at a price equal to the outstanding principal balance of that mortgage loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the loan rate, net of the servicing fee, plus the amount of any unreimbursed servicing advances made by the servicer. The purchase price will be deposited in the collection account on or prior to the next succeeding Determination Date after the obligation arises. The Determination Date is the eighteenth day of each month. The obligation of the originator to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and related documents available to the trustee or the certificateholders.

         In connection with the substitution of an Eligible Substitute Mortgage Loan, the originator will be required to deposit in the collection account on or prior to the next succeeding Determination Date after the obligation arises an amount (the "Substitution Adjustment") equal to the excess of the principal balance of the related defective mortgage loan over the principal balance of the Eligible Substitute Mortgage Loan.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the originator for a defective mortgage loan which must, on the date of the substitution:

         - have an outstanding principal balance, or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate principal balance, equal to or less than [__]% less than the principal balance of the defective mortgage loan;

         - have a loan rate not less than the loan rate of the defective mortgage loan and not more than [__]% in excess of the loan rate of a defective mortgage loan;

         - have a mortgage of the same or higher level of priority as the defective mortgage loan at the time the mortgage was transferred to the trust fund;

         - have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the defective mortgage loan;

         - comply with each representation and warranty set forth in the pooling and servicing agreement - deemed to be made as of the date of substitution;

         - have an original loan-to-value ratio not greater than that of the defective mortgage loan; and

         - be of the same type of mortgaged property as the defective mortgage loan or a detached single family residence. more than one eligible substitute mortgage loan may be substituted for a defective mortgage loan if the eligible substitute mortgage loans meet the foregoing attributes in the aggregate.

         The originator will make representations and warranties as to the accuracy in all material respects of information furnished to the trustee with respect to each mortgage loan, e.g., cut-off date principal balance and the loan rate. In addition, the originator will represent and warrant, on the closing date, that, among other things:

         - at the time of transfer to the trust fund, the originator has transferred or assigned all of its right, title and interest in each mortgage loan and the related documents, free of any lien; and

         - each mortgage loan complied, at the time of origination, in all material respects with applicable state and federal laws.

         Upon discovery of a breach of any representation and warranty which materially and adversely affects the interests of the trust fund, the certificateholders in the related mortgage loan and Related Documents, the originator will have a period of [__] days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the [__]-day period, the originator will be obligated to substitute for the defective mortgage loan with an Eligible Substitute Mortgage Loan or purchase the defective mortgage loan from the trust fund. The same procedure and limitations that are set forth above for the substitution or purchase of defective mortgage loans as a result of deficient documentation will apply to the substitution or purchase of a defective mortgage loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders.

         All representations and warranties regarding the mortgage loans made by the originator and the right to enforce all remedies for a breach of these representations and warranties enforceable against the originator will be assigned to the trust by the seller.

         The servicer will service and administer the mortgage loans as set forth in the pooling and servicing agreement.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         The servicer shall establish and maintain in the name of the trustee a separate collection account for the benefit of the holders of the certificates. The collection account will be an Eligible Account. Subject to the investment provision described in the following paragraphs, upon receipt by the servicer of amounts in respect of the mortgage loans, (excluding amounts representing the servicing fee, the servicer will deposit those amounts in the collection account. Amounts deposited may be invested in Eligible Investments maturing no later than two business days prior to the next succeeding date on which amounts on deposit in the collection account are required to be deposited in the distribution account.

         The trustee will establish an account into which amounts withdrawn from the collection account for distribution to certificateholders on a Distribution Date will be deposited. The distribution account will be an Eligible Account. Amounts on deposit in the distribution account may be invested in Eligible Investments maturing on or before the business day prior to the related distribution date.

         An "Eligible Account" is an account held at Compass Bank or an account that is [maintained with a depository institution whose debt obligations at the time of any deposit in the account have the highest short-term debt rating by the rating agencies, and whose accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the FDIC with a minimum long-term unsecured debt rating of "A2" by Moody's and "A" by S&P, otherwise acceptable to each rating agency as evidenced by a letter from each rating agency to the trustee, without reduction or withdrawal of their then current ratings of the certificates.

         Eligible Investments are specified in the pooling and servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the certificates. "Eligible Investments" are limited to:

         (i) [direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, provided that the obligations are backed by the full faith and credit of the United States;

         (ii) repurchase agreements on obligations specified in the prior clause maturing not more than three months from the date of acquisition, provided that the short-term unsecured debt obligations of the party agreeing to repurchase the obligations are at the time rated by each rating agency in its highest short-term rating category;

         (iii) certificates of deposit, time deposits and bankers' acceptances, which, if Moody's is a rating agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days, of any U.S. depository institution or trust company incorporated under the laws of the United States or any state of the United States and subject to supervision and examination by either federal or state banking authorities, provided that the unsecured short-term debt obligations of that depository institution or trust company at the date of acquisition have been rated by each of the rating agencies in its highest unsecured short-term debt rating category;

         (iv) commercial paper, having original maturities of not more than 90 days, of any corporation incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by the rating agencies in their highest short-term rating categories;

         (v) short term investment funds sponsored by any trust company or bank incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by the rating agencies in their respective highest rating category of long term unsecured debt;

         (vi) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time as the interest is held in the fund has the rating specified by each rating agency; and

         (vii) other obligations or securities that are acceptable to each rating agency as an eligible investment and will not result in a reduction in the then current rating of the certificates, as evidenced by a letter to that effect from each rating agency and with respect to which the servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition; provided that no instrument shall evidence either the right to receive the following:

                  (a) only interest with respect to the obligations underlying the instrument or

                  (b) both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments with respect to the instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and

         (viii) provided, further, that no instrument described in this prospectus supplement may be purchased at a price greater than par if the instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.]

ADVANCES

         Not later than two business days prior to each distribution date, the servicer will remit to the trustee for deposit in the distribution account the monthly advance. The amount of the monthly advance is equal to the sum of the interest accrued due on each mortgage loan through the related due date but not received by the servicer as of the close of business on the last day of the related due period net of the servicing fee. This obligation of the servicer continues with respect to each mortgage loan until the mortgage loan becomes a liquidated mortgage loan.

         In the course of performing its servicing obligations, the servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of:

         (i) the preservation, restoration and protection of the mortgaged properties,

         (ii) any enforcement or judicial proceedings, including foreclosures, and

         (iii) the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage.

Each of these expenditures will constitute a servicing advance.

         The servicer's right to reimbursement for servicing advances is limited to late collections on the related mortgage loan, including liquidation proceeds, insurance proceeds and other amounts which may be collected by the servicer from the related mortgagor or otherwise relating to the mortgage loan in respect of which the unreimbursed amounts are owed. The servicer's right to reimbursement for monthly advances shall be limited to late collections of interest on any mortgage loan and to liquidation proceeds and insurance proceeds on the related mortgage loan. The servicer's right to the reimbursements is prior to the rights of certificateholders.

         Notwithstanding the foregoing, the servicer is not required to make any monthly advance or servicing advance if in the good faith judgment and sole discretion of the servicer, the servicer determines that an advance will not be ultimately recoverable from collections received from the mortgagor in respect of the related mortgage loan or other recoveries in respect of the mortgage loan. However, if any servicing advance or monthly advance is determined by the servicer to be nonrecoverable from these sources, the amount of the nonrecoverable advance may be reimbursed to the servicer from other amounts on deposit in the collection account.

DISTRIBUTION DATES

         On the [25th] day of each month, or if that day is not a business day, then on the first business day after that day, commencing in [___________], each a "distribution date", the holders of the offered certificates will be entitled to receive amounts to the extent of funds available in the distribution account in accordance with the priorities and in the amounts described below under "Priority of Distributions." Distributions will be made in an aggregate amount equal to the sum of (a) the Class Interest Distribution for each class of offered certificates and (b) the Class A Principal Distributions.

         The Class A Principal Distribution will be made by:

         - wire transfer or otherwise to the account of the certificateholder at a domestic bank or other entity having appropriate facilities in immediately available funds to holders of the offered certificates, the aggregate principal balance of which is at least $1,000,000, or

         - by check to the address of the person on the certificate register maintained by the certificate registrar.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

         No later than one business day prior to each Distribution Date, the following amounts and the previous Due Period shall be deposited into the distribution account (the "Available Funds"). The amount of Available Funds for any distribution date will be equal to the sum of:

         - payments of principal and interest on the mortgage loans net of amounts representing the servicing fee with respect to each mortgage loan and reimbursement for related monthly advances and servicing advances;

         - net liquidation proceeds and insurance proceeds with respect to the mortgage loans, net of amounts applied to the restoration or repair of a mortgaged property;

         - the purchase price for repurchased defective mortgage loans with respect to the mortgage loans and any related substitution adjustment amounts; and

         - payments from the servicer in connection with monthly advances, prepayment interest shortfalls and the termination of the trust fund with respect to the mortgage loans as provided in the pooling and servicing agreement.

PRIORITY OF DISTRIBUTIONS

         On each distribution date the trustee shall withdraw from the distribution account the sum of Available Funds in the following order of priority:

         (i)      to the trustee, the trustee fee for that distribution date;

         (ii) to holders of each class certificates, an amount equal to the related class interest distribution for that distribution date;

         (iii) sequentially, to the class a-1, class a-2, class a-3, class a-4 and class a-5 certificateholders, in that order, until the respective principal balance of each class is reduced to zero, the related class a principal distribution other than the portion constituting the distributable excess spread for that distribution date;

         (iv) sequentially, to the class a-1, class a-2, class a-3, class a-4 and class a-5 certificateholders, in that order, until the respective principal balance of each class is reduced to zero, the related distributable excess spread for that distribution date.

         (v) to the servicer, the amount of any accrued and unpaid servicing fee;

         (vi) to the servicer, the amount of nonrecoverable advances not previously reimbursed; and

         (vii)    to the class r certificateholders, the balance.]

         "Interest period" means, with respect to each distribution date, the period from the first day of the calendar month preceding the month of the distribution date through the last day of the calendar month. Interest in respect of any distribution date will accrue on the certificates during each interest period on the basis of a 360-day year consisting of twelve 30-day months.

INTEREST

         On each distribution date, to the extent of funds available, interest will be distributed with respect to each class of offered certificates in an amount (each, a "Class Interest Distribution") equal to the sum of

         - one month's interest at the related certificate rate on the related principal balance immediately prior to the distribution date ("class monthly interest distributable amount") and

         - any class interest carryover shortfall for the class for the distribution date. as to any distribution date and class of offered certificates, the "class interest carryover shortfall" is equal to the excess of the related class monthly interest distributable amount for the preceding distribution date and any outstanding class interest carryover shortfall with respect to the class on the preceding distribution date, over the amount in respect of interest that is actually distributed to that class on the preceding distribution date plus

         - one month's interest on the excess, to the extent permitted by law, at the related certificate rate. [the interest entitlement of one month's interest at the related certificate rate on the related principal balance will be reduced by that class' pro rata share of civil relief act interest shortfalls, if any, for that distribution date.]

         On each distribution date, the Class Interest Distribution for each class of offered certificates will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest to each class will be allocated between the classes pro rata based on the amount each class would have been distributed in the absence of the shortfall.

PRINCIPAL

         On each distribution date, to the extent of funds available, in accordance with the priorities described above under "--Priority of Distributions," principal will be distributed to the holders of offered certificates then entitled to distributions of principal in an amount equal to the lesser of (a) the related aggregate principal balance and (b) the related Class A Principal Distribution for the distribution date. "Class A Principal Distribution" means, with respect to any distribution date, the sum of the related Class A Monthly Principal Distributable Amount for that distribution date and any outstanding Class A Principal Carryover Shortfall as of the close of business on the preceding distribution date.

         "Class A Monthly Principal Distributable amount" means, with respect to any distribution date, to the extent of funds available the amount equal to the sum of the following amounts, without duplication, with respect to the immediately preceding Due Period, as defined below:

         - (i) each payment of principal on a mortgage loan received by the servicer during the due period, including all full and partial principal prepayments,

         - the principal balance as of the end of the immediately preceding due period of each mortgage loan that became a liquidated mortgage loan for the first time during the related due period,

         - the portion of the purchase price allocable to principal of all repurchased defective mortgage loans with respect to the due period,

         - any substitution adjustment amounts received on or prior to the previous determination date and not yet distributed, and

         - the portion not greater than 100% of excess spread, if any, required to be distributed on that distribution date to satisfy the required level of overcollateralization for that distribution date (the "distributable excess spread").

         "Class A Principal Carryover Shortfall" means, with respect to any distribution date, the excess of the sum of the related Class A Monthly Principal Distributable Amount for the preceding distribution date and any outstanding Class A Principal Carryover Shortfall on the preceding distribution date over the amount in respect of principal that is actually distributed to the Class A certificateholders on the preceding distribution date.

         If the required level of overcollateralization is reduced below the then existing amount of overcollateralization or if the required level of overcollateralization is satisfied, the amount of the related Class A Monthly Principal Distributable Amount on the following distribution date will be correspondingly reduced by the amount of the reduction or by the amount necessary so that the overcollateralization will not exceed the required level of overcollateralization after giving effect to the distribution in respect of principal to be made on that distribution date.

         Distributions of the Class A Principal Distribution will be applied, sequentially, to the distribution of principal to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates, in that order, so that no class of certificates having a higher numerical designation is entitled to distributions of principal until the principal balance of each class of certificates having a lower numerical designation has been reduced to zero.

         On each distribution date, net losses realized in respect of liquidated mortgage loans, to the extent the amount is not covered by Available Funds or the crosscollateralization mechanics, will reduce the amount of overcollateralization, if any.

         "Due Period" means, with respect to any Determination Date or distribution date, the calendar month immediately preceding the Determination Date or distribution date, as the case may be.

         A liquidated mortgage loan, as to any distribution date, is a mortgage loan with respect to which the servicer has determined, in accordance with the servicing procedures specified in the pooling and servicing agreement, as of the end of the preceding Due Period, that all liquidation proceeds which it expects to recover with respect to the mortgage loan, including disposition of the related REO property, have been recovered.

         "Excess Spread" means, with respect to any distribution date, the positive excess, if any, of (a) Available Funds for the distribution date over
(b) the amount required to be distributed under the first four items as set forth under the heading "Description of the Certificates-Priority of Distributions" on the Distribution Date.

OVERCOLLATERALIZATION

         The credit enhancement provisions of the trust fund result in a limited acceleration of the offered certificates relative to the amortization of the mortgage loans in the early months of the transaction. The accelerated amortization is achieved by the application of Distributable Excess Spread to principal distributions on the offered certificates. This acceleration feature creates overcollateralization, i.e., the excess of the aggregate outstanding principal balance of the mortgage loans over the related aggregate principal balance. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, until necessary to maintain the required level of overcollateralization.

         The pooling and servicing agreement provides that, subject to floors, caps and triggers, the required level of overcollateralization may increase or decrease over time. Any decrease will have the effect of reducing the amortization of the offered certificates below what it otherwise would have been.

REPORTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution to the certificateholders, the trustee will forward to each holder a statement, based solely on information received from the servicer, setting forth among other items with respect to each distribution date:

                  (1) the aggregate amount of the distribution to each class of certificateholders on the distribution date;

                  (2) the amount of distribution set forth in paragraph (1) above in respect of interest and the amount in respect of any class interest carryover shortfall, and the amount of any class interest carryover shortfall remaining;

                  (3) the amount of distribution set forth in paragraph (1) above in respect of principal and the amount in respect of the class a principal carryover shortfall, and any remaining class a principal carryover shortfall;

                  (4) the amount of excess spread and the amount applied as to a distribution on the certificates;

                  (5) the guaranteed principal amount, if any, for the distribution date;

                  (6) the servicing fee;

                  (7) the pool principal balance, as of the close of business on the last day of the preceding due period;

                  (8) the aggregate principal balance and the principal balance of each class of offered certificates after giving effect to payments allocated to principal above;

                  (9) the amount of overcollateralization as of the close of business on the distribution date, after giving effect to distributions of principal on the distribution date;

                  (10) the number and aggregate principal balances of the mortgage loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding due period;

                  (11) the book value of any real estate which is acquired by the trust fund through foreclosure or grant of deed in lieu of foreclosure;

                  (12) the aggregate amount of prepayments received on the mortgage loans during the previous due period; and

                  (13) the weighted average loan rate on the mortgage loans as of the first day of the month prior to the distribution date.

         In the case of information furnished in clauses (2) and (3) above, the amounts shall be expressed as a dollar amount per certificate with a $[1,000] denomination.

         Within 60 days after the end of each calendar year, the trustee will forward to each person, if requested in writing by the person, who was a certificateholder during the prior calendar year a statement containing the information set forth in clauses (2) and (3) above aggregated for the calendar year.

LAST SCHEDULED DISTRIBUTION DATE

         The last scheduled distribution date for each class of offered certificates is as follows:

         -        CLASS A-1 CERTIFICATES, [_____ 25, 20[__],

         -        CLASS A-2 CERTIFICATES, [_____ 25, 20[__],

         -        CLASS A-3 CERTIFICATES, [_____ 25, 20[__],

         -        CLASS A-4 CERTIFICATES, [_____ 25, 20[__] AND

         -        CLASS A-5 CERTIFICATES, [_____ 25, 20[__].

It is expected that the actual last distribution date for each class of offered certificates will occur significantly earlier than the scheduled distribution dates. See "Prepayment and Yield Considerations".

         The last scheduled distribution dates are based on a 0% prepayment assumption with no Distributable Excess Spread and the assumptions set forth above under "Prepayment and Yield Considerations-Weighted Average Lives"; provided that the last scheduled distribution dates for the Class A-5 certificates have been calculated assuming that the mortgage loan having the latest maturity date allowed by the pooling and servicing agreement amortizes according to its terms, plus one year.

HAZARD INSURANCE

         Under the related loan documents, a borrower is obligated to maintain fire and hazard insurance with extended coverage customary in the area where the mortgaged property is located. The servicer will not actively monitor the maintenance of hazard insurance. The hazard insurance required to be maintained by the borrower will be in an amount which is at least equal to the lesser of:

         - the maximum insurable value of the improvements securing the mortgage loan from time to time; and

         -        the principal balance owing on the mortgage loan.

         The servicer shall maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of:

         - the maximum insurable value from time to time of the improvements which are a part of the property; and

         -        the principal balance owing on the mortgage loan.

         In cases in which any mortgaged property is located in a federally designated flood area as designated by the Federal Emergency Management Agency, the hazard insurance to be maintained for the related mortgage loan, if any, shall include flood insurance to the extent that flood insurance is available and the servicer has determined that insurance to be necessary in accordance with accepted first and second mortgage loan servicing standards, as applicable.

         All flood insurance shall be in amounts equal to the lesser of:

         -        the principal balance owing on the mortgage loan; and

         - the maximum amount of insurance available under the National Flood Insurance Act of 1968.

         The servicer will also maintain on REO property, to the extent insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, and the servicer determines that insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the servicer under any policies, other than amounts to be applied to the restoration or repair of the mortgaged property, or to be released to the mortgagor in accordance with customary mortgage servicing procedures, will be deposited in the collection account, subject to retention by the servicer to the extent the amounts constitute servicing compensation or to withdrawal in accordance with the pooling and servicing agreement.

         In the event that the servicer obtains and maintains a blanket policy as provided in the pooling and servicing agreement insuring against fire and hazards of extended coverage on all of the mortgage loans, then, to the extent the policy names the servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the mortgage loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing the mortgage loans as they come into default when, in accordance with applicable servicing procedures under the pooling and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with the foreclosure or other conversion, the servicer will follow practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided that the servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, the foreclosure, correction or restoration will increase net liquidation proceeds. The servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Due Period, the servicer will receive from interest payments in respect of the mortgage loans, on behalf of itself, a portion of the interest payments as a monthly servicing fee in the amount equal to [__]% per annum, or the servicing rate, on the principal balance of each mortgage loan as of the first day of each Due Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation.

         The servicer's right to reimbursement for unreimbursed servicing advances is limited to late collections on the related mortgage loan, including liquidation proceeds, insurance proceeds and other amounts as may be collected by the servicer from the related mortgagor or otherwise relating to the mortgage loan in respect of which unreimbursed amounts are owed. The servicer's right to reimbursement for unreimbursed monthly advances shall be limited to late collections of interest on any mortgage loan and to liquidation proceeds and insurance proceeds on the related mortgage loan. The servicer's right to reimbursements is prior to the rights of certificateholders. However, if any servicing advance or monthly advance is determined by the servicer to be nonrecoverable from these sources, the amount of the nonrecoverable advances may be reimbursed to the servicer from other amounts on deposit in the collection account.

         The servicer will offset Prepayment Interest Shortfalls against the servicing fee, but will not provide other funds to cover such shortfalls. The servicer is not obligated to offset any of the servicing fee against, or to provide any other funds to cover, any shortfalls in interest collections on the mortgage loans that are attributable to the application of the Civil Relief Act ("Civil Relief Act Interest Shortfalls"). See "Risk Factors-Interest Payments on the Mortgage Loans May Be Reduced" in this Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement provides for delivery on or before [the last day of the fifth month following the end of the servicer's fiscal year, beginning in 200[__],] to the trustee, the originator, the seller and the rating agencies of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in the statement.

         On or before [the last day of the fifth month] following the end of the servicer's fiscal year, beginning in 200[_], the servicer will furnish a report prepared by a firm of nationally recognized independent public accountants, who may also render other services to the servicer, to the trustee, the originator, the seller and the rating agencies to the effect that the firm has examined the documents and the records relating to servicing of the mortgage loans under the Uniform Single Attestation Program for Mortgage Bankers and the firm's conclusion.

         The servicer's fiscal year is the calendar year.

EVENTS OF DEFAULT

         Events of default will consist of:

                  (1) (a) any failure of the servicer to make any required monthly advance or (b) any other failure of the servicer to deposit in the collection account or distribution account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for two business days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by any certificateholder;

                  (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which, in each case, materially and adversely affects the interests of the certificateholders and continues unremedied for [___] days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by any certificateholder;

                  (3) any failure by the servicer to make any required servicing advance, which failure continues unremedied for a period of [___] days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by any certificateholder; or

                  (4) any insolvency event which includes events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the servicer and actions by the servicer indicating insolvency, reorganization or inability to pay its obligations.

         Upon the occurrence and continuation beyond the applicable grace period of the event described in clause (1) (a) above, if any monthly advance is not made by [__] p.m., New York City time, on the second business day following written notice to the servicer of that event, the trustee will make the monthly advance and either the trustee or a successor servicer will immediately assume the duties of the servicer.

         Upon removal or resignation of the servicer, the trustee will be the successor servicer. The trustee, as successor servicer, will be obligated to make monthly advances and servicing advances and other advances unless it determines reasonably and in good faith that the advances would not be recoverable.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of [_] business days or referred to under clause (2) above for a period of [_] business days, shall not constitute an event of default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement and the servicer shall provide the trustee and the certificateholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF DEFAULT

         So long as an event of default remains unremedied, the trustee, certificateholders holding certificates evidencing at least 51% of the voting rights in the trust fund may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the mortgage loans. If either happens, the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed to all the responsibilities, duties and liabilities of the servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the pooling and servicing agreement. The appointed servicer must have a net worth of at least [$50,000,000]. Pending the appointment, the trustee will be obligated to act in that capacity unless prohibited by law. The successor will be entitled to receive the same compensation that the servicer would otherwise have received, or lesser compensation as the trustee and the successor may agree. A receiver or conservator for the servicer may be empowered to prevent the termination and replacement of the servicer if the only event of default that has occurred is an insolvency event specified in Clause (4) under "--Events of Default."

AMENDMENT

         The pooling and servicing agreement may be amended from time to time by the seller, the servicer, and the trustee, but without the consent of the certificateholders, to cure any ambiguity, to correct or supplement any provisions in the agreement which may be inconsistent with any other provisions of the pooling and servicing agreement, to add to the duties of the originator or the servicer to comply with any requirements imposed by the Internal Revenue Code or any regulation under the Internal Revenue Code, or to add or amend any provisions of the pooling and servicing agreement as required by the rating agencies in order to maintain or improve any rating of the offered certificates; provided that the amendment will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any certificateholder; provided, further, that any amendment will not be deemed to materially and adversely affect the certificateholders and no opinion will be required to be delivered if the person requesting the amendment obtains a letter from the rating agencies stating that the amendment would not result in a downgrading of the then current rating of the offered certificates. After obtaining the ratings in effect on the closing date, none of the seller, the trustee or the servicer is obligated to obtain, maintain, or improve any rating or to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement which shall not be inconsistent with the provisions of the pooling and servicing agreement. The pooling and servicing agreement may also be amended from time to time by the seller, the servicer, and the trustee, with the consent of certificateholders evidencing at least 51% of the percentage interests of each class affected for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders, provided that no amendment will:

         - reduce in any manner the amount of, or delay the timing of, collections of payments on the certificates or distributions or payments under the certificate invoice policy which are required to be made on any certificate without the consent of the certificateholder, or

         - reduce the percentage interest required to consent to an amendment, without the consent of the holders of all offered certificates then outstanding.

TERMINATION; PURCHASE OF MORTGAGE LOANS

         The trust fund will terminate on the distribution date following the earliest of

         - the distribution date on which the aggregate principal balance of the offered certificates has been reduced to zero;

         - the final payment or other liquidation of the last mortgage loan in the trust fund;

         - the optional purchase by the servicer of the mortgage loans, as described below; and

         Subject to provisions in the pooling and servicing agreement concerning adopting a plan of complete liquidation, the servicer may, at its option, terminate the pooling and servicing agreement on any date on which the pool principal balance is less than [__]% of the sum of the cut-off date pool principal balance by purchasing, on the next succeeding distribution date, all of the outstanding mortgage loans at a price equal to the sum of the outstanding pool principal balance, subject to reduction as provided in the pooling and servicing agreement if the purchase price is based [in part on the appraised value of any REO property included in the trust fund and the appraised value is less than the principal balance of the related mortgage loan, and accrued and unpaid interest thereon at the weighted average of the loan rates through the end of the Due Period preceding the final distribution date.]

         Any purchase shall be accomplished by deposit into the distribution account of the purchase price specified above.

VOTING RIGHTS

         Under the pooling and servicing agreement, the voting rights will be allocated to the offered certificates among the classes in proportion to their respective principal balances. Voting rights allocated to a class of certificates will be further allocated among the certificates of that class on the basis of their respective percentage interests.

THE TRUSTEE

         [________________________________________] has been named trustee in the pooling and servicing agreement.

         The trustee may have normal banking relationships with the originator and the servicer.

         The trustee may resign at any time, in which event the seller will be obligated to appoint a successor trustee. The seller may also remove the trustee if the trustee ceases to be eligible to continue as the trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of these circumstances, the originator will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         No holder of a certificate will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the holder previously has given to the trustee written notice of default and unless certificateholders holding certificates evidencing at least 51% of the percentage interests in the trust fund have made written requests upon the trustee to institute a proceeding in its own name as trustee under that agreement and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute a proceeding. The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the certificateholders, unless the certificateholders have offered to the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the certificates will be applied by the seller to purchase the mortgage loans from the originator and for other corporate purposes.

                         FEDERAL INCOME TAX CONSEQUENCES

         An election will be made to treat the trust fund as a REMIC for federal income tax purposes under the Internal Revenue Code of 1986 (the "Code"). In the opinion of Mayer, Brown, Rowe & Maw, the offered certificates will be designated as "regular interests" in the

REMIC and the Class R certificates will be designated as the sole class of residual interests in the REMIC. See "Federal Income Tax Consequences--Taxation of the REMIC and its Holders" in the prospectus.

         The offered certificates will generally be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the offered certificates must be reported under an accrual method of accounting.

         The offered certificates may, depending on their issue price, be issued with original issue discount ("OID") for federal income tax purposes. Holders of the certificates issued with OID will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to the income. The OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6) which applies to prepayable securities similar to the offered certificates. Until the Treasury Department issues guidance to the contrary, the trustee intends to base its OID computation on Code Section 1272(a)(6) and the OID regulations as described in the prospectus. However, because no regulatory guidance currently exists under Code
Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

         The yield used to calculate accruals of OID with respect to the offered certificates with OID will be the original yield to maturity of the certificates, determined by assuming that the mortgage loans will prepay in accordance with % of the prepayment assumption. No representation is made as to the actual rate at which the mortgage loans will prepay.

         In the opinion of Mayer, Brown, Rowe & Maw, the offered certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the offered certificates will be treated as

         -        assets described in Section 7701(a)(19)(C) of the code, and

         - "real estate assets" within the meaning of Section 856(c)(4)(A) of the code, in each case to the extent described in the prospectus.

         Interest on the offered certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the offered certificates are treated as real estate assets. See "Federal Income Tax Consequences" in the prospectus.

BACKUP WITHHOLDING

         Certificate owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the offered certificates if the certificate owners, upon issuance, fail to supply the trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments," as defined in the Code, properly, or, in some cases, fails to provide the trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

         The trustee will be required to report annually to the IRS, and to each offered certificateholder of record, the amount of interest paid, and OID accrued, if any, on the offered certificates, and the amount of interest withheld for Federal income taxes, if any, for each calendar year, except as to exempt holders. Exempt holders typically are holders that are corporations, some tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents. As long as the only "Class A certificateholder" of record is Cede, as nominee for DTC, certificate owners and the IRS will receive tax and other information including the amount of interest paid on the certificates owned from participants and indirect participants rather than from the trustee. The trustee, however, will respond to requests for necessary information to enable participants, indirect participants and other persons to complete their reports. Each non-exempt certificate owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt certificate owner fail to provide the required certification, the participants or indirect participants or the paying agent will be required to withhold 31% of the interest and principal otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Any interest paid or OID accrued will be deemed distributed to the affected certificate owner for all purposes of the certificates, the pooling and servicing agreement and the certificate invoice policy.

         Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will be effective for payments made after December 31, 2000, subject to transition rules. We strongly suggest that prospective certificate owners consult their own tax advisors with respect to the New Withholding Regulations.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

         The following information describes the United States federal income tax treatment of holders that are not United States persons ("Foreign Investors"). The term "Foreign Investor" means any person other than:

         -        a citizen or resident of the United States,

         - a corporation, partnership or other entity organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury Department regulations,

         - an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source,

         - a trust fund if a court within the United States is able to exercise primary supervision over the administration of the trust fund and one or more united states persons have authority to control all substantial decisions of the trust fund, or

         - trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in regulations.

         The Code and Treasury Department regulations subject interest paid to a Foreign Investor to a withholding tax at a rate of 30%, unless the withholding tax rate were changed by an applicable treaty. The withholding tax, however, is eliminated with respect to some "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The offered certificates will be issued in registered form, therefore if the information required by the Code is furnished as described below and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the offered certificates.

         For the offered certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the certificate owner an executed IRS Form W-8BEN or similar form signed under penalty of perjury by the certificate owner stating that the certificate owner is a foreign investor and providing the certificate owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

         A certificate owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of the offered certificate, provided that:

         - the gain is not effectively connected with a trade or business carried on by the certificate owner in the United States,

         - in the case of a certificate owner that is an individual, the certificate owner is not present in the United States for 183 days or more during the taxable year in which the sale, exchange or redemption occurs and

         - in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

         In addition, we strongly suggest that prospective certificate owners consult their own tax advisors with respect to the New Withholding Regulations. See "Federal Income Tax Consequences - Backup Withholding".

                                   STATE TAXES

         The originator makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. We suggest that investors considering an investment in the certificates consult their own tax advisors regarding these tax consequences.

         We suggest that all investors consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the certificates.

                              ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a "Plan") from engaging in specified transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to that Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. The acquisition or holding of securities by a Plan could be considered to give rise to a prohibited transaction if the originator, the servicer, the related trust fund or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Plan.

UNDERWRITER EXEMPTION

         The offered certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the Department of Labor to specified underwriters. The underwriter's exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by Plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter's exemption. The receivables covered by the underwriter's exemption include mortgage loans such as the mortgage loans securing the offered certificates offered by this prospectus.

         The underwriter's exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter's exemption to apply to the acquisition of the offered certificates by a Plan are the following:

         (1) The acquisition of offered certificates by a Plan is on terms, including the price, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The offered certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from S&P, Moody's or Fitch Ratings;

         (3)      If the mortgage loans are less than fully secured,

                  (a) the rights and interests evidenced by the securities are not subordinated to the rights and interests evidenced by other securities issued by the trust fund;

                  (b) the securities acquired by the Plan are rated in one of the two highest rating categories; and

                  (c) any obligation included in the assets of the trust fund must be secured by collateral whose fair market value on the closing date is at least equal to 80% of the sum of:

                      i. the outstanding principal balance due under the obligation which is held by the trust fund; and

                     ii. the outstanding principal balance(s) of any other obligation(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

         (4) The sum of all payments made to the underwriter in connection with the distribution of the offered certificates represents not more than reasonable compensation for underwriting the offered certificates. The sum of all payments made to and retained by the originator pursuant to the sale of the receivables to the trust fund represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services as servicer under the related agreements and reimbursement of the servicer's reasonable expenses in connection with these services;

         (5) The owner trustee is a substantial financial institution and is not an "affiliate," as defined in the exemption, of any other member of the "restricted group," which consists of the underwriter, the trustee, the originator, the servicer, any subservicer, any swap counterparty the insurer, any obligor with respect to retail installment sales contracts and installment loans constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund as of the date of initial issuance of the offered certificates and any affiliate of these parties. On May 22, 2002, the Department of Labor issued a notice of a proposal to amend the underwriter exemption trustee requirements. If the proposed amendment is granted, the requirement that the owner trustee not be an affiliate of any other member of the restricted group would be deleted. If granted, the amendment would be effective retroactively as of March 13, 2002.;

         (6) The Plan investing in the offered certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

         (7)      The trust fund satisfies the following requirements:

                  (a) the corpus of the trust fund consists solely of assets of the type which have been included in other investment pools,

                  (b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the Plan's acquisition of the offered certificates, and

                  (c) securities evidencing interests in these other investment pools have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the offered certificates.

         The legal document establishing the trust fund contains restrictions necessary to ensure that the assets of the trust fund may not be reached by creditors of the originator in the event of its bankruptcy or insolvency, the sale and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust fund and a true sale opinion is issued in connection with the transfer of assets to the trust fund.

         Some transactions are not covered by the underwriter's exemption or any other exemption. The underwriter's exemption does not exempt the acquisition and holding of securities by Plans sponsored by the originator, the underwriters, the owner trustee, the servicer or any "obligor" (as defined in the exemption) with respect to receivables included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the restricted group. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other Plans only if, among other requirements:

- a Plan's investment in the offered certificates does not exceed 25% of all of the offered certificates outstanding at the time of the acquisition;

- immediately after the acquisition, no more than 25% of the assets of a Plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in a trust fund containing assets sold or serviced by the same entity; and

- in the case of the acquisition of offered certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related trust fund is acquired by persons independent of the restricted group.

         The underwriter's exemption will also apply to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing Plans before the plans purchase the offered certificates issued by the trust fund. All transactions relating to the servicing, management and operations of the trust fund will be carried out in accordance with the pooling and servicing agreement, which will be described in all material respects in this prospectus and the prospectus supplement.

         Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, each prospective purchaser of offered certificates in reliance on the underwriter's exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB-, the note or certificate could no longer be transferred to a plan in reliance on the exemption. If the ratings decline below one of the four (two, if the trust holds mortgage loans that are less than fully secured) highest generic rating categories from S&P, Moody's or Fitch, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to effect such purpose and is eligible for and satisfies all of the conditions set forth in Sections I and III of PTCE 95-60.

         For more information, including whether an underwriter's exemption is likely to provide relief for a particular class of offered certificates, see "ERISA Considerations" in the prospectus. If you are a Plan fiduciary considering the purchase of the offered certificates, you should consult with your counsel with respect to whether the trust fund will be deemed to hold plan assets and the applicability of an underwriter's exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the offered certificates are an appropriate investment for a Plan under ERISA and the Code.

                         LEGAL INVESTMENT CONSIDERATIONS

         The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

         We suggest that institutions whose investment activities are subject to review by federal or state regulatory authorities consult with their counsel or the applicable authorities to determine whether an investment in the offered certificates complies with applicable guidelines, policy statements or restrictions. See "Legal Investment" in the Prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated [____________________], between the seller and [______________________], the seller has agreed to sell to the underwriter and the underwriter has agreed to purchase from the seller the offered certificates.

         Distributions of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the seller from the sale of the offered certificates will be approximately $[________], plus accrued interest, before deducting expenses payable by the seller, estimated to be $[_______] in the aggregate. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the seller in the form of underwriting discounts.

         The seller has been advised by the underwriter that it presently intends to make a market in the offered certificates; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

         The underwriting agreement provides that the seller will indemnify the underwriter against civil liabilities, including liabilities under the Securities Act of 1933.

                                  LEGAL MATTERS

         Certain legal matters relating to the securities will be passed upon for the seller by Jerry W. Powell, General Counsel of Compass Bank, the parent of the seller, and by Mayer, Brown, Rowe & Maw, New York, New York, special counsel to the seller. Mr. Powell is a full-time employee and an officer of Compass Bank. Certain legal matters will be passed upon for the underwriters by [______________________], [____________], [_____________].

                                     RATINGS

         It is a condition to the issuance of the offered certificates that they receive ratings of "AAA" by [_______] and "Aaa" by [_________].

         A securities rating addresses the likelihood of the receipt by offered certificateholders of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the offered certificates. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that offered certificateholders might realize a lower than anticipated yield.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

                                                                           Page
                                                                           -----
Available Funds............................................................S-34
Belgian Cooperative........................................................S-27
Cede.......................................................................S-27
Civil Relief Act Interest Shortfalls.......................................S-41
Class A Principal Distribution.............................................S-36
Class Interest Distribution................................................S-35
Class Monthly Interest Distributable Amount................................S-35
Clearstream................................................................S-24
Code.......................................................................S-45
CPR........................................................................S-21
Distributable Excess Spread................................................S-36
Due Period.................................................................S-37
Eligible Account...........................................................S-31
Eligible Investments.......................................................S-32
Eligible Substitute Mortgage Loan..........................................S-30
Euroclear..................................................................S-24
Euroclear Operator.........................................................S-24
European Depositaries......................................................S-24
Excess Spread..............................................................S-37
FDIC.......................................................................S-10
Foreign Investors..........................................................S-47
Interest period............................................................S-35
New Withholding Regulations................................................S-47
OID........................................................................S-45
Plan.......................................................................S-48
Related Documents..........................................................S-29
Relevant Depositary........................................................S-24
SMMEA......................................................................S-52
Substitution Adjustment....................................................S-30
Terms and Conditions.......................................................S-27

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         The globally offered [__] Home Equity Loan Asset-Backed Certificates, Series 200[___] (the "Global Securities") usually will be available only in book-entry form. Investors in the Global Securities may hold these Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificates issues.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear, in those capacities, and as DTC participants.

         Non-U.S. holders, as described below, of Global Securities will be subject to U.S. withholding taxes unless the holders meet requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. ("Cede") as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which, in turn, will hold the positions in accounts as DTC participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior similar issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


                                   Annex I-1

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and originator's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants.

         Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage pass-through certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants.

         Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser.

         When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day, European time, and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream


                                   Annex I-2
participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser.

         Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:


                                   Annex I-3

         (a) borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8 or Form W-8BEN).

         Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 changes, a new Form W-8 or W-8BEN must be filed within 30 days of the change. After December 31, 2000, only Form W-8BEN will be acceptable.

         Exemption for non-U.S. Persons with effectively connected income (Form 4224 or Form W-8ECI).

         A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001 or Form W-8BEN).

         Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on


                                   Annex I-4
         the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If Form 1001 is provided and if the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent. After December 31, 2000, only Form W-8BEN will be acceptable.

         Exemption for U.S. Persons (Form W-9).

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure.

         The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8, Form 1001 and Form 4224 are effective until December 31, 2000. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. Person" means

         (i)      a citizen or resident of the United States,

         (ii) a corporation or partnership organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable treasury department regulations,

         (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

         (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust,

         (v) some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in regulations.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. We suggest that investors consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                                   Annex I-5

                 Compass Receivables Asset Funding Trust 200_-_,
                                    as Issuer
                                $[-------------]


                    $ _________ Class A-1 _____% Certificates
                    $ _________ Class A-2 _____% Certificates
                    $ _________ Class A-3 _____% Certificates
                    $ _________ Class A-4 _____% Certificates
                    $ _________ Class A-5 _____% Certificates


                                Home Equity Loan
                            Asset-Backed Certificates
                                  Series 200_-_

               Compass Asset Acceptance Company, L.L.C., as Seller

                                  Compass Bank,
                           as Originator and Servicer

         Until [date], all dealers selling the offered certificates will deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the offered certificates in any state where the offer is not permitted.

         We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

                              PROSPECTUS SUPPLEMENT
                                 ________, 200_

                                 [Underwriters]

                                                      [ALTERNATE PAGES - FORM 1]


                   SUBJECT TO COMPLETION, DATED [FILING DATE]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Prospectus Supplement dated ___________,________
To Prospectus dated _____________

                          $[___________] (approximate)
            Compass Receivables Asset Funding Trust 200_-_, as Issuer
            Home Equity Loan Asset-Backed Certificates, Series 200_-_
                   COMPASS ASSET ACCEPTANCE COMPANY, AS SELLER
                    COMPASS BANK, AS ORIGINATOR AND SERVICER


The certificates represent obligations   The trust:
of the trust only and do not represent   -          will issue [  ] classes of senior certificates
an interest in or obligation of
Compass Asset Acceptance Company,        -          will issue a single residual certificate
L.L.C., the trustee or any of their
affiliates.                              -          will make a REMIC election for federal income tax purposes
                                         The Certificates:
This prospectus supplement may be used   -          represent the entire beneficial interest in trust, whose assets are a
to offer and sell the certificates                  pool of closed-end fixed rate first and second lien mortgage loans only if accompanied by the prospectus.
                                         -          currently have no trading market

                                         -          are not guaranteed

                                         Credit enhancement:
                                         -          will be provided in the form of [overcollateralization].

Review the information in "Risk Factors" on page S-[9] in this prospectus supplement and on page [2] in the prospectus.

         For complete information about the senior certificates, read both this prospectus supplement and the prospectus.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

After the initial distribution of the certificates by the underwriters, the prospectus and this prospectus supplement may be used by Compass Bank or its affiliates ("Compass") in connection with market making transactions in the certificates. Compass may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale. Certain information in this prospectus supplement will be updated from time to time as described in "Incorporation of Documents by Reference."

                                  COMPASS BANK

[___________], 200[_]

                                  UNDERWRITING

         After the initial distribution of the securities by the underwriter, this prospectus supplement may be used by Compass Bank ("Compass"), in connection with offers and sales relating to market making transactions in the securities. Compass may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                                  LEGAL MATTERS

         Certain legal matters relating to the securities will be passed upon for the seller by Jerry W. Powell, General Counsel of Compass Bank, the parent of the seller, and by Mayer, Brown, Rowe & Maw, New York, New York, special counsel to the seller. Mr. Powell is a full-time employee and an officer of Compass Bank. Certain legal matters will be passed upon for the underwriters by [_____________________], [__________], [__________].

                                     RATINGS

         It is a condition to the issuance of the offered certificates that they receive ratings of "AAA" by [_______] and "Aaa" by [________].

         A securities rating addresses the likelihood of the receipt by offered certificateholders of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the offered certificates. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that offered certificateholders might realize a lower than anticipated yield.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION         COMPASS RECEIVABLES ASSET FUNDING TRUST
OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND                      200_-_, ISSUER
THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST
NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ORIGINATOR, THE SERVICER OR                     [CERTIFICATES]
THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE
AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED
HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR              COMPASS ASSET ACCEPTANCE COMPANY,
SOLICITATIONS IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO                         L.L.C.,
MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS                           AS SELLER
SUPPLEMENT AND THE PROSPECTUS NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS                           COMPASS BANK,
CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE                    AS ORIGINATOR AND SERVICER
PROSPECTUS, RESPECTIVELY.


                                                                                                      PROSPECTUS
                                                                                                      SUPPLEMENT


UNTIL [______], 200[__], ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A
PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY
REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS                     COMPASS BANK
SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                                                          FORM 2


The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED [FILING DATE]
Prospectus Supplement dated __________ __, ____
To Prospectus dated _____________ __, ____

                               $[________________]
            Compass Receivables Asset Funding Trust 200_-_, as Issuer
      $[________] Home Equity Loan Asset-Backed Certificates, Series 200_-_
          $[_______] Home Equity Loan Asset-Backed Notes, Series 200_-_
               COMPASS ASSET ACCEPTANCE COMPANY, L.L.C., AS SELLER
                    COMPASS BANK, AS ORIGINATOR AND SERVICER

               [Certificates]    Principal     [Certificate][Note]    Price to     Underwriting     Proceeds to the
                  [Notes]         Balance             Rate            Public(1)      Discount          Seller(2)
              $                            %                                   %               %                    %
Total         $                               $                      $            $

-------------
(1)Plus accrued interest, if any, at the [certificate] [note] rate from [______ __, _____]
(2)Before deducting expenses, payable by the seller, estimated to be $[__________]

         [The underwriter listed below will offer the securities at varying prices to be determined at the time of sale. The proceeds to the seller from the sale of the securities will be approximately [$______________], before deducting expenses. The underwriter's commission will be the difference between the price it pays to the seller for the securities and the amount it receives from the sale of the securities to the public.]

         Review the information in "Risk Factors" beginning on page S-[10] of this prospectus supplement and on page [2] of the prospectus.

         For complete information about the [certificates][notes] read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the [certificates][notes].

         The [Certificates][Notes]

         - the certificates represent beneficial interests in a trust, whose assets are a pool of [adjustable][fixed] rate home equity revolving credit line loans and property relating to those loans

         -        the notes are secured by assets of the trust

         -        currently have no trading market

         - are obligations of the trust only and are not obligations of the seller, the originator, the servicer or any of their affiliates

         Credit Enhancement

         -        WILL BE PROVIDED IN THE FORM OF [OVERCOLLATERALIZATION]

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [UNDERWRITERS]
______________, 200_

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information.

         We are not offering the securities in any state where an offering of the securities is not permitted.

         We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            PAGE

Summary.....................................................................S-1
Risk Factors................................................................S-6
The Trust..................................................................S-10
The Seller.................................................................S-11
The Originator and Servicer................................................S-11
Maturity and Prepayment Considerations.....................................S-16
Description of the HELOCs..................................................S-17
Description of the Securities..............................................S-22
The Servicing Agreement....................................................S-27
The Indenture..............................................................S-30
The Trust Agreement........................................................S-34
Administration Agreement...................................................S-35
The Indenture Trustee......................................................S-35
The Owner Trustee..........................................................S-36
Use of Proceeds............................................................S-36
Federal Income Tax Consequences............................................S-36
State Tax Consequences.....................................................S-36
ERISA Considerations.......................................................S-36
Legal Investment Considerations............................................S-38
Underwriting...............................................................S-38
Legal Matters..............................................................S-39
Ratings....................................................................S-39
Annex I...............................................................Annex I-1
                                   PROSPECTUS
Risk Factors..................................................................3
Description of the Securities.................................................6
The Trusts...................................................................10
Credit and Underwriting Guidelines...........................................16
Enhancement..................................................................16
The Seller...................................................................19
The Originator and Servicer..................................................19
Servicing of Loans...........................................................20
The Agreements...............................................................29
Legal Aspects of the Loans...................................................41
Legal Aspects of the Pooled Securities.......................................59
Use of Proceeds..............................................................59
Federal Income Tax Consequences..............................................60
State Tax Considerations....................................................109
ERISA Considerations........................................................109
Legal Investment............................................................114
Ratings.....................................................................114
Plan of Distribution........................................................114

Legal Matters................................................................115
Available Information........................................................115
Incorporation of Documents by Reference......................................115

                                    SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, read carefully this entire document and the accompanying prospectus.

THE TRUST

         Compass Receivables Asset Funding Trust 200_-_ will be created pursuant to a [trust agreement] between the seller and the owner trustee. The trust will own a pool of [home equity revolving credit line loans] including the outstanding balances as of the cut-off date and any additional outstanding balances generated under those credit line loans. The trust will issue the securities on [closing date].

THE SELLER

         Compass Asset Acceptance Company, L.L.C.
         15 South 20th Street
         Birmingham, Alabama  35233

         We refer you to "The Seller" in the prospectus.

THE ORIGINATOR AND SERVICER

         Compass Bank
         15 South 20th Street
         Birmingham, Alabama  35233

         We refer you to "The Originator and Servicer" in this prospectus supplement and to "The Originator" in the prospectus.

THE INDENTURE TRUSTEE

         [              ]

THE OWNER TRUSTEE

         [              ]

CUT-OFF DATE

         [Date]

TRUST PROPERTY

         The property of the trust will include:

         (i) a pool of [adjustable] [fixed] rate home equity loan revolving credit line loans made or to be made in the future under home equity revolving credit line loan agreements, and secured primarily by [second] [deeds of trust] [mortgages] on residential properties that are primarily one- to four-family properties. We sometimes refer to these credit line loans as mortgage loans or home equity lines of credit;

         (ii) payments on the mortgage loans received after the cut-off date;

         (iii) any additions to the loan balances of the mortgage loans during the life of the trust;

         (iv) property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure;

         (v) [rights of the seller under the purchase agreement by which the originator sells the mortgage loans to the seller. Under some circumstances, if the representations and warranties made by the originator about the mortgage loans are breached, then the originator will be obligated to repurchase those mortgage loans;]

         (vi) benefits under any hazard insurance policies covering the mortgaged properties;

         (vii)    amounts on deposit in certain accounts; and

         (viii)   all proceeds from the items above.

THE MORTGAGE LOANS

         On [the closing date], [______________], the trust will acquire a pool of mortgage loans. The information below is based on the pool of mortgage loans as it existed on the [cut-off date].

         (i)      number of mortgage loans: [________]

         (ii)     aggregate principal balance: $[_________]

         (iii)    principal balance range: $[___] to $[___]

         (iv)     average principal balance: $[______]

         (v)      loan rate range: [___]% to [___]%

         (vi)     weighted average loan rate: [____]%

         (vii)    credit limit utilization rate range: [___]% to [___]%

         (viii)   weighted average credit limit utilization rate: [____]%

         (ix)     weighted average combined loan-to-value ratio: [____]%

         We refer you to "The Originator" and "Description of the HELOCs."

DISTRIBUTIONS TO SECURITYHOLDERS

         You will be entitled to receive payments of interest each month. The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments on the mortgage loans. Each month the [servicer] [trustee] will calculate the amounts to be paid to the securityholders. If you hold a [note][certificate] on the day preceding a distribution date, or if the securities are no longer book-entry securities, the last day of the month preceding a distribution date, you will be entitled to receive payments on the distribution date in the next month. The distribution date will be the [____] day of each month or, if that day is not a business day, the next succeeding business day, starting on [__________] [__], [____].

INTEREST ACCRUAL PERIODS

         Interest for the first distribution date will accrue on the unpaid principal balance of the securities at the applicable rate from the closing date to the first distribution date. After the first distribution date, interest will accrue from and including the preceding distribution date to but excluding the current distribution date. [Interest will be calculated on the basis of the actual number of days in each interest accrual period divided by 360.]

APPLICATION OF COLLECTIONS

         On each distribution date, collections on the mortgage loans will be applied in the following order of priority:

         [(1)     to the servicer, the servicing fee;

         (2) as payment for the accrued interest due and any overdue accrued interest, with interest thereon;

         (3) as principal on the securities, the excess of principal collections over additional balances created during the preceding collection period. This amount will be allocated between the notes and certificates, pro rata, based on their respective principal balances;

         (4) as principal of the securities, payment for any amounts unrecoverable as losses on the mortgage loans;

         (5)      any remaining amounts to the originator.

FINAL SCHEDULED DISTRIBUTION DATE

         [Certificates], [______ 25, 20__]

         [Notes], [________ 25, 20__]

         We expect the actual final distribution date for each security will be significantly earlier than its final scheduled distribution date.

TERMINATION OF TRUST

         The trust will terminate on the distribution date following the earlier of (i) [_________________] and (ii) the final payment or other liquidation of the last mortgage loan in the trust.

CREDIT ENHANCEMENT

         Overcollateralization: On the closing date the aggregate principal balance of the mortgage loans will equal the aggregate principal balance of the [securities]. The interest payments on the mortgage loans are expected to exceed the amount of interest due and payable on the [securities]. This excess will be applied as principal payments to the [securities] then entitled to principal on that distribution date. This will result in a limited acceleration of principal payments on the [securities] relative to the amortization of the related mortgage loans, creating overcollateralization for the [securities]. Once the required level of overcollateralization is reached, the application of the excess interest payments will stop, until it is again needed to maintain the required level of overcollateralization.

         The level of required overcollateralization will increase and decrease over time. For example, an increase in the required level of overcollateralization will result if the delinquency or default experience on the mortgage loans exceeds set levels. In that event, amortization of the [securities] would be accelerated until the level of overcollateralization reaches its required level.

         We refer you to "[Description of the Securities--
[Overcollateralization]]" in this prospectus supplement for additional information.

OPTIONAL REPURCHASE

         On any distribution date after the principal balance is reduced to an amount less than or equal to $ [________], [5]% of the initial principal balance, the servicer will have the option of purchasing the mortgage loans.

         We refer you to "Description of the Securities--Optional Repurchase" in this prospectus supplement and "Description of the Securities--Optional Redemption, Purchase of Trust Assets or Securities, Termination of Trust" and "The Agreements--Termination" in the prospectus.

REGISTRATION OF SECURITIES

         We will issue the securities in book-entry form. You will hold your interests through a depository. While the [certificates/notes] are book-entry they will be registered in the name of the depository.

         Beneficial interests in these [certificates/notes] may be purchased in minimum denominations of [$__________] and integral multiples of [$__________].

         The circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement.

         We refer you to "Risk Factors-Consequences of Owning Book-Entry Securities."

[FEDERAL INCOME TAX CONSEQUENCES

         [In the opinion of Mayer, Brown, Rowe & Maw, for federal income tax purposes, the debt securities will be characterized as indebtedness, and the trust will not be characterized as an association, publicly traded partnership taxable as a corporation or as a taxable mortgage pool. Each holder of a security, by the acceptance of a security, will agree to treat the security as indebtedness and the trust as an owner trust for federal, state and local income and franchise tax purposes.]

         We refer you to "Federal Income Tax Consequences" and "State Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" and "State Tax Considerations" in the prospectus concerning the application of federal, state and local tax laws.]

ERISA CONSIDERATIONS

         [Subject to the considerations described under "ERISA Considerations" in this prospectus supplement and the prospectus, the securities may be sold or transferred to an employee benefit or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974 or to Section 4975 of the Internal Revenue Code of 1986.] [Subject to the considerations described under "ERISA Considerations" in this prospectus supplement and the prospectus, the securities may not be sold or transferred to an employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986.]

         We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

RATINGS
         Before the securities can be issued, [the trust] must obtain a rating on the securities of:

        Class                               Rating Agency
        -----                           -----------------------
                                        [        ]   [        ]

        [certificates]                  [        ]   [        ]

        [notes]                         [        ]   [        ]

         The ratings obtained for the securities address credit risk. When evaluating credit risk, the rating agencies evaluate the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the mortgage loans. Prepayments affect the timing of payments to you, such that your actual return could differ substantially from your anticipated return on your investment.

         We refer you to "Ratings" and "Risk Factors--Rating of the Securities Does Not Assure Payment" in the prospectus.

                                  RISK FACTORS

CONSEQUENCES OF OWNING BOOK-ENTRY SECURITIES

         Limit on Liquidity of Securities. Issuance of the securities in book-entry form may reduce the liquidity of the securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical securities.

         Limit on Ability to Transfer or Pledge. Since transactions in the securities can be effected only through DTC, Clearstream, Euroclear, participating organizations, indirect participants and banks, your ability to pledge your security to persons or entities that do not participate in the DTC, Clearstream or Euroclear system or otherwise to take actions in respect of the securities, may be limited due to lack of a physical security representing the securities.

         Delays in Distributions. As a beneficial owner, you may experience some delay in your receipt of distributions of interest on and principal of your securities since distributions will be forwarded by the trustee to DTC and DTC will credit distributions to the accounts of its participants which will credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

         We refer you to "Description of the Securities--Book-Entry Securities."

CASH FLOW LIMITED IN EARLY YEARS OF MORTGAGE LOANS

         During the draw down period under the related credit line agreements, borrowers generally are not required to make monthly payments of principal, although minimum payments will at least equal and may exceed accrued interest. As a result, collections on mortgage loans may vary. As of the cut-off date, the weighted average remaining draw down period by outstanding principal balance is [___] months. [ [____]% of the mortgage loans by outstanding principal balance as of the cut-off date may permit the related borrowers to extend their draw down periods for one or two additional five year terms.] Collections on the mortgage loans may also vary due to seasonal purchasing and payment habits of borrowers. As a result, there may be limited collections available to make payments to you.

LIMITED INFORMATION REGARDING PREPAYMENT HISTORY

         All of the mortgage loans may be prepaid in whole or in part at any time. Home equity loans have been originated in significant volume only during the past few years and neither the originator nor the servicer is aware of any publicly available studies or statistics on the rate of prepayment of home equity loans. Home equity loans usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the mortgage loans contain due-on-sale provisions which may affect the rate of prepayment.

         We refer you to "Maturity and Prepayment Considerations."

SERVICER'S ABILITY TO CHANGE THE TERMS OF THE MORTGAGE LOANS

         The servicer may agree to changes in the terms of a mortgage loan, provided that the changes (i) do not adversely affect the interest of the holders, and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the mortgage loans.

         [In addition, the servicer may, subject to some limitations, increase the credit limit of a mortgage loan, reduce the loan rate of a mortgage loan or consent to the placing of another lien senior to that of the mortgage loan. Increasing the credit limit and consenting to the placing of another lien senior to that of the mortgage loan may increase the combined loan-to-value ratio of that mortgage loan and, accordingly, may increase the risk of owning the mortgage loan. Reducing the loan rate of a mortgage loan will reduce the cash flow available to absorb losses.]

[DELINQUENT MORTGAGE LOANS INCLUDED IN TRUST PROPERTY MAY BE MORE LIKELY TO DEFAULT THAN NON-DELINQUENT MORTGAGE LOANS

         The trust will include mortgage loans which are up to [___] days delinquent. As of the cut-off date, the aggregate loan balance of the delinquent mortgage loans was $[__________]. [In addition, the mortgage loans in all likelihood include obligations of borrowers who are or are about to become bankrupt or insolvent.] If there are not sufficient funds from interest collections to cover the realized losses for any collection period, the [certificate] [note] principal balance will be reduced which, unless otherwise later reimbursed, will result in a loss to you.]

[INTEREST PAYABLE ON THE SECURITIES AND INTEREST PAYABLE ON THE MORTGAGE LOANS DIFFER

         Interest payable on the mortgage loans may be insufficient to pay interest on the securities. Interest payable on the securities will accrue at a [variable] rate [based on LIBOR]. Interest payable on the mortgage loans will accrue at a [variable] rate based on the [prime] rate plus a designated margin [or, at a fixed rate]. LIBOR and the prime rate may not respond to the same economic factors and there is no necessary correlation between them. If the spread between LIBOR and the prime rate [or fixed rate] is reduced or eliminated, the interest payable on the securities also may be reduced. In addition, the weighted average life of the securities may be affected. If that happens, the value of your securities may be temporarily or permanently reduced.]

[GEOGRAPHIC CONCENTRATION INCREASES RISK THAT CERTIFICATE YIELDS CAN BE IMPAIRED

         The concentration of the related mortgaged properties in one or more geographic regions may increase the risk of loss to your securities. The mortgaged properties relating to the mortgage loans are located in [____________]. However, [___]% of the mortgaged properties, by principal balance as of the cut-off date, are located in [INSERT STATES]. If these states experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the mortgage loans may experience higher rates of delinquencies and foreclosures than would otherwise be the case. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances, such as riots.]

THE FDIC HAS SPECIAL POWERS UNDER BANKING LAWS TO TAKE ACTIONS DURING THE INSOLVENCY OF COMPASS BANK, THE ORIGINATOR AND SERVICER.

         The mortgage loans were originated or acquired by Compass Bank, an Alabama state banking corporation, whose deposits are insured by the Federal Deposit Insurance Corporation, or FDIC. If the FDIC were appointed as a conservator or receiver for Compass Bank, as originator or servicer, it would have the power to repudiate contracts determined by it to be burdensome. Claims for repudiated obligations may be limited to actual, direct compensatory damages determined as of the date of the appointments of the FDIC as conservator or receiver. The FDIC might seek to avoid the transfer of loans from Compass Bank to the seller and any other obligations of Compass Bank. Therefore, in order to provide additional protection to the noteholders, [the transfer of the loans by Compass Bank will be structured to qualify for a rule issued by the FDIC that is intended to restrict the power of the FDIC to avoid transfers by banks in the context of certain securitizations]. [Compass Bank has granted a security interest in the loans in favor of the indenture trustee. Under certain circumstances, the FDIC may avoid such security interest and any other obligations of Compass Bank. In addition, claims against the FDIC may not be enforceable unless certain requirements are met. Assuming that such security interest is not avoided and the conditions to a valid claim against the FDIC are satisfied, payments to the indenture trustee with respect to the loans transferred by Compass Bank (up to the amount of actual, direct compensatory damages), should not be subject to recovery by the FDIC as conservator or receiver of Compass Bank.]

         If the FDIC were appointed as a conservator or receiver of Compass Bank, as servicer, the conservator or receiver may have the power to prevent the indenture trustee or noteholders from appointing a successor servicer or to direct Compass Bank to stop servicing the receivables. See "The
Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement" in the prospectus.

         However, if Compass Bank were to become subject to a conservatorship or receivership, or a conservatorship or receivership proceeding were to be commenced involving Compass Bank, you may experience delays in payments or possibly reductions in payments on the securities, you may not have a claim for interest accrued or damages or losses after the date of the appointment of the FDIC as conservator or receiver, and there may be uncertainty as to whether any claim against the FDIC would be measured by the fair market value of the obligations repudiated by the FDIC on the date of repudiation.

         In addition, the appointment of a receiver or conservator could result in administrative expenses of the receiver or conservator having priority over the interest of the indenture trustee in the loans.

         So long as Compass Bank or one of its affiliates is the servicer, Compass Bank will maintain possession of the documentation relating to each mortgage and no assignment of any mortgage is required to be recorded in the name of the trustee, unless Compass Bank's long-term debt rating is reduced below [describe]. Within 30 days of such reduction in rating, Compass Bank is required to deliver the mortgage documents to the trustee and to either record the assignments or deliver a legal opinion to the effect that recordation of the assignments is not necessary in order to perfect the interest of the trust in the mortgages. Prior to delivery and recording, the interest of the trustee in the mortgages, the mortgage notes and any proceeds from the mortgage loans may be subject to the claims of creditors or to sale to a third party, as well as to the FDIC as a receiver or conservator in the event of the insolvency of Compass Bank.

         In an insolvency proceeding of Compass Bank, if the mortgage notes have not been delivered to the trustee and the mortgages have not been assigned of record in the real property recording office to the trustee, the trust may be a general unsecured creditor of Compass Bank. If the trust were determined to be a general unsecured creditor of Compass Bank, the mortgages, the mortgage notes and the proceeds from their sale would not be available to make payments on the securities.

         For a more detailed discussion of the above, see "Legal Aspects of the Loans--Matters Relating to the Federal Deposit Insurance Corporation ("FDIC")" in the prospectus.

[SERVICER DOES NOT MONITOR PAYMENT OF TAXES

         Although the mortgage loans may require that each borrower pay all property taxes on the related mortgaged property, the servicer has no obligation to monitor the payment of property taxes. If a borrower is delinquent in paying property taxes, a lien may be placed on the mortgaged property which would be senior in priority to the mortgage securing the related mortgage note. After any tax sale, the delinquent property taxes would be paid first out of any liquidation proceeds, and the remaining funds may be insufficient to satisfy the mortgage loan and any senior mortgage loan.]

FORWARD-LOOKING STATEMENTS

         Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected or historical results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences, competition in the home equity lending market and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what has happened in the past or what we predict in our forward-looking statements.

                                    THE TRUST

GENERAL

         Compass Receivables Asset Funding Trust [___________] is a common law trust formed under the laws of the State of New York by the trust agreement, dated as of [____], between Compass Asset Acceptance Company, L.L.C., the seller, and [the owner trustee] for the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than (1) acquiring, holding and managing the trust property described below, (2) issuing the notes and the certificates, (3) making payments on the notes and the certificates and (4) engaging in other activities that are necessary, suitable or convenient to accomplish these purposes.

         The property of the trust will consist of:

         (i) each of the home equity lines of credit or "helocs" that are transferred by the seller to the trust;

         (ii)     collections on the helocs received after the cut-off date;

         (iii) the outstanding balances as of the cut-off date and any additional balances generated under those helocs;

         (iv) mortgaged properties relating to the helocs that are acquired by foreclosure or deed in lieu of foreclosure;

         (v) [the collection account and] the distribution account, excluding, in each case, net earnings thereon;

         (vi) an assignment of the seller's rights under the purchase agreement, including all rights of the seller to purchase any additions to the loan balances of the helocs;

         (vii) benefits under any hazard insurance policies covering the mortgaged properties; and

         (viii)   all proceeds from the items above.

         The trust's principal offices are in [_____________], in care of [________________________], as owner trustee, at [________________].

                                   THE SELLER

         Compass Asset Acceptance Company, L.L.C., the seller, a wholly-owned subsidiary of Compass Bank, was formed as a limited liability company under the laws of the State of Delaware on June 17, 2002. The company was organized solely for the limited purpose of acquiring receivables and loans and associated rights, issuing securities and engaging in related transactions. The company's limited liability company agreement limits the activities of the company to the foregoing purposes and to any activities incidental to and necessary for these purposes.

The principal executive offices of the seller are located at 15 South 20th Street, Birmingham, Alabama 35233, telephone (205) 297-3000.

                           THE ORIGINATOR AND SERVICER

         Compass Bank, in its capacity as originator and underwriter, will be responsible for originating and underwriting the mortgage loans, and in its capacity as servicer will be responsible for servicing the mortgage loans in accordance with the terms of the pooling and servicing agreement. See "--Servicing and Collection Procedures" below and "The Originator" in the prospectus.

CREDIT AND UNDERWRITING GUIDELINES

         The following is a description of the underwriting guidelines customarily employed by the originator with respect to home equity loans, which it originates. Each home equity loan originated by the originator was underwritten according to these guidelines. Home equity loans acquired by the originator from third parties through bulk purchase or flow purchase arrangements and home equity loans acquired by the originator through the acquisition of other financial institutions, will not have been underwritten in accordance with the originator's underwriting guidelines. The underwriting guidelines used to originate these home equity loans may differ substantially from the originator's home equity guidelines.

         The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property securing the loan.

         The originator generally originates home equity loans that fully amortize over a period not to exceed 300 months. The home equity loan amounts generally range from $10,000 to $800,000, unless a higher amount is specifically approved by a senior official of the originator. The originator primarily originates non-purchase money first lien or second lien home equity loans and purchase money second lien home equity loans.

         The originator primarily originates home equity loans through the following channels:

         -        the originator's retail branch network;

         - direct solicitation efforts initiated on the originator's behalf by third party vendors;

         - referrals from contractors, realtors, first mortgage lenders or other similar third parties; and

         -        the originator's internet website.

Each loan originated by the originator is closed in person by the originator's employees or by a third party engaged to close loans on behalf of the originator.

         The originator may also originate loans through its professional association banking officers, who serve professional customers of the bank such as physicians and attorneys, and through its commercial banking officers, who may process a loan request from a principal of a business or enterprise that they serve on behalf of the originator. Loans made through these banking officers may not be underwritten in accordance with the same underwriting guidelines used to originate loans sourced through the originator's other origination channels.

         Borrowers with strong credit profiles are the focus of the originator's origination programs. A credit report by an independent credit reporting agency is required reflecting the borrower's complete credit history. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar adverse credit events that may be discovered by a search of public records. If the report is obtained more than 60 days prior to the home equity loan closing, the originator will determine that the reported information has not changed. First mortgage balances are verified by the credit report or a recent statement from the mortgagor if it is held by a financial institution. If the first mortgage is held by an individual, the first mortgage balance is verified by written confirmation.

         In addition to reviewing the borrower's credit report, the originator also obtains a repayment probability score for each borrower. This score is generated by a repayment behavior model purchased from a third party vendor, and is based on information from the borrower's credit report. This score, along with the credit score processed by the credit bureau that generated the borrower's credit report, are plotted on a matrix that determines the overall strength of the borrower's credit profile. This matrix assigns a credit grade to each borrower, which ranges from "A" for borrowers with the strongest credit profiles to "F" for borrowers with the weakest credit profiles.

         Depending on the borrower's credit grade and other factors such as the size of the loan request, the value of the collateral and amount of any senior liens, the borrower's loan request may be automatically accepted or rejected without further review by a loan underwriter. Loan requests from borrowers with credit grades below "C" are automatically rejected. Borrowers with credit grades of "A" may be automatically accepted depending on the size of the loan request, the value of the collateral and the amount of any senior liens. All other loan requests are approved or declined by a loan underwriter based on the originator's standardized underwriting guidelines. In certain cases, these guidelines may be overridden with the prior approval of an underwriting officer having appropriate authority. Reasons for overriding the standard underwriting guidelines may include, but are not limited to, disposable income, net worth, funds on deposit with the originator and favorable loan-to-value ratios.

         The credit grade of a borrower determines whether or not the originator will grant the borrower's loan request, but does not determine the interest rate of the borrower's loan. The originator's standard home equity loan rate will be adjusted upward or downward for factors such as the size of the loan, the value of the collateral, the amount of any senior liens, the maturity of the loan and whether the borrower elects to make its loan payments through an automatic withdrawal from its checking or savings account.

         In order for a loan request to be approved, the borrower's total monthly obligations (which include principal and interest on each mortgage loan, other loans, charge accounts and all other scheduled indebtedness) generally cannot exceed 50% of the borrower's gross monthly income. However, for borrowers with strong credit profiles, the threshold debt-to-income ratio can be higher. Verification of income is only completed on self-employed borrowers or when other, non-salary sources are listed, unless the originator has reason to believe that the stated income is questionable.

         The homes used for collateral to secure the loans may be either primary residential homes (which includes second and vacation homes), condominiums or townhouses. Generally, each property proposed as security for a home equity loan must have a minimum appraised value. For loan requests up to $50,000 by borrowers with the strongest credit profiles ("A" grade borrowers) and up to $25,000 by borrowers with credit profiles one level below borrowers with the strongest credit profiles ("B" grade borrowers), an alternative valuation product may be used to determine the value of the mortgaged property. A drive-by appraisal may also be used in circumstances where an accurate property value cannot be obtained by using an alternative valuation product. For borrowers with weaker credit profiles ("C" grade and below) and for loan requests that exceed the originator's thresholds for borrowers with stronger credit profiles, a full appraisal is obtained from a licensed independent appraiser. The appraisal will be either completed or reviewed by one of the originator's approved appraisers.

         In order for a loan request to be approved, the combined loan-to-value ratio of first and second mortgages generally may not exceed 100%. A property report (owners and encumbrances) is obtained for requests from $50,000 to $100,000. A full title search with title insurance is required for a request in excess of $100,000 or in a first lien position. If a prior mortgage exists, the originator first reviews the terms of the first mortgage. If it contains open-end, advance or negative amortization provisions, the request is declined. On loan requests of $50,000 or less by borrowers with strong credit profiles, the originator may purchase a lien replacement policy and does not review the terms of the first mortgage for the related mortgage properties other than those located in Texas.

         Once a borrower's loan request has been approved, a closing date is scheduled and the originator's consumer loan center generates a complete set of loan documents to be executed by the borrower. If the closing date for a loan changes, the consumer loan center will generate a new set of loan documents with the correct closing date. Once the loan documents are executed, they are returned by the loan closer to the consumer loan center for processing. No advance will be made until the consumer loan center confirms receipt of a fully executed promissory note for the correct loan amount. The consumer loan center will send the original mortgage to the applicable county recorder for recording as soon as it is received from the loan closer together with the other closing documents. Home equity loan requests for up to $100,000 and in a second lien position require that proof of adequate hazard insurance be obtained prior to closing. At closing the borrower is required to sign an agreement obligating it to obtain a hazard insurance policy for the required coverage amount. This policy must name the originator as the loss payee.

         The originator's credit and underwriting guidelines require that any major deferred maintenance on any real property must be cured from the proceeds of the home equity loan. In the case of deferred maintenance that would render the property unmarketable, the request is declined.

SERVICING AND COLLECTION PROCEDURES

         The following is a description of the servicing policies and procedures customarily and currently employed by the servicer with respect to the portion of its mortgage loan portfolio which it services. The servicer revises such policies and procedures from time to time, based upon its business judgment, in connection with changes in economic and market conditions, the mortgage loan portfolio and applicable laws and regulations.

         Servicing of the servicer's mortgage loan portfolio is conducted through its principal office in Birmingham, Alabama. The servicer has established centralized controls and standards for the servicing and collection of mortgage loans in its portfolio. Servicing includes, but is not limited to, post-closing loan processing, loan system booking, documentation review and follow-up, documentation image archive, file room operations, payment processing, paid loan processing, customer service, collections and liquidations.

         Borrowers are issued coupon books in advance of the date on which payments are due unless the borrower requests a monthly billing statement or elects to have its monthly payments automatically withdrawn from its checking or savings account. The servicer's collection policy emphasizes working with borrowers in default in an effort to bring payments current and to avoid foreclosures. If timely payment is not received, the loan is turned over to the collections department within six days of the due date to pursue collection of any delinquent amounts. Initial collection efforts are conducted by the servicer's early stage collections department. Initial collection procedures initiated by the early stage collections department involve sending borrowers a past due notice when their loan becomes 11 days delinquent and attempting to contact the borrower by telephone, on a two-day call schedule to make payment arrangements. The early stage collections department continues to make telephone contacts on that schedule until the loan is brought current, other payment arrangements are made or the servicer determines to take other action. When a loan is 45 days delinquent, or in many cases sooner if the collection efforts of the early stage collections department are unsuccessful, the collection of the loan will be turned over to the mid-stage collections department. The mid-stage collections department continues to pursue collection of the loan until no later than the sixtieth day of delinquency at which point the loan is turned over to the late stage collections department.

         For loans that have been outstanding for at least nine months, the servicer may grant loan extensions as a loss mitigation strategy, but generally will do so only if the borrower has demonstrated a willingness and ability to pay by making the equivalent of a monthly payment for at least three consecutive months. If a loan extension is granted, the delinquent payments are added to the end of the loan term and the loan is treated as being current. In general, the servicer will not grant more than two extensions during the life of any loan and no more than one extension during any twelve month period.

         The late stage collections department continues to pursue collection of the delinquent loan while also developing strategies to mitigate potential loss. A standard form demand letter from the servicer is utilized to encourage payment. This letter sets forth the servicer's collections options as well as the borrower's options for curing the delinquency.

         Foreclosure and liquidation of mortgaged properties securing defaulted loans are handled by the late stage collections department. Regulations and practices regarding the liquidation of properties and the rights of the borrower in default vary significantly from state to state. The servicer will decide that liquidation is the appropriate course of action only if a delinquency cannot otherwise be cured. Generally, the servicer commences foreclosure proceedings when a loan becomes 90 days delinquent. If the servicer determines that purchasing a property securing a mortgage loan will minimize the associated loss, the servicer may bid at the foreclosure sale for such property or may accept a deed in lieu of foreclosure.

         Any realization from the sale of foreclosed property is applied against the outstanding loan balance. After the servicer acquires title to a mortgaged property by foreclosure or deed in lieu of foreclosure, an approved realtor is selected to list and advertise the property for sale. To the extent permitted by state law, the servicer will pursue a deficiency judgment against the borrower if the proceeds from the sale of the foreclosed mortgaged property are insufficient to fully repay the outstanding defaulted loan.

         The servicer's foreclosure on property securing a junior mortgage loan will be subject to any senior mortgages. If any senior mortgage loan is in default after the servicer has initiated its foreclosure action with respect to the second mortgage, the servicer may advance funds to keep such senior mortgage loan current until such time as the servicer satisfies such senior mortgage loan. Such amounts are added to the balance of the junior mortgage loan. In the event that foreclosure proceedings have been instituted on any senior mortgage prior to the initiation of the servicer's foreclosure action, the servicer will either satisfy the senior mortgage loan at the time of the foreclosure sale or take other action to protect its interest in the related property.

         The servicer's standard policy is to charge-off loans at the earlier to occur of (i) 120 days of delinquency or (ii) the date on which the servicer determines that it has made all possible recoveries from the borrower and the collateral.

DELINQUENCY EXPERIENCE

         The following table sets forth Compass Bank's delinquency experience on its servicing portfolio of HELOCs similar to the loans for the period indicated.



                          HELOC DELINQUENCY EXPERIENCE

                                                        YEAR ENDED DECEMBER 31,
                                ----------------------------------------------------------------------
                                                                                           MARCH 31,
                                    1998          1999          2000          2001           2002
                                ------------- ------------- ------------- -------------- -------------
Number of HELOCs
   managed......................


Aggregate principal
   balance of HELOCs
   managed......................$___________  $___________  $___________   $___________  $___________
Contractually delinquent
   principal balances of the
   HELOCs managed
   30-59 days...................$___________  $___________  $___________   $___________  $___________
   60-89 days...................$___________  $___________  $___________   $___________  $___________
   90 days or more..............$___________  $___________  $___________   $___________  $___________
Principal balance of HELOCs
   managed 90 days or more
   past due as a percentage
of the
   aggregate principal balance
   of the HELOCs managed........           %             %             %              %             %

         In the foregoing table, "HELOCs managed" includes HELOCs owned and serviced with limited recourse and "contractually delinquent principal balances of the HELOCs managed" includes REO HELOCs.

                              HELOC LOSS EXPERIENCE

                                                        YEAR ENDED DECEMBER 31,
                                ----------------------------------------------------------------------
                                                                                           MARCH 31,
                                    1998          1999          2000          2001           2002
                                ------------- ------------- ------------- -------------- -------------
Number of HELOCs
   managed......................
Average principal balance
   of HELOCs
   managed...................... $___________  $___________   $___________  $___________  $___________
Gross charge-offs............... $___________  $___________   $___________  $___________  $___________
Ratio of gross charge-offs to
   average principal balance
   of HELOCs managed............            %             %              %             %             %

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The sale and servicing agreement, except as otherwise described in this prospectus supplement, provides that the [note][certificate]holders will be entitled to receive on each distribution date distributions of principal collections, in the amounts described in this prospectus supplement, until the related principal balance is reduced to zero.

         As described in this prospectus supplement, the actual maturity of the [notes][certificates] will depend in part on the receipt of principal on the HELOCs or the amounts realized on liquidation of defaulted HELOCs, which will result in principal payments on the [notes][certificates]. All of the HELOCs may be prepaid in full or in part at any time. [Any HELOC originated in [________], [__________] or [________] is subject to an early termination fee if it is prepaid in full within the first [three] years of its origination date.] The early termination fee [is $____] [may vary]. [We are not aware of any statistics available on whether early termination fees actually discourage prepayment.]

         We are not aware of any publicly generated studies or statistics available on the rate of prepayment of loans such as the HELOCs. Generally, HELOCs are not viewed by mortgagors as permanent financing. Accordingly, HELOCs may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, changes in the deductability of interest payments on HELOCs for federal income tax purposes, prevailing interest rates, the availability of alternative financing and homeowner mobility.

         In addition, the trust's prepayment experience and the rate at which the [notes][certificates] amortize will be affected by any repurchases of HELOCs by the servicer pursuant to the sale and servicing agreement. [Substantially all of the HELOCs contain due-on-sale provisions, and the servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property to assume the HELOC.] To the extent permitted by applicable law, such assumption will not release the original borrower from its obligations under the HELOC. The enforcement of the due-on-sale provision will have the same effect as a prepayment of the related HELOC.

         Collections on the HELOCs may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and fees. In addition, borrowers may fail to make scheduled payments. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. Accordingly, there may be times, especially during the years that a substantial percentage of HELOCs are in the draw period, that very little is distributed on the securities in respect of principal.

         No assurance can be given as to the level of prepayments that will be experienced by the trust and it can be expected that a portion of borrowers will not prepay their HELOCs to any significant degree.

                            DESCRIPTION OF THE HELOCS

GENERAL

         The HELOCs in the trust were originated under loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, most of which are second mortgages or second deeds of trust, on mortgaged properties. The mortgaged properties securing the HELOCs consist primarily of residential properties that are one- to four-family properties. [All] of the mortgaged properties are owner occupied. The HELOCs were underwritten in accordance with the standards described under "Compass Bank" in this prospectus supplement.

         The pool of HELOCs consists of approximately [_________] HELOCs with an aggregate cut-off date pool balance of $[___________]. As of the cut-off date, each HELOC had a loan rate of at least [____]% per annum. The average cut-off date principal balance was $[_______], the minimum cut-off date principal balance was zero, the maximum cut-off date principal balance was $[_________], the minimum loan rate and the maximum loan rate on the cut-off date were [____]% and [____]% per annum, respectively, and the weighted average loan rate on the cut-off date was [____]% per annum. As of the cut-off date, the weighted average credit limit utilization rate was [____]%, the minimum credit limit utilization rate was zero and the maximum credit limit utilization rate was [____]%. The credit limit utilization rate is determined by dividing the cut-off date principal balance of a HELOC by the credit limit of the related Credit Line Agreement. The weighted average combined loan-to-value ratio of the HELOCs was [____]% as of the cut-off date and the weighted average junior mortgage ratio was approximately [____]%.

         Approximately [____]% of the HELOCs were secured by a first mortgage on the related mortgaged property and [____]% of the HELOCs were secured by junior liens. No HELOC had a combined loan-to-value ratio greater than [____]%.

         As of the cut-off date, no HELOC was delinquent [____] days or more.

HELOC POOL STATISTICS

         The seller has compiled the following additional information as of the cut-off date with respect to the HELOCs to be included in the trust.

                          [INSERT TABULAR INFORMATION]

HELOC TERMS

         The general terms of the HELOCs are described under ["Compass Bank, Home Equity Lines of Credit"] in this prospectus supplement.

         [A borrower may make a draw under the HELOC, from time to time, by using special checks or other means provided to the borrower. The draws will be funded by the originator.]

         [Minimum monthly payments may be required to be made during the draw period, but these payments will not be sufficient to fully amortize the HELOC during the draw period. Borrowers may exceed their monthly payment without penalty and the excess funds will be deposited into an account and used towards the repayment of the principal balance. Other fees, including the annual membership fees and late payment charges, may vary by state.]

         [The borrower's right to make a draw under a HELOC may be suspended or terminated or the borrower may be required to pay the entire balance due plus all other accrued but unpaid charges immediately, if:

         (i) the borrower fails to make any required payment by the due date;

         (ii) the total outstanding principal balance including all charges payable exceeds the credit limit;

         (iii) the borrower made any statement or signature on any document which is fraudulent or contained a material misrepresentation;

         (iv)     the borrower dies or becomes incompetent;

         (v)      the borrower becomes bankrupt or insolvent;

         (vi) the borrower becomes subject to any judgment, lien, attachment or execution is issued against the mortgaged property;

         (vii) the borrower fails to obtain and maintain required property insurance;

         (viii) the borrower sells or transfers the mortgaged property or does not maintain the property; and

         (ix) the borrower takes any action or fails to take action and such action or inaction adversely affects the originator's security for the HELOC or any right of the originator in such security.]

         [In addition, the borrower's right to make a draw under a HELOC may be suspended or a borrower's credit limit may be reduced, if:

         (x) the value of the mortgaged property decreases significantly below the appraised value for purposes of the loan;

         (xi) the borrower is in default of any material obligation under the HELOC;

         (xii) government action adversely affects the originator's lien priority;

         (xiii) a regulatory agency has notified the originator that continued advances would constitute an unsafe and unsound practice;

         (xiv) government action precludes the originator from imposing the loan rate provided by the HELOC; and

         (xv) the originator reasonably believes that the borrower will be unable to fulfill the repayment obligations because of a material change in the borrower's financial circumstances.]

         The credit limits may also be increased upon completion of a satisfactory underwriting review.

         The billing statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided to the borrower with the billing statements. The payment due dates for the HELOCs vary throughout the month.

         Interest accrued each month with respect to each HELOC adjusts based on the index which is the prime rate published in [The Wall Street Journal] for the day that the loan resets. If more than one prime rate is published, the highest rate will be used. The weighted average gross margin for the HELOCs as of the cut-off date was [__%]. All of the HELOCs are subject to a maximum loan rate specified in the Credit Line Agreements.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         [With respect to each Collection Period, other than the first Collection Period, the servicing compensation to be paid to the servicer in respect of its servicing activities relating to the HELOCs, the servicing fee, will be paid from interest collections in respect of the HELOCs and will be equal to [____]% per annum, the servicing fee rate, multiplied by the sum of the outstanding principal balance of each HELOC as of the first day of each Collection Period. [The servicing fee will be calculated on the basis of the actual number of days in each interest accrual period and a 360-day year.] With respect to the first Collection Period, the servicer will receive from interest collections in respect of the HELOCs [______] of the amount calculated in the preceding sentence. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation.

         With respect to each distribution date, the "Collection Period" is the prior calendar month.

         The servicer will pay ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the sale and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustees, any custodian appointed by the trustees, the registrar and any paying agent. In addition, the servicer will be entitled to reimbursement for expenses incurred by it in connection with defaulted HELOCs and in connection with the restoration of mortgaged properties related to defaulted HELOCs. The servicer's right of reimbursement is senior to the rights of holders of the securities to receive any proceeds from the liquidation of the related mortgaged property.]

ASSIGNMENT OF HELOCS

         At the time of issuance of the securities, the originator will sell to the seller and the seller will transfer to the trust all of its right, title and interest in and to each HELOC, including its right to purchase from the originator any additional balances arising in the future, related Credit Line Agreements, mortgages and other related documents, including all collections received on or with respect to each HELOC on or after the cut-off date. The trust, concurrently with the transfer, will deliver the securities. Each HELOC transferred to the trust will be identified on a mortgage loan schedule delivered to the owner trustee. The mortgage loan schedule will include information including the principal balance as of the cut-off date for each HELOC, as well as information with respect to the loan rate.

         [The sale and servicing agreement will require within 30 days of a reduction in the rating of the originator's [debt] below [_________] that the originator deliver to the [indenture] trustee the HELOCs endorsed in blank and the related documents. In lieu of delivery of original mortgages, the originator may deliver true and correct copies of original mortgages which have been certified as to authenticity by the appropriate county recording office where the mortgage is recorded.

         Under the terms of the sale and servicing agreement, at the same time that the HELOCs are required to be delivered after a reduction in the originator's debt rating, the originator will be required to prepare and record assignments of the mortgages related to each HELOC in favor of the owner trustee, unless opinions of counsel satisfactory to the rating agencies are delivered to the [indenture] trustee to the effect that recordation of the assignments is not required in the relevant jurisdictions to protect the interests of the trust in the HELOCs.

         Within [_________] days of the date on which the HELOCs are delivered, the [indenture] trustee will review the HELOCs and the related documents and if any HELOC or related document is found to be defective in any material respect and the defect is not cured within [_________] days following notification of the defect to the originator and the seller by the [indenture] trustee, the originator will be obligated to [repurchase the HELOC and to deposit the Repurchase Price (as defined below) into the collection account. Upon retransfer, the principal balance of the HELOC will be deducted from the pool balance. In lieu of any repurchase, the originator may substitute one or more Eligible Substitute HELOCs (as defined below). Any repurchase or substitution will be considered a payment in full of the defective HELOC. The obligation of the originator to accept a retransfer of a defective HELOC is the sole remedy regarding any defects in the HELOCs and related documents available to the owner trustee or the holders.

         With respect to any HELOC, the "Repurchase Price" is equal to the principal balance of the HELOC at the time of any transfer described above plus accrued and unpaid interest to the date of repurchase.]

         [An "Eligible Substitute HELOC" is a HELOC substituted by the originator for a defective HELOC which must, on the date of the substitution:

         (xvi) have a principal balance, or in the case of a substitution of more than one heloc for a defective heloc, an aggregate principal balance, not [____]% more and not [____]% less than the principal balance relating to the defective heloc;

         (xvii) have a loan rate not less than the loan rate of the defective heloc and not more than [____]% in excess of the loan rate of the defective heloc;

         (xviii) have a loan rate based on the same index with adjustments to the loan rate made on the same interest rate adjustment date as that of the defective heloc;

         (xix) have a margin that is not less than the margin of the defective heloc and not more than [_____] basis points higher than the margin for the defective heloc;

         (xx) have a mortgage of the same or higher level of priority as the mortgage relating to the defective heloc;

         (xxi) have a remaining term to maturity not more than [____] months earlier and not later than the remaining term to maturity of the defective heloc;

         (xxii) comply with each representation and warranty as to the helocs set forth in the sale and servicing agreement, deemed to be made as of the date of substitution; and

         (xxiii) satisfy other conditions specified in the sale and servicing agreement.

         To the extent the principal balance of an Eligible Substitute HELOC is less than the principal balance of the related defective HELOC, the originator will be required to make a deposit to the collection account equal to the difference (each, a "Substitution Adjustment Amount").]

         [The originator will make representations and warranties as to the accuracy in all material respects of information furnished to the [indenture] trustee with respect to each HELOC. In addition, the originator will represent and warrant, on the closing date, that, among other things: (1) at the time of transfer to the originator, the originator has transferred or assigned all of its right, title and interest in each HELOC and the related documents, free of any lien, subject to exceptions; and (2) each HELOC was generated under a Credit Line Agreement that complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any representation and warranty which materially and adversely affects the interests of the holders in a HELOC, the originator will have a period of [____] days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the [____]-day period, the originator will be obligated to repurchase or substitute the defective HELOC from the trust. The same procedure and limitations that are set forth above for the repurchase or substitution of defective HELOCs will apply to the retransfer of a HELOC that is required to be repurchased or substituted because of a breach of a representation or warranty in the purchase agreement that materially and adversely affects the interests of the holders.]

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The notes will be issued under an indenture dated as of [___________], [____], between the trust and [_______________], as indenture trustee. The certificates will be issued under a trust agreement dated as of [______________], [____], by and between the seller and [______________], as owner trustee. The following summaries describe provisions of the securities, indenture and trust agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. As used in this prospectus supplement, agreement shall mean either the trust agreement or the indenture, as the context requires.

         The securities will be issued in fully registered, certificated form only. The securities will be freely transferable and exchangeable at the corporate trust office of the owner trustee, with respect to the certificates or the indenture trustee with respect to the notes.

BOOK-ENTRY SECURITIES

         The [securities] will be in book-entry form. Persons acquiring beneficial ownership interests in the [securities], or beneficial owners, will hold their [securities] through DTC in the

United States, or Clearstream or Euroclear in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.

         The book-entry [securities] will initially be registered in the name of Cede & Co., the nominee of DTC. Unless and until definitive [securities] are issued, it is anticipated that the only [security]holder under the [indenture] will be Cede & Co., as nominee of DTC. Beneficial owners will not be [security]holders as that term is used in the [indenture]. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         The Depository Trust Company, "DTC", is a New York chartered limited purpose trust company. Clearstream Banking, societe anonyme, "Clearstream", is a professional depository incorporated in Luxembourg and subject to regulation by the Luxembourg Monetary Institute. The Euroclear System, "Euroclear", was created in 1968 by the Belgium office of the Morgan Guaranty Trust Company of New York and is operated by Euroclear Bank S.A./N.V. Each of these depositories was created for the purpose of holding securities for its participants and facilitating the clearance and settlement of securities transactions through electronic book-entry notations.

         The beneficial owner's ownership of a book-entry [security] will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of that book-entry [security] will be recorded on the records of the applicable depository, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a participant of DTC, and the records of Clearstream or Euroclear, as appropriate.

         Payments on the [securities] and transfers of the securities take place through book-entry notations. The [indenture][owner] trustee makes payments to the holding depository, which in turn makes payments to its participants. The participants will then, in turn, credit the payments to the accounts of beneficial owners either directly or through indirect participants. Consequently, beneficial owners of the book-entry [securities] may experience delay in their receipt of payments. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

         Transfers of the [securities] are made similarly through book-entry notations. Each beneficial owner instructs its financial intermediary of the transaction, and the information is eventually passed on to the holding depository. Each financial intermediary and the depository will note the transaction on its records and either debit or credit the account of the selling and purchasing beneficial owners. Payments and transfers between DTC participants, Clearstream participants and Euroclear participants will occur in accordance with the rules and operating procedures of each depository. For information on transfers between depositories, see "Annex I-Global Clearance, Settlement and Tax Documentation Procedures" at the end of this prospectus supplement.

         Monthly and annual reports with respect to the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry [securities] of the beneficial owners are credited.

         DTC has advised the [indenture][owner] trustee that, unless and until definitive [securities] are issued, DTC will take any action permitted to be taken by the holders of the book-entry [securities] under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry [securities] are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry [securities]. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a [security]holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of its participants, with respect to some [securities] which conflict with actions taken with respect to other [securities].

         Definitive [securities] will be issued to beneficial owners of the book-entry [securities], or their nominees, rather than to DTC, only if: (a) DTC or the seller advises the owner trustee and the indenture trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the seller, the owner trustee or the indenture trustee is unable to locate a qualified successor, (b) the seller, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the indenture, beneficial owners having percentage interests aggregating not less than 51% of the principal balance of the book-entry securities advise the indenture trustee and the owner trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee and the owner trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the indenture trustee and the owner trustee will issue and authenticate definitive securities, and the indenture trustee or owner trustee, as applicable, will recognize the holders of the definitive securities as holders under the indenture or trust agreement, as applicable.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

DISTRIBUTIONS

         On each distribution date, collections on the HELOCs will be applied in the following order of priority:

         [(1)     to the servicer, the servicing fee;

         (2) as payment for the accrued interest due and any overdue accrued interest, with interest thereon at the note rate or the pass-through rate, as applicable, on the respective principal balances of the notes and the certificates;

         (3) as principal on the securities, the excess of principal collections over additional balances created during the preceding collection period, the amount to be allocated between the notes and certificates pro rata, based on their respective principal balances;

         (4) as principal on the securities, as payment for any realized losses on the helocs; and

         (5)      any remaining amounts to the [originator].]

INTEREST

         Note Rate. Interest will accrue on the unpaid principal balance of the notes at [____]% per annum from the closing date to the first distribution date and after the first distribution date interest will accrue on the notes from and including the preceding distribution date to but excluding the current distribution date (each, an "interest accrual period") at [a floating rate equal to LIBOR, as defined in this prospectus supplement, plus [____]% [____]%]. [Interest will be calculated on the basis of the actual number of days in each interest accrual period and a 360-day year.] [A failure to pay interest on any notes on a distribution date and that continues for five days constitutes an event of default under the indenture.]

         Pass-Through Rate. Interest will accrue on the unpaid principal balance of the certificates at [____]% per annum from the closing date to the day preceding the first distribution date and after the first distribution date interest will accrue on the certificates for each interest accrual period at [a floating rate equal to LIBOR as defined in this prospectus supplement, plus [____]% [____]%]. [Interest will be calculated on the basis of the actual number of days in each interest accrual period and a 360-day year.] [A failure to pay interest on any certificates on a distribution date and that continues for five days constitutes an event of default under the trust agreement.]

TERMINATION OF TRUST

         The trust will terminate on the distribution date following the earlier of (i) [_________________________] and (ii) the final payment or other liquidation of the last HELOC in the trust.

OPTIONAL REPURCHASE

         The HELOCs will be subject to optional repurchase by the servicer on any distribution date after the principal balance is reduced to an amount less than or equal to $[___________], [5]% of the initial principal balance. The optional repurchase price will be equal to the sum of the outstanding principal balance and accrued and unpaid interest thereon at the weighted average of the loan rates through the day preceding the final distribution date.

REPORTS TO SECURITYHOLDERS

         [The indenture trustee and the owner trustee will prepare and mail to each noteholder and certificateholder on each distribution date, a statement setting forth for the notes and certificates, respectively, among other things:

         (1) the aggregate amount of the distribution to the [note][certificate]holders on each distribution date;

         (2) the amount of interest included in the distribution and the related interest rate on the securities;

         (3) the amount, if any, of overdue accrued interest included in the distribution, and the amount of interest thereon;

         (4) the amount, if any, of the remaining overdue accrued interest after giving effect to the distribution;

         (5) the amount, if any, of the current shortfall in amounts to be distributed as accrued interest;

         (6) the amount, if any, of principal included in the distribution and the outstanding principal balance of the securities following the distribution;

         (7) the amount, if any, of the overdue principal amounts with respect to the securities;

         (8) the amount, if any, of the current shortfall in receipt of scheduled payments on the trust assets;

         (9) the amount, if any, of the reimbursement of previous realized losses included in the distribution;

         (10) the amount, if any, of the aggregate unreimbursed realized losses after giving effect to the distribution;

         (11) the amount, if any, received under any enhancement, and the remaining amount available under the enhancement;

         (12) the weighted average loan rate on the HELOCs as of the first day of the month prior to the distribution date;

         (13)     the servicing fee for the distribution date;

         (14)     the pool balance as of the end of the preceding Collection
                  Period;

         (15) the number and aggregate principal balances of the HELOCs as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period; and

         (16) the book value of any real estate which is acquired by the trust through foreclosure or grant of deed in lieu of foreclosure.]

         In the case of information furnished under the clauses following the [second through eleventh] bullet points above, the amounts shall be expressed as a dollar amount per security with a $[1,000] denomination.

                             THE SERVICING AGREEMENT

         [The servicer shall establish and maintain on behalf of the owner trustee a collection account for the benefit of the holders. The collection account will be an Eligible Account (as defined below). Subject to the investment provision described in the following paragraphs, upon receipt by the servicer of amounts in respect of the HELOCs, excluding amounts representing administrative charges, annual fees, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items, the servicer will deposit the amounts in the collection account. Amounts so deposited may be invested in Eligible Investments, as described in the sale and servicing agreement, maturing no later than one business day prior to the date on which the amount on deposit in the collection account is required to be deposited in the distribution account or on the distribution date if approved by the rating agencies. Not later than the [third] business day prior to each distribution date, the servicer will notify the owner trustee and the indenture trustee of the amount of the deposit to be included in funds available for the related distribution date.]

         The owner trustee and the indenture trustee will establish one or more distribution accounts into which amounts will be deposited [amounts withdrawn from the collection account] for distribution to holders on a distribution date. The distribution account will be an Eligible Account. Amounts on deposit in the distribution account will be invested in Eligible Investments maturing on or before the business day prior to the related distribution date.

         An "Eligible Account" is an account that is:

         -        held at Compass Bank; or

         - maintained with a depository institution whose debt obligations at the time of any deposit have the highest short-term debt rating by the rating agencies;

         - one or more accounts with a depository institution which accounts are fully insured by the Federal Deposit Insurance Corporation established by the fund with a minimum long-term unsecured debt rating of [________];

         - a segregated trust account maintained with the owner trustee or an affiliate of the owner trustee in its fiduciary capacity; or

         - otherwise acceptable to each rating agency as evidenced by a letter from each rating agency to the owner trustee, without reduction or withdrawal of their then current ratings of the securities.

         Eligible Investments are specified in the sale and servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the securities.

MODIFICATIONS TO HELOCS

         Subject to applicable law, the servicer may change the terms of the HELOC at any time, including, among other things, reducing the loan rate of a HELOC. Changes to the terms of a HELOC may be agreed to by the servicer if the servicer has determined that such changes are necessary, provided that such changes will not have a material adverse effect on the interest of the securityholders.

ALLOCATIONS AND COLLECTIONS

         All collections on the HELOCs will usually be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any distribution date, interest collections will be equal to the aggregate of the amounts collected during the related Collection Period, including net liquidation proceeds, allocated to interest in the Credit Line Agreements. As to any distribution date, principal collections will be equal to the sum of (i) the amounts collected during the related Collection Period, including net liquidation proceeds, and allocated to principal in the Credit Line Agreements and (ii) any Substitution Adjustment Amounts.

         Net liquidation proceeds with respect to a HELOC are equal to the aggregate of all amounts received upon liquidation of the HELOC, including, without limitation, insurance proceeds, reduced by related expenses, but not including the portion, if any, of the amount that exceeds the principal balance of the HELOC at the end of the Collection Period immediately preceding the Collection Period in which the HELOC is liquidated plus accrued and unpaid interest thereon through the date of liquidation.

         With respect to any date, the pool balance will be equal to the aggregate of the principal balances of all HELOCs as of that date. The principal balance of a HELOC, other than a defaulted HELOC that is liquidated, on any day is equal to the cut-off date principal balance of the HELOC, plus (i) any additional balances transferred to the trust in respect of the HELOC minus (ii) all collections credited against the principal balance of the HELOC in accordance with the related Credit Line Agreement prior to that day. The principal balance of a defaulted HELOC that is liquidated after final recovery of related liquidation proceeds shall be zero.

HAZARD INSURANCE

         Under the terms of the related Credit Line Agreements a borrower is generally required to obtain and maintain hazard insurance. The servicer will not actively monitor the maintenance of hazard insurance.

         The sale and servicing agreement requires the servicer to maintain, for any mortgaged property relating to a HELOC acquired upon foreclosure of a HELOC, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (1) the maximum insurable value of the mortgaged property and (2) the outstanding balance of the HELOC, plus accrued interest and the servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The sale and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgaged properties. If the blanket policy contains a deductible clause, the servicer will be obligated to deposit to the collection account the sums which would have been deposited in that account but for the deductible clause. As set forth above, all amounts collected by the servicer, net of any reimbursements to the servicer, under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property, will ultimately be deposited in the collection account.

         The standard form of fire and extended coverage policy typically covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the HELOCs will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by state laws and most of the policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases vandalism or terrorism. The foregoing list is merely indicative of kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing the HELOCs that come into default when in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with foreclosure or other conversion, the servicer will follow practices as it deems necessary or advisable and as are in keeping with its general servicing activities, provided the servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, foreclosure, correction or restoration will increase net liquidation proceeds. The servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to the securityholders.

                                  THE INDENTURE

         The following summary describes all of the material terms of the indenture.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         [With respect to the notes, events of default under the indenture will consist of:

                  - a default for five days or more in the payment of any interest on any note;

                  - a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

                  - a default in the observance or performance of any covenant or agreement of the trust made in the indenture and the continuation of the default for a period of 30 days after notice of the default is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding;

                  - any representation or warranty made by the trust in the indenture or in any certificate delivered under the indenture having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of notes then outstanding; or

                  - events of bankruptcy, insolvency, receivership or liquidation of the trust.]

         [The amount of principal required to be paid to noteholders under the indenture will usually be limited to amounts on deposit in the distribution account that are available to be paid as principal in accordance with the priorities described above under "--Distributions." Therefore, the failure to pay principal on the notes typically will not result in the occurrence of an event of default until the final scheduled distribution date for the notes.] If there is an event of default with respect to a note due to late payment or nonpayment of interest due on a note, additional interest will accrue on the unpaid interest at the interest rate on the note, to the extent lawful until the interest is paid. The additional interest on unpaid interest shall be due at the time the interest is paid. If there is an event of default due to late payment or nonpayment of principal on a note, interest will continue to accrue on the principal at the interest rate on the note until the principal is paid. If an event of default should occur and be continuing with respect to the notes, the indenture trustee or holders of a majority in principal amount of notes then outstanding may declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding. If the notes are due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due or foreclose on trust property or exercise remedies as a secured party. If an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in some cases, waive any default with respect to the default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

         No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

                  - the holder previously has given the indenture trustee written notice of a continuing event of default;

                  - the holders of not less than 51% in principal amount of the outstanding notes have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee;

                  - the holder or holders have offered the indenture trustee reasonable indemnity;

                  - the indenture trustee has for 60 days failed to institute the proceeding; and

                  - no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the notes. In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to the trust, neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

COVENANTS

         [The indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

                  - the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

                  - the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the trust under the indenture;

                  - no event of default shall have occurred and be continuing immediately after the merger or consolidation;

                  - the trust has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation; and

                  - the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder or certificateholder.

         The trust will not, among other things:

                  - except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

                  - claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust;

                  - dissolve or liquidate in whole or in part;

                  - permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture; or

                  - permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the trust or any part of the assets of the trust, or any interest in the assets of the trust or the proceeds of the assets of the trust. The trust may not engage in any activity other than as specified under "The Trust." The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture.]

ANNUAL COMPLIANCE STATEMENT

         The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

         The indenture trustee will be required to mail each year to all noteholders a report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the trust to the indenture trustee in its individual capacity, any change in the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported, but if none of those changes have occurred, then no report shall be required.

SATISFACTION AND DISCHARGE OF INDENTURE

         The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

MODIFICATION OF INDENTURE

         With the consent of the holders of a majority of the outstanding notes, the trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected, however, no supplemental indenture will:

                  - change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note or change any place of payment where or the coin or currency in which any note or any interest on any note is payable;

                  - impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

                  - reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with provisions of the indenture or of defaults under the indenture and their consequences as provided for in the indenture;

                  - modify or alter the provisions of the indenture regarding the voting of notes held by the trust, the originator or an affiliate of any of them;

                  - decrease the percentage of the aggregate principal amount of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or other related agreements; or

                  - permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral for the notes or deprive the holder of any note of the security afforded by the lien of the indenture.

         The trust and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders; provided that the action will not materially and adversely affect the interest of any noteholder.

VOTING RIGHTS

         [At all times, the voting rights of noteholders under the indenture will be allocated among the [notes] pro rata in accordance with their outstanding principal balances.]

MATTERS REGARDING THE INDENTURE TRUSTEE, THE SELLER AND THE ORIGINATOR

         Neither the seller, the originator, the indenture trustee nor any director, officer or employee of the seller, the originator or the indenture trustee will be under any liability to the trust or the related noteholders for any action taken or for refraining from the taking of any action in good faith under the indenture or for errors in judgment; provided, however, that none of the seller, the originator, the indenture trustee or any director, officer or employee of the seller, the originator or the indenture trustee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or [gross] negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or [gross] negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. Any indemnification by the trust will reduce the amount distributable to the noteholders. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the indenture trustee under each indenture.

                               THE TRUST AGREEMENT

         The following summary describes all of the material terms of the trust agreement.

AMENDMENT

         The trust agreement may be amended by the servicer, the seller and the owner trustee, without consent of the certificateholders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the certificateholders; provided, however, that the action will not, as evidenced by an opinion of counsel satisfactory to the owner trustee, adversely affect in any material respect the interests of any certificateholders. The trust agreement may also be amended by the servicer, the seller and the owner trustee with the consent of the holders of notes evidencing at least a majority in principal amount of then outstanding notes and holders owning voting interests aggregating not less than a majority of the aggregate voting interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying in any manner the rights of the holders.

VOTING INTERESTS

         As of any date, the aggregate principal balance of all certificates outstanding will constitute the voting interest of the trust, except that, for purposes of determining voting interests, certificates owned by the trust or its affiliates, other than the [originator], will be disregarded and deemed not to be outstanding, and except that, in determining whether the owner trustee is protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only certificates that the owner trustee knows to be so owned will be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the owner trustee the pledgor's right so to act with respect to the certificates and that the pledgee is not the trust or its affiliates.

MATTERS REGARDING THE OWNER TRUSTEE, THE SELLER AND THE ORIGINATOR

         Neither the seller, the originator, the owner trustee nor any director, officer or employee of the seller, the originator or the owner trustee will be under any liability to the trust or the related securityholders for any action taken or for refraining from the taking of any action in good faith under the trust agreement or for errors in judgment; provided, however, that none of the seller, the originator, the owner trustee and any director, officer or employee of the seller, the originator or the owner trustee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or [gross] negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust agreement. Subject to limitations set forth in the trust agreement, the owner trustee and any director, officer, employee or agent of the owner trustee shall be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the trust agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or [gross] negligence in the performance of its duties under the trust agreement or by reason of reckless disregard of its obligations and duties under the trust agreement. Any indemnification by the trust will reduce the amount distributable to the holders. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the owner trustee under each trust agreement.

                            ADMINISTRATION AGREEMENT

         Compass Bank, in its capacity as administrator, will enter into the administration agreement with the trust and the owner trustee in which the administrator will agree, to the extent provided in the administration agreement, to provide notices and perform other administrative obligations required by the indenture and the trust agreement.

                              THE INDENTURE TRUSTEE

         [_____] is the indenture trustee under the indenture. The mailing address of the indenture trustee is [_____________________], Attention:
Corporate Trust Department.

                                THE OWNER TRUSTEE

         [_____] is the owner trustee under the trust agreement. The mailing address of the owner trustee is [_____________________], Attention: Corporate Trust Administration.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the securities will be applied by the seller on the closing date towards the purchase price of the HELOCs, the payment of expenses related to the sale and the purchase of the HELOCs and other corporate purposes.

                         FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Mayer, Brown, Rowe & Maw, special tax counsel to the trust, for federal income tax purposes, the debt securities will be characterized as indebtedness and will not be characterized as an association, a publicly traded partnership taxable as a corporation or a taxable mortgage pool. Each securityholder will agree to treat the securities as indebtedness and the trust as an owner trust for federal income tax purposes. Alternative characterizations of the trust and the securities are possible, and we suggest that prospective investors consult their tax advisors regarding the federal income tax consequences of any possible alternative characterization. Based on their anticipated offering prices, it is expected that the securities will not be issued with original issue discount. The prepayment assumption to be used for calculating the accrual of original issue discount and market discount and amortization of bond premium will be [_______________]. For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the prospectus.

                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, we suggest that potential investors consult their own tax advisors with respect to the various tax consequences of investments in the securities.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974 and
Section 4975 of the Internal Revenue Code of 1986 (the "Code") prohibit a pension, profit sharing or other employee benefit or other plan, including an individual retirement account or a Keogh plan, that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. Some governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws ("Similar Law") that impose similar requirements (those plans subject to ERISA, Section 4975, or Similar Law referred to as "Plans"). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for those persons.

         ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that the Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan.

         [Subject to the considerations discussed in "ERISA Considerations" in the Prospectus, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Each Plan that purchases a note will be [deemed/required] to represent that its purchase and holding of the note are eligible for the exemption provided under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar prohibited transaction exemption/do not give rise to a nonexempt prohibited transaction].

         Any person that proposes to acquire a note on behalf of or with plan assets of any Plan should consult with counsel concerning the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment.

         [It is expected that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if certificates are acquired by Plans. It is not expected that the certificates will constitute "publicly-offered securities" and the trustee will not monitor ownership of the certificates to ensure that ownership by benefit plan investors is not significant.] [Furthermore, the trust does not contain only assets to which the exemption, described in the prospectus, applies.

         As a result, certificates shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives (i) a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan, including assets that may be held in an insurance company's separate or general accounts where assets in the accounts may be deemed "plan assets" for purposes of ERISA, or (ii) an opinion of counsel in form and substance satisfactory to the trustee and the originator that the purchase or holding of the certificates by or on behalf of a Plan will not constitute a non-exempt prohibited transaction and will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or any Similar Law or subject the trustee, the certificate administrator or the originator to any obligation in addition to those undertaken in the trust agreement.]

         [The underwriter's exemption, described in "ERISA Considerations" in the prospectus, may apply to the acquisition and holding by Plans of the certificates. However, if the rating of a certificate declines below BBB- or Baa3, the certificate will no longer be eligible for relief under the exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the exemption to dispose of it). If the ratings decline below one of the four (two, if the trust holds loans that are less than fully secured) highest generic rating categories from S&P, Moody's or Fitch, each transferee will be deemed to represent that either (a) it is not purchasing the certificate with plan assets of a Plan, or
(b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to effect such purpose and is eligible for and satisfies all of the conditions set forth in Sections I and III of PTCE 95-60.]

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates.

                         LEGAL INVESTMENT CONSIDERATIONS

         The appropriate characterization of the securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the securities will constitute legal investments for them. The seller makes no representation as to the proper characterization of the securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to sell to [_________], the underwriter, and the underwriter has agreed to purchase from the seller, the [securities]. The underwriter is obligated to purchase all the [securities] if any are purchased.

         The seller has been advised by the underwriter that it proposes initially to offer the securities to the public at the respective offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a discount not in excess of [___]% of the related denominations. The underwriter may allow and such dealers may reallow a discount not in excess of [___]% of the related denomination to certain other dealers. After the initial public offering, such public offering price may change.

         Proceeds to the seller are expected to be $[____________] from the sale of the notes and $[___________] from the sale of the certificates, before deducting expenses payable by the seller of $[___________]. In connection with the purchase and sale of the securities, the underwriter may be deemed to have received compensation from the seller in the form of underwriting discounts, concessions or commissions.

         [The distribution of the securities by the underwriter will be effected from time to time in one or more negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. The underwriter may effect these transactions by selling the securities to or through dealers, and the dealers may receive from the underwriter compensation in the form of underwriting discounts, concessions or commissions. The difference between the purchase price for the securities paid to the seller and the proceeds from the sale of the securities realized by the underwriter will constitute underwriting discounts and commissions.]

         The underwriting agreement provides that the seller will indemnify the underwriter against liabilities, including liabilities under the Securities Act of 1933, or contribute payments the underwriter may be required to make in respect of liabilities, including liabilities under the Securities Act of 1933.

                                  LEGAL MATTERS

         Certain legal matters relating to the securities will be passed upon for the seller by Jerry W. Powell, General Counsel of Compass Bank, the parent of the seller, and by Mayer, Brown, Rowe & Maw, New York, New York, special counsel to the seller. Mr. Powell is a full-time employee and an officer of Compass Bank. Certain legal matters will be passed upon for the underwriters by [___________________], [__________], [__________].

                                     RATINGS

         It is a condition to issuance that each class of the notes be rated be rated not lower than [_________] by [______________] and [_______] by
[___________]. It is a condition to issuance that the certificates be rated at least "[_____]" by [____________] and "[____]" by [_____________]. A securities rating addresses the likelihood of the receipt by certificateholders and noteholders of distributions on the HELOCs. The rating takes into consideration the structural, legal and tax aspects associated with the certificates and notes. The ratings on the securities do not, however, constitute statements regarding the possibility that certificateholders or noteholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

                                                                           Page
                                                                           ----
Cede................................................................. Annex I-1
Clearstream................................................................S-22
Code.......................................................................S-36
Collection Period..........................................................S-20
Credit Line Agreements.....................................................S-17
DTC........................................................................S-22
Eligible Account...........................................................S-27
Eligible Substitute HELOC..................................................S-21
Euroclear..................................................................S-23
Global Securities...........................................................S-1
HELOCs.....................................................................S-10
Plans......................................................................S-36
PTCE.......................................................................S-37
Repurchase Price...........................................................S-21
Similar Law................................................................S-36
Substitution Adjustment Amount.............................................S-21

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES
         The globally offered [__________] Home Equity Loan Asset-Backed Certificates, Series 200[__]-[___] and the globally offered [____________] Home Equity Loan Asset-Backed Notes, Series 200[__]-[___] (together, the "Global Securities") usually will be available only in book-entry form. Investors in the Global Securities may hold these Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificates issues.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear, in those capacities, and as DTC participants.

         Non-U.S. holders, as described below, of Global Securities will be subject to U.S. withholding taxes unless the holders meet requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. ("Cede") as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior similar issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants.

         Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage pass-through certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants.

         Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser.

         When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day, European time, and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream


                                    Annex I-2
participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser.

         Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:


                                    Annex I-3

         (a) borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8 or Form W-8BEN).

         Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 changes, a new Form W-8 or W-8BEN must be filed within 30 days of the change. After December 31, 2000, only Form W-8BEN will be acceptable.

         Exemption for non-U.S. Persons with effectively connected income (Form 4224 or Form W-8ECI).

         A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001 or Form W-8BEN).


                                    Annex I-4

         Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If Form 1001 is provided and if the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent. After December 31, 2000, only Form W-8BEN will be acceptable.

         Exemption for U.S. Persons (Form W-9).

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure.

         The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8, Form 1001 and Form 4224 are effective until December 31, 2000. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. Person" means

                  (i) a citizen or resident of the United States,

                  (ii) a corporation or partnership organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury Department regulations,

                  (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

                  (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust.

                  (v) some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in regulations.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. We suggest that investors consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                                    Annex I-5

                             $[____________________]

                 COMPASS RECEIVABLES ASSET FUNDING TRUST 200_-_
                                     Issuer

                          $[________] Home Equity Loan
                               Asset-Backed Notes,
                                 Series 200_-_,

                          $[________] Home Equity Loan
                           Asset-Backed Certificates,
                                  Series 200_-_

                    Compass Asset Acceptance Company, L.L.C.,
                                    as Seller

                                  Compass Bank,
                           as Originator and Servicer

                              PROSPECTUS SUPPLEMENT
                                 [______, 200_ ]

                                 [Underwriters]

                                                      [ALTERNATE PAGES - FORM 2]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED [FILING DATE]
Prospectus Supplement dated __________ __, ____
To Prospectus dated _____________ __, ____

                             $[____________________]
            Compass Receivables Asset Funding Trust ____-_, as Issuer
       $________ Home Equity Loan Asset-Backed Certificates, Series ____-_
           $_______ Home Equity Loan Asset-Backed Notes, Series ____-_
               COMPASS ASSET ACCEPTANCE COMPANY, L.L.C., AS SELLER
                    COMPASS BANK, AS ORIGINATOR AND SERVICER

                [Certificates]     Principal     [Certificate][Note]     Price to     Underwriting      Proceeds to the
                   [Notes]          Balance              Rate           Public(1)       Discount           Seller(2)
                  $                             %                                   %                 %                     %
Total             $                                $                       $           $

--------------
(1) Plus accrued interest, if any, at the [certificate] [note] rate from [______ __, _____] (2) Before deducting expenses, payable by the seller, estimated to be $[__________]

         Review the information in "Risk Factors" beginning on page S-[10] of this prospectus supplement and on page [4] of the prospectus.

         For complete information about the [certificates][notes] read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the [certificates][notes].

         The [Certificates][Notes]:

         - the certificates represent beneficial interests in a trust, whose assets are a pool of [adjustable][fixed] rate home equity revolving credit line loans and property relating to those loans

         -        the notes are secured by assets of the trust

         -        currently have no trading market

         - are obligations of the trust only and are not obligations of the seller, the originator, the servicer or any of their affiliates

         Credit Enhancement:

         -        will be provided in the form of [overcollateralization]

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

After the initial distribution of the certificates by the underwriters, the prospectus and this prospectus supplement may be used by Compass Bank or its affiliates ("Compass"), an affiliate of the Originator in connection with market making transactions in the offered securities. Compass may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale. Certain information in the prospectus supplement will be updated from time to time in "Incorporation of Documents by Reference."

                                  COMPASS BANK
[______________, 200_]

                                  UNDERWRITING

         After the initial distribution of the certificates by the underwriter, this prospectus supplement may be used by Compass Bank ("Compass"), in connection with offers and sales relating to market making transactions in the securities. Compass may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                                  LEGAL MATTERS

         Certain legal matters relating to the securities will be passed upon for the seller by Jerry W. Powell, General Counsel of Compass Bank, the parent of the seller, and by Mayer, Brown, Rowe & Maw, New York, New York, special counsel to the seller. Mr. Powell is a full-time employee and an officer of Compass Bank. Certain legal matters will be passed upon for the underwriters by [___________________], [_________], [__________].

                                     RATINGS

         It is a condition to issuance that each class of the notes be rated be rated not lower than [_________] by [______________] and [_______] by
[___________]. It is a condition to issuance that the certificates be rated at least "[_____]" by [____________] and "[____]" by [_____________]. A securities rating addresses the likelihood of the receipt by certificateholders and noteholders of distributions on the HELOCs. The rating takes into consideration the structural, legal and tax aspects associated with the certificates and notes. The ratings on the securities do not, however, constitute statements regarding the possibility that certificateholders or noteholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION          COMPASS RECEIVABLES ASSET FUNDING
OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND                 TRUST 200_-_, ISSUER
THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST
NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ORIGINATOR, THE SERVICER OR                       [NOTES]
THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE
AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED                    [CERTIFICATES]
HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR
SOLICITATIONS IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO
MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS             COMPASS ASSET ACCEPTANCE COMPANY,
SUPPLEMENT AND THE PROSPECTUS NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY                      L.L.C., AS SELLER
CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS
CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE                COMPASS BANK, AS ORIGINATOR AND
PROSPECTUS, RESPECTIVELY.                                                                            SERVICER


UNTIL [______], 200[__], ALL DEALERS EFFECTING TRANSACTIONS IN THE [NOTES]
[CERTIFICATES], WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE                         PROSPECTUS
REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT                        SUPPLEMENT
RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS
TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITER AND                 COMPASS BANK
WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


PROSPECTUS

COMPASS RECEIVABLES ASSET FUNDING TRUSTS
Asset-Backed Certificates
Asset-Backed Notes

COMPASS ASSET ACCEPTANCE COMPANY, L.L.C., as Seller

COMPASS BANK,
as Originator

         Compass Asset Acceptance Company, L.L.C., as the seller, may offer from time to time under this prospectus and a prospectus supplement asset-backed notes and asset-backed certificates which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

         The prospectus supplement will set forth the specific assets acquired from Compass Bank, as originator. The assets may include:

         -        one or more pools of:

                  - closed-end and revolving home equity loans and loans the proceeds of which have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties and properties that include both residential and income-producing non-residential units;

                  - home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties or secured by purchase money security interests in the related home improvements;

                  - manufactured housing installment sales contracts and installment loan agreements secured by either security interests in the manufactured homes or by mortgages on real estate on which the related manufactured homes are located; and

                  - mortgaged and asset backed securities, referred to in this prospectus as the pooled securities;

         -        all monies due under the above assets, and

         - funds or accounts established for the trust or one or more forms of enhancement.

         The prospectus supplement will state if the trust will make a REMIC or FASIT election for federal income tax purposes.

         For a discussion of risks associated with an investment in the securities, see "Risk Factors" on page 3.

         NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

                  Subject to completion, dated June [__], 2002.

              Important notice about information presented in this prospectus and the accompanying prospectus supplement

         We provide information to you about the securities in two separate documents that provide progressively more detail:

         - this prospectus, which provides general information, some of which may not apply to your series of securities; and

         - the accompanying prospectus supplement, which describes the specific terms of your series of securities.

         If the description of your securities in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Available Information," "Reports to Securityholders" and "Incorporation of Documents by Reference" in this Prospectus. Unless otherwise specified in the related prospectus supplement, you can request information incorporated by reference from Compass Asset Acceptance Company, L.L.C. by calling us at (205) 297-3000 or writing to us at 15 South 20th Street, Birmingham, Alabama 35233, Attention: Investor Relations. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

         Some capitalized terms used in this prospectus are defined in the attached Glossary.

                                  RISK FACTORS

         You should carefully consider the following risk factors prior to any purchase of the securities.

THE OFFERED SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

         The offered securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The offered securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

LIMITED LIQUIDITY MAY RESULT IN DELAYS IN LIQUIDATIONS OR LOWER RETURNS

         There will be no market for the securities of any series prior to its issuance, and there can be no assurance that a secondary market will develop, or if it does develop, that it will provide holders with liquidity of investment or that any market will continue for the life of the securities. One or more underwriters, as specified in the prospectus supplement, may expect to make a secondary market in the securities, but they have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities and the price you receive may be less than that which is offered for a comparable liquid security.

PAYMENTS ON SECURITIES ARE LIMITED TO THE ASSETS OF TRUST

         The securities will be payable solely from the assets of the trust, including, if applicable, any amounts available due to any enhancement. There will be no recourse to the seller or any other person for any default on the notes or any failure to receive distributions on the certificates. If payments from the assets of the trust become insufficient to make payments on the securities, no other assets would be available for payment of the deficiency and you could experience a loss.

         In addition, as specified in the prospectus supplement, trust assets and any funds remaining after making all payments due on the securities and other required payments may be released or remitted to the seller, the originator, the servicer, the provider of any enhancement or any other entitled person and will not be available for making payments to securityholders.

         We refer you to "The Agreements--Assignment of Trust Assets."

ENHANCEMENT MAY BE INSUFFICIENT TO COVER LOSSES

         Although enhancement is intended to reduce the risk of delinquent payments or losses to holders of securities, the amount of the enhancement, if any, will be limited as described in the prospectus supplement. The available enhancement may decline or be depleted before the securities are paid in full, and as a result, you may suffer losses. For example, enhancement may be insufficient in cases of greater than anticipated losses or where the enhancement provider is unable to meet its obligations.

         We refer you to "Enhancement."

TIMING AND RATE OF PREPAYMENTS MAY RESULT IN LOWER YIELD

         The yield to maturity experienced by a holder of securities may be affected by the rate of payment of principal of the trust assets. An investor who purchases a security at a discount may realize a lower yield if prepayments are less than anticipated. Conversely, an investor who purchases a security at a premium may realize a lower yield if prepayments are greater than anticipated. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

         - the extent of prepayments on the trust assets, which prepayments may be influenced by a variety of factors,

         - the manner of allocating principal payments among the classes of securities as specified in the prospectus supplement, and

         - the exercise by the entitled party of any right of optional termination.

         Prepayments may also result from repurchases of trust assets due to material breaches of the originator's or the seller's representations or warranties.

         Since borrowers generally can prepay their loans at any time, the rate and timing of principal payments on the securities are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the rates on your securities. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the rate of your securities.

         We refer you to "Description of the Securities--Weighted Average Life of the Securities."

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

         We refer you to "Description of the Securities--Payments of Interest."

JUNIOR LIENS MAY RESULT IN LOSSES IN FORECLOSURE PROCEEDINGS

         With respect to mortgages in the trust fund that are junior liens, the proceeds from related liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the junior mortgage only to the extent that the claims of senior mortgagees have been satisfied in full, including any related foreclosure costs and any prior statutory liens. If the remaining proceeds are insufficient to pay the balance of the junior mortgage and enhancement is not available to cover the losses, then:



         - there will be a delay in distributions to you while a deficiency judgment against the borrower is sought; and

         - you may incur a loss if a deficiency judgment cannot be obtained.

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default. The trust will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

DECREASE IN VALUE OF MORTGAGED PROPERTY WOULD DISPROPORTIONATELY AFFECT JUNIOR LIENHOLDERS

         There are several factors that could adversely affect the value of properties so that the outstanding balance of the related loan, together with any senior financing on the properties, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to maintain adequately the properties or of natural disasters or other events that are not necessarily covered by insurance, including earthquakes, floods and civil disturbances such as riots. That type of decline could extinguish the value of a junior interest in property before having any effect on the related senior interest. If a decline in value occurs, the rates of delinquencies, foreclosure and losses on the affected mortgage loans may increase, resulting in losses in the securities.

COSTS FOR CLEANING ENVIRONMENTALLY CONTAMINATED PROPERTY MAY RESULT IN LOSSES

         Under state and federal laws, an environmentally contaminated property may give rise to a lien on the property to assure the costs of cleanup. These laws may also impute liability for cleanup costs to the lender under certain circumstances, even if the environmental damage was caused by a prior owner. Any lien or costs attached to a contaminated property could result in a loss to securityholders.

         We refer you to "Legal Aspects of the Loans-Environmental Risks" in this prospectus for more detail.

STATE AND FEDERAL LAWS MAY LIMIT ABILITY TO COLLECT ON LOANS

         Federal and state laws regulate interest rates and other charges and require disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts involved, violations may limit collections on the loans. In some cases, the borrower may be entitled to a refund of amounts previously paid and recission of the loan and could subject the trust to damages and administrative enforcement.

         The home improvement contracts are also subject to federal and state laws which protect a homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. These laws may have the effect of subjecting the trust to all claims and defenses which the borrower had against the contractor.

         We refer you to "Legal Aspects of the Loans" in this prospectus for more detail.

RATING OF THE SECURITIES DOES NOT ASSURE PAYMENT

         It will be a condition to the issuance of the offered securities that they be rated in one of the four highest rating categories by each rating agency identified in the prospectus supplement. The ratings of the securities will be based on, among other things, the adequacy of the value of the trust assets and any enhancement. The rating should not be deemed a recommendation to purchase, hold or sell the securities, particularly since the ratings do not address market price or suitability for an investor. There is no assurance that the ratings will remain in effect over the life of the securities, and they may be lowered or withdrawn.

         We refer you to "Ratings" in this prospectus for more detail.

LIQUIDATION VALUE OF TRUST ASSETS MAY BE INSUFFICIENT TO SATISFY ALL CLAIMS AGAINST TRUST

         There is no assurance that the market value of the trust assets at any time will equal the principal amount of the securities. In addition, under any situation in which the trust assets are required to be sold, the proceeds will be used to cover administrative costs before being used to make payments on the securities. The net proceeds may be insufficient to pay the principal and interest on the securities.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The securities will be issued in series. The notes will be issued under an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will be issued under either a pooling and servicing agreement or a trust agreement, forms of which also have been filed as exhibits to the registration statement. A series may consist of both notes and certificates. The term "Agreement" is used in this prospectus to refer to, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

         The following summaries, together with additional summaries under "The Agreements" in this prospectus, describe all of the material provisions in the Agreements common to each series of securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions are incorporated by reference as part of the summaries.

         Each series of securities will consist of one or more classes of securities, one or more of which may be:

         -        compound interest securities,

         -        fixed interest securities,

         -        variable interest securities,

         -        planned amortization class securities,

         -        targeted amortization class securities,

         -        accretion directed securities,

         -        zero coupon securities,

         -        principal only securities,

         -        interest only securities, or

         -        participation securities.

         A series may also include one or more classes of subordinate securities.

         The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the prospectus supplement. Upon satisfaction of the conditions described in the prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. One or more classes of a series may be available in book-entry form only.

         Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the prospectus supplement. Payments may be made by check or wire transfer as described in the prospectus supplement. The final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of the security before the distribution date on which the final principal payment on any security is expected to be made to the holder of the security.

         Payments on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the prospectus supplement. Typically, all payments with respect to the trust assets for a series, together with reinvestment income thereon, amounts withdrawn from any reserve fund, and amounts available due to any other enhancement specified in the prospectus supplement will be deposited directly into a separate collection account established by the trustee or the servicer. The amount deposited to the collection account may be net of amounts payable to the servicer and any other person specified in the prospectus supplement. Amounts on deposit in the collection account will be deposited into the distribution account and will be available to make payments on securities of a series on the next distribution date or to purchase additional trust assets. See "The Trusts--Collection and Distribution Accounts."

PAYMENTS OF INTEREST

         The securities entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the prospectus supplement. Interest on a class of securities will be payable on the distribution date and in the priority specified in the prospectus supplement. The rate of interest on the securities may be fixed or variable or may change based on changes in the characteristics of the trust assets. Principal only securities will be entitled to either nominal or no interest distributions. Any interest on zero coupon securities that is not paid on a distribution date will accrue and be added to the principal balance.

PAYMENTS OF PRINCIPAL

         On each distribution date, principal payments will be made to those securityholders entitled to principal, to the extent set forth in the prospectus supplement. The principal payments will be made in accordance with the prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority described in the prospectus supplement.

         Interest only securities are entitled to either nominal or no principal distributions. Interest only securities may be assigned a notional amount, but that value will be used primarily for the calculation of interest payments and will not represent the right to receive any distributions allocable to principal.

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date with respect to each class of notes is the date by which the principal of the class of notes will be fully paid. With respect to each class of certificates, the final scheduled distribution date will be the date on which the entire aggregate principal balance of the class of certificates is expected to be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. The final scheduled distribution date for each class of securities will be specified in the prospectus supplement.

         The actual final distribution date of the securities of a series will depend primarily upon the rate of principal payment of the loans and the pooled securities in the trust. Since payments on the trust assets, including prepayments, will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to the certificates, as a result of delinquencies, defaults and liquidations of the trust assets in the trust, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to the trust assets. See "Weighted Average Life of the Securities".

SPECIAL REDEMPTION

         If specified in the prospectus supplement, in some cases, one or more classes of securities may be subject to special redemption, in whole or in part, if a determination is made that the amount of interest that will accrue on the trust assets will be less than the amount of interest that will accrue on the securities. In that event, the trustee will redeem the principal amount of securities that will cause the available interest amount to equal the amount of interest that will accrue on the securities outstanding after the redemption.

OPTIONAL REDEMPTION, PURCHASE OF TRUST ASSETS OR SECURITIES, TERMINATION OF THE TRUST

         The seller or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any distribution date under the circumstances, if any, specified in the prospectus supplement. Alternatively, if specified in the prospectus supplement, the seller, the servicer, or another entity designated in the prospectus supplement may, at its option, cause an early termination of a trust by repurchasing all of the trust assets from the trust. Prior notice of the redemption, purchase or termination must be given by the seller or the trustee. The redemption, purchase or repurchase price will be described in the prospectus supplement. In the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

         In addition, the prospectus supplement will describe any other circumstances under which securityholders could be fully paid significantly earlier than if payments or distributions were based solely on the payment experience of the trust assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a security will typically be influenced by the rate at which the amount financed under the loans or the loans underlying the pooled securities, as applicable, included in the trust is paid, which may be in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement.

         There is, however, no assurance that prepayments on the trust assets will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. If prevailing interest rates fall significantly below the interest rates on the loans or the loans underlying the pooled securities, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In addition, the weighted average life of the securities may be affected by the varying interest rates and maturities of the loans or underlying loans. If any loans or underlying loans have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments.

                                   THE TRUSTS

GENERAL

         The notes will be secured by the pledge of the assets of the trust, and the certificates will represent interests in the trust assets, or in a group of assets specified in the prospectus supplement. The trust of each series may include the following assets:

         -        the loans;

         - mortgage and asset backed securities, which are referred to in this prospectus as the pooled securities;

         - amounts available from the reinvestment of payments on the trust assets as specified in the prospectus supplement;

         -        enhancements, as described under "Enhancement";

         - properties that secured a loan but which are acquired by foreclosure or deed in lieu of foreclosure or repossession;

         - the amount, if any, initially deposited in the collection account or distribution account for a series as specified in the prospectus supplement.

         The securities will be non-recourse obligations of the trust. Typically, the assets of each trust will serve as collateral for only one series of securities. Noteholders may only proceed against that collateral in the case of a default and may not proceed against any assets of the originator, the servicer, the seller, any of their affiliates or any assets of the trust not pledged to secure the notes.

         The loans and pooled securities for a series will be sold by the seller to the trust. Pooled securities generally will be purchased by the seller in secondary market transactions, not from the issuer of the securities or an affiliate of the issuer. Loans will be originated by or acquired by the originator and transferred to the seller. Loans relating to a series will be serviced by the servicer specified in the prospectus supplement, which may be an affiliate of the seller.

         Prior to the initial offering of the related series of securities, each trust will have no assets or liabilities. No trust is expected to engage in any activities other than acquiring, managing and holding the trust assets and other assets contemplated in this prospectus and in the prospectus supplement and the related proceeds, issuing securities and making payments and distributions thereon and related activities. No trust is expected to have any source of capital other than its assets and any related enhancement. The seller anticipates that each trust will be organized in either New York, Alabama or Delaware.

THE LOANS

         The term "loans" as used in this prospectus includes mortgage loans, which may be closed-end home equity loans, revolving credit line home equity loans -- also called home equity lines of credit or "HELOCs" -- and mortgage loans the proceeds of which have been applied to the purchase of mortgaged property, and home improvement contracts and manufactured housing contracts.

MORTGAGE LOANS

         The property which secures repayment of the mortgage loans is referred to as the "mortgaged properties". The mortgage loans may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in this section and in the prospectus supplement.

         As more fully described in the prospectus supplement, interest on each HELOC is generally computed and payable monthly on the daily outstanding principal balance of the mortgage loan, as specified in the Agreement. Principal amounts on the HELOCs may be drawn down up to a maximum amount as set forth in the prospectus supplement or repaid from time to time. The HELOCs may be subject to an early termination fee. If specified in the prospectus supplement, new draws by borrowers under the HELOCs will automatically become part of the trust. As a result, the aggregate balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to the balances. The amounts of the draws and payments will usually differ each day, as more specifically described in the prospectus supplement.

         Typically, the full principal amount of a closed-end loan is advanced at origination of the loan and, if the loan is a fixed rate loan, is repayable in equal or substantially equal installments of an amount sufficient to fully amortize the loan at its stated maturity.

         The method used to calculate interest on each mortgage loan will be disclosed in the prospectus supplement. The interest on the mortgage loans may be calculated using the simple interest method, in which the portion of each monthly payment allocated to interest depends upon the actual number of days elapsed since the date of last payment. The original terms to stated maturity of the loans usually will not exceed 360 months. The loans for a series may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity. The loans for a series may also include loans that do not have a specified stated maturity.

         The mortgaged properties will include single family properties. The mortgaged properties may consist of:

         -        detached single family dwellings;

         -        two to four family dwellings;

         -        individual condominiums and cooperative apartments;

         -        townhouses;

         -        duplexes;

         -        row houses; and

         -        individual units in planned unit developments.

         Unless otherwise specified in the prospectus supplement, each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term of years that ends after the maturity of the related loan. Attached dwellings may also include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building, or property constructed on land leased by the Mortgagor for a term greater than the term of the applicable loan.

         The mortgaged properties may include non-owner occupied investment properties and vacation and second homes. The mortgaged properties may also include mixed-use properties that are partly income producing non-residential properties. At least 50% of the square footage of each of these properties are residential. These mixed-use properties may be owner occupied or investor properties and the loan purpose may be a refinancing or a purchase. Some loans secured by mixed-use properties may also incorporate personal guarantees and pledged liens on chattel paper as collateral.

         Typically, mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied may be disclosed in the prospectus supplement. The basis for a representation that a given percentage of the loans are secured by a single family property that is owner-occupied usually is either:

         - the making of a representation by the mortgagor at origination of the loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

         - a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's records.

         The initial combined loan-to-value ratio of a loan is computed in the manner described in the prospectus supplement and will take into account the amounts of any related senior mortgage loans.

HOME IMPROVEMENT CONTRACTS

         The trust assets for a series may consist of home improvement installment sales contracts and installment loan agreements. The home improvement contracts will be secured by the mortgages primarily on single family properties which are usually subordinate to other mortgages on the same mortgaged property or by purchase money security interests in home improvements. The home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in this section and in the prospectus supplement.

         If applicable, the initial loan-to-value ratio of a home improvement contract is computed in the manner described in the prospectus supplement.

MANUFACTURED HOUSING CONTRACTS

         The trust assets for a series may consist of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. Unless otherwise specified in the applicable prospectus supplement, the manufactured housing contracts will be fully amortizing, and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in this section and in the prospectus supplement.

         The manufactured housing contracts will be secured by either manufactured homes located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are built. The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code.
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary [of Housing and Urban Development] and complies with the standards established under this title."

ADDITIONAL INFORMATION

         The selection criteria which shall apply with respect to the loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, original terms to maturity and delinquency information, will be specified in the prospectus supplement.

         Some loans may be delinquent upon transfer to the trust. Additional loans may be periodically added to the trust, or will be repurchased automatically if the asset is not an eligible asset, as described in the prospectus supplement.

         The prospectus supplement for each series will provide information on the trust assets as of the date specified in the prospectus supplement, including, among other things, and to the extent relevant:

         - the aggregate unpaid principal balance of the loans or the aggregate unpaid principal balance included in the trust for the related series;

         -        the range and weighted average of credit limits, if any;

         - the range and weighted average interest rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current interest rates, margins and the lifetime rate caps, if any, and the indices;

         - the range and average outstanding principal balance of the loans;

         - the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

         - the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

         - the percentage, by principal balance as of the cut-off date, of loans that accrue interest at adjustable or fixed interest rates;

         - any special hazard insurance policy, bankruptcy bond or other enhancement relating to the loans;

         - the percentage, by principal balance as of the cut-off date, of loans that are secured by mortgaged properties, home improvements, manufactured homes or are unsecured;

         - the geographic distribution of the mortgaged properties securing the loans;

         -        the lien priority of the loans;

         -        the credit limit utilization rate of any HELOCs; and

         -        the delinquency status and year of origination of the loans.

         The prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

         If information of the nature described above respecting the loans is not known to the seller at the time the securities are initially offered, approximate or more general information of the nature described in the previous paragraph will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the securities.

POOLED SECURITIES

         Trust assets may include mortgage or asset backed securities issued by either private entities or by governmental entities, such as Ginnie Mae, Freddie Mac, Fannie Mae, the Federal Housing Authority and the Veterans Administration. The underlying assets of these pooled securities will be substantially similar to the trust assets described in this prospectus. The prospectus supplement will describe the material characteristics of the pooled securities and the material characteristics of the underlying assets.

COLLECTION AND DISTRIBUTION ACCOUNTS

         A separate collection account will be established by the trustee or the servicer, in the name of the trustee, for each series of securities for receipt of any initial deposits of cash, any amounts attributable to enhancements, any amounts received with respect to the trust assets and any reinvestment income earned on those amounts. Amounts on deposit in the collection account will be used to make payments to the servicer, to pay the expenses of the trust, to purchase additional trust assets and to make a deposit into the distribution account for distribution to securityholders. Amounts deposited in the distribution account will be used primarily for the payment of the securities and the expenses of the trust not otherwise covered.

         Excess funds in the collection account may be paid over to the servicer, the originator, any provider of enhancement with respect to the series or any other entitled person in the manner and at the times established in the prospectus supplement. The funds in the collection and distribution accounts will be invested in Eligible Investments usually maturing no later than the next distribution date. In no case will Eligible Investments mature later than one year after their purchase. "Eligible Investments" will include:

         -        obligations of the United States and government agencies;

         -        federal funds;

         -        certificates of deposit;

         -        commercial paper;

         -        demand and time deposits and banker's acceptances;

         -        money market funds;

         -        repurchase agreements of United States government securities;
                  and

         -        guaranteed investment contracts.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn under any deposit agreement or minimum principal payment agreement as specified in the prospectus supplement.

                       CREDIT AND UNDERWRITING GUIDELINES

         The loans will have been originated or purchased by the originator, either directly or through affiliates. The loans so originated or acquired by the originator, and securing a particular series of securities, will have been originated in accordance with the underwriting guidelines specified under "Credit and Underwriting Guidelines" in the related prospectus supplement.

         The originator may also acquire mortgage loans through the acquisition of other financial institutions. Any mortgage loans acquired through these acquisitions will have been underwritten in accordance with the acquired financial institution's underwriting guidelines, and generally will not be re-underwritten by the originator. The underwriting guidelines of those acquired financial institutions may differ substantially from the originator's underwriting guidelines.

         The originator may also originate mortgage loans by acquiring mortgage loans from third party originators. These portfolios of mortgage loans may be acquired in a single negotiated bulk purchase transaction or on a flow basis. In each case, the credit and underwriting process for bulk purchases and flow purchases may differ significantly from the underwriting process for directly originated mortgage loans. In bulk purchases and flow purchases, the originator uses its underwriting guidelines solely to assist in the determination of an appropriate purchase price for the portfolio of mortgage loans being purchased. The purchase agreement for a bulk purchase or a flow purchase may require the seller of the mortgage loan to repurchase mortgage loans that violate any material representations and warranties made by the seller.

                                   ENHANCEMENT

GENERAL

         A series of securities may include enhancement for some or all securityholders.

         Enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions set forth in the prospectus supplement. The enhancements may be structured so as to protect against losses relating to more than one trust.

         The specific terms and details of any enhancement in a series will be described in the prospectus supplement.

SUBORDINATE SECURITIES

         Enhancement for a series may consist of one or more classes of subordinate securities. Generally, the rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of more senior securities and will suffer losses prior to more senior securities.

INSURANCE

         Enhancement for a series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the trust assets.

POOL INSURANCE POLICY

         A pool insurance policy will cover most losses caused by default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. Generally, a pool insurance policy will cover an amount equal to a percentage of the loan balance on the cut-off date. Any payment under a pool insurance policy will reduce the amount of coverage remaining.

SPECIAL HAZARD INSURANCE POLICY

         Although the terms of special hazard insurance policies vary to some degree, they typically provide that, where there has been damage to property securing a defaulted or foreclosed loan and title to which has been acquired by the insured and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of:

                  (1) the cost of repair or replacement of the property; and

                  (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer with respect to the property.

         If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials, nuclear reaction, flood, if the mortgaged property is in a federally designated flood area, chemical contamination and some other risks.

         Restoration of the property with the proceeds described under clause
(1) above is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described under clause (2) above will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

BANKRUPTCY BOND

         In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds the value so assigned to the property by the bankruptcy court. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of the Loans." A bankruptcy bond will cover losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover unpaid interest on the amount of a principal reduction of that type from the date of the filing of a bankruptcy petition. Typically, the aggregate amount of coverage will be reduced by payments made under the bankruptcy bond and will not be restored.

RESERVE FUNDS

         A reserve fund may be established for the deposit of cash, letters of credit, cash collateral accounts, Eligible Investments, or other instruments. A reserve fund may also be funded over time through application of all or a portion of the excess cash flow from the trust assets.

         Amounts on deposit in a reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse enhancers and for other purposes as described in the prospectus supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

         The seller or the trust may enter into a minimum principal payment agreement with an entity under which the entity will provide payments on the securities in the event that collections on the trust assets are not sufficient to make payments on the securities.

DEPOSIT AGREEMENT

         The seller or the trust may enter into a guaranteed investment contract or an investment agreement, or a "deposit agreement" under which amounts held in the collection account, the distribution account or in any reserve fund would be invested with an entity specified in the prospectus supplement. The purpose of a deposit agreement is to accumulate available cash for investment so that the cash, together with the investment income, can be applied to future distributions on one or more classes of securities.

DERIVATIVE PRODUCTS

         Derivative products may be included as assets of the trust. Derivative products may consist of swaps to convert floating or fixed rate payments into fixed or floating rate payments, and cap or floor agreements to provide protection against changes in floating rates of interest payable on the trust assets or the securities. Derivative products will not be the primary source of payments for the securities.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

         A trust may also include other forms of insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of:

         - maintaining timely payments to securityholders or providing additional protection against losses on the trust assets;

         -        paying administrative expenses; or

         - establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

         These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

                                   THE SELLER

         Compass Asset Acceptance Company, L.L.C., the seller, a wholly-owned subsidiary of Compass Bank, was formed as a limited liability company under the laws of the State of Delaware on June 17, 2002. The company was organized solely for the limited purpose of acquiring receivables and loans and associated rights, issuing securities and engaging in related transactions. The company's limited liability company agreement limits the activities of the company to the foregoing purposes and to any activities incidental to and necessary for these purposes.

         The principal executive offices of the seller are located at 15 South 20th Street, Birmingham, Alabama 35233, telephone (205) 297-3000.

                                 THE ORIGINATOR

         Compass Bank, the originator, is a state chartered banking corporation under the Alabama Banking Code and is a member of the Federal Reserve System. As such, it is subject to the primary supervision of the Alabama State Banking Department and the Board of Governors of the Federal Reserve System (the "FRB"). Compass Bank is a wholly-owned subsidiary of

Compass Bancshares, Inc. Compass Bank conducts a general commercial banking and trust business at approximately 340 bank offices, located in Alabama, Arizona, Florida, Colorado, Nebraska, New Mexico and Texas. Compass Bank performs banking services customary for a full service bank of similar size and character. Such services include receiving demand and time deposit accounts, making personal and commercial loans and furnishing personal and commercial checking accounts. The Asset Management Division of Compass Bank offers its customers a variety of fiduciary services, including portfolio management and the administration and investment of funds of estates, trusts and employee benefit plans. Compass Bank also provides correspondent banking services including loan participations, investment services and audit services to financial institutions. The executive offices of Compass Bank are located at 15 South 20th Street, Birmingham, Alabama 35233.

         Neither Compass Bank nor any of its affiliates will insure or guarantee distributions on the securities of any series.

                               SERVICING OF LOANS

GENERAL

         The servicer will provide servicing functions with respect to the trust assets under a servicing agreement or a pooling and servicing agreement. In performing its functions, the servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or loans serviced by it. The servicer may also act as custodian, responsible for maintaining custody of the loans and related documentation on behalf of the trustee. Loans relating to a series will be serviced by the servicer specified in the prospectus supplement, which may be an affiliate of the seller. We refer you to "The Servicer" in the prospectus supplement for a description of the specified servicer, and to "--Servicing and Collection Procedures" in the related prospectus supplement for a description of the servicing policies and procedures employed by the servicer with respect to the related loans.

SUB-SERVICING

         The servicer may enter into an agreement (a "Sub-Servicing Agreement") with any servicing entity which will act as the Sub-Servicer for the related loans, which Sub-Servicing Agreement will not contain any terms inconsistent with the related Agreement. Notwithstanding any such sub-servicing arrangement, unless otherwise provided in the related prospectus supplement, the servicer will remain liable for the servicing duties and obligations under the related servicing agreement as if the servicer alone were servicing the loans.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT; LOAN PAYMENT RECORD

         Except as described below in connection with a loan payment record, the trustee or the servicer will establish the collection account in the name of the trustee. Typically, the collection account will be an account maintained:

         - at a depository institution satisfactory to each rating agency rating the securities or

         - in accounts the deposits of which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each rating agency.

         The funds held in the collection account may be invested in Eligible Investments. If so specified in the prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         As specified in the prospectus supplement, the servicer, the trustee or the seller, as appropriate, will deposit into the collection account on the business day following the closing date any amounts representing scheduled payments due after the related cut-off date but received by the servicer on or before the closing date. In addition, after the closing date, within the time period specified in the prospectus supplement after the date of receipt, the servicer, the trustee or the seller, as appropriate, will deposit into the collection account the following payments and collections received or made by it, other than in respect of principal of and interest on the trust assets due on or before the cut-off date:

         - all payments on account of principal, including prepayments, on the trust assets;

         - all payments on account of interest on the trust assets after deducting, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related Agreement, the servicing fee;

         - all amounts received by the servicer in connection with the liquidation of trust assets or property acquired in respect of liquidation, whether through foreclosure sale, repossession or otherwise, including payments in connection with the trust assets received from the obligor, other than amounts required to be paid or refunded to the obligor under the terms of the applicable loan documents or otherwise by law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related Agreement, the servicing fee, if any;

         - all proceeds under any title insurance, hazard insurance or other insurance policy covering any trust asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related Agreement;

         - all amounts required to be deposited from any applicable reserve fund under the related Agreement;

         - all advances of delinquent payments of principal and interest on a loan or of other payments specified in the Agreement made by the servicer as required under the related Agreement; and

         - all repurchase prices of any trust assets repurchased by the servicer, the seller or the originator under the related Agreement.

         Typically, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

         - to reimburse itself for advances made by it under the related Agreement; the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans, including for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, which represent late recoveries of scheduled payments respecting which any advance was made;

         - to the extent provided in the related Agreement, to reimburse itself for any advances that the servicer determines in good faith it will be unable to recover from amounts representing late recoveries of scheduled payments respecting which the advance was made or from liquidation proceeds or the proceeds of insurance policies;

         - to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after the reimbursement exceed the outstanding principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

         - in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted under the related Agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related Agreement;

         - to reimburse itself for expenses incurred by and recoverable by or reimbursable to it under the related Agreement;

         - to pay to the applicable person with respect to each trust asset that has been repurchased or removed from the trust by the servicer, the seller or the originator under the related Agreement, all amounts received in respect of the trust asset and not distributed as of the date on which the related repurchase price was determined;

         - to purchase additional trust assets to the extent provided for in the related Agreements;

         - to make payments to the trustee of the series for deposit into the distribution account, if any, or for remittance to the securityholders of the series in the amounts and in the manner provided for in the related Agreement; and

         - to clear and terminate the collection account under the related Agreement.

         In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited, it may, at any time, withdraw the amount from the collection account.

         If permitted under the terms of the related Agreement and described in the prospectus supplement, the servicer will maintain collections on the trust assets as part of its general funds until the business day prior to a distribution date. The servicer will deposit such collections to the distribution account on the business day prior to each distribution date. In this case, the servicer will record on a loan payment record the amount received for each category of deposit described above. In addition, the servicer will make a similar record of each deduction for each category of withdrawal as described above, from the amounts received in respect of the trust assets.

ADVANCES AND LIMITATIONS

         The prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. The servicer may be obligated to make advances of, among other things, delinquent payments of interest and principal, and those obligations may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account, distribution account, or from a specified reserve fund.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES STANDARD HAZARD INSURANCE; FLOOD INSURANCE

         Except as specified in the prospectus supplement, under the loan documents, an obligor will be required to obtain and maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the related property is located. The servicer is not required to actively monitor whether the obligor actually complies with this provision. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the loans. The standard form of fire and extended coverage policy typically will cover physical damage to or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, as limited by each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms are usually determined by state law but will be similar in many respects. Most hazard insurance policies typically do not cover any physical damage resulting from:

         -        war;

         -        revolution;

         -        governmental actions;

         -        floods and other water-related causes;

         - earth movement, including earthquakes, landslides, and mudflows;

         -        nuclear reaction;

         -        wet or dry rot;

         -        vermin;

         -        rodents;

         -        insects or domestic animals;

         -        theft; and

         -        in some cases, terrorism or vandalism.

         The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of enhancement will adversely affect distributions to securityholders. When a property securing a loan is located in a flood area identified by HUD under the Flood Disaster Protection Act of 1973, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available and, if the insurance is placed by the servicer, the associated premiums may be added to the balance of the related loan.

         The standard hazard insurance policies covering properties securing loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage, usually 80%, of the full replacement value of the property, including the improvements on any property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of:

         - the actual cash value, i.e., the replacement cost less physical depreciation, of the property, including the improvements, if any, damaged or destroyed or

         - the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

         Since the required amount of hazard insurance to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since the value of the properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

         Typically, coverage will be in an amount at least equal to the greater of the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy and the outstanding principal balance of the related loan. The servicer typically will maintain on REO property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the outstanding loan amount. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property acquired in respect of a defaulted loan, other than under the applicable laws and regulations as shall at any time be in force and shall require that additional insurance.

         Any amounts collected by the servicer under any policies of insurance, other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement, will be deposited in the collection account.

         In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer acceptable to each rating agency which assigns a rating to the series, it will conclusively be deemed to have satisfied its obligations, if any, to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the loans that come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments.

         In connection with a foreclosure or other conversion, the servicer will follow the practices and procedures it deems necessary or advisable and are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

         - the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses; and

         - the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

         Notwithstanding anything to the contrary in this prospectus, in the case of a trust for which a REMIC election has been made, the servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of the property, unless the IRS grants an extension permitting the trust to hold the property for a longer period of time. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust will have no ability to do so and none of the servicer, the seller or the originator will be required to do so.

         The servicer may arrange with the obligor on a defaulted loan, a modification of the loan to the extent provided in the prospectus supplement. Those modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meet the other conditions set forth in the prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         Typically, when any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of the prospective conveyance, exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, by which the person becomes liable under the loan and by which the original obligor is released from liability and the person is substituted as the obligor and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicer will be entitled to a periodic fee as servicing compensation in an amount described in the prospectus supplement. The servicing fee may be fixed or variable. In addition, the servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

         When an obligor makes a principal prepayment in full between due dates on a loan, the obligor will usually be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the related loan less the servicing fee. If the aggregate amount of the shortfalls in a month exceeds the servicing fee for that month, a shortfall to securityholders may occur.

         The servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The related securityholders will suffer no loss by reason of those expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the insurance policies or if coverage has been exhausted, the securityholders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the loan which would be distributable to securityholders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan. This right of reimbursement is prior to the rights of the securityholders to receive any proceeds of insurance policies, liquidation proceeds or amounts derived from other enhancement.

         The rights of the servicer to receive funds from the collection account, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, typically are not subordinate to the rights of securityholders of the series.

EVIDENCE AS TO COMPLIANCE

         If specified in the prospectus supplement, the applicable Agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the Agreement, except for exceptions the firm believes to be immaterial and any other exceptions that are set forth in the statement.

         If specified in the prospectus supplement, the applicable Agreement for each series will also provide for delivery to the trustee an annual statement signed by an officer of the servicer to the effect that the servicer has materially fulfilled its obligations under the Agreement throughout the preceding calendar year.

TERMINATION AND LIABILITY OF THE SERVICER

         In the event of an event of default under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Events of default and the rights of the trustee upon a default under the Agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement."

         The servicer usually does not have the right to assign its rights and delegate its duties and obligations under the related Agreement unless the successor servicer accepting the assignment or delegation:

         -        services similar loans in the ordinary course of its business;

         - is reasonably satisfactory to the trustee for the related series;

         - has a net worth of not less than the amount specified in the related Agreement;

         - would not cause any rating agency's rating of the securities for each series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

         - executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related Agreement from and after the date of the agreement.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth in this paragraph; however, in that case, the assigning servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related Agreement, provided that the successor or surviving entity meets the requirements for a successor servicer. However, the servicer may have the right to enter into subservicing arrangements which will be referred to in the related Agreement. Any arrangement will not relieve the servicer from its obligations under the servicing agreement.

         Typically, each Agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the trust, the seller, the originator or the securityholders for any action taken or for failing to take any action in good faith under the related Agreement, or for errors in judgment; provided, however, that neither the servicer nor any person will be protected against:

         - any breach of warranty or representations made under the Agreement,

         - the failure to perform its obligations in compliance with any standard of care set forth in the Agreement, or

         - liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties.

         Each Agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. In addition, the related Agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is unrelated to its servicing responsibilities under the Agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust and the servicer may be entitled to be reimbursed out of the collection account.

                                 THE AGREEMENTS

         The following summaries describe the material provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF TRUST ASSETS

GENERAL

         At the time that assets are being transferred to the trust, the seller will transfer, convey and assign to the trust all right, title and interest of the seller in the trust assets and other property to be transferred to the trust for a series. The assignment will usually include all principal and interest due on the trust assets after the initial cut-off date or subsequent cut-off date specified in the prospectus supplement. The trustee will, concurrently with the assignment, execute and deliver the securities.

ASSIGNMENT OF LOANS

         Typically, except as described below, the seller will, as to each loan, deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, a custodian on behalf of the trustee, the original mortgage note endorsed without recourse to the order of the trustee or in blank, except that the seller may deliver, or cause to be delivered to the trustee or custodian, a lost note affidavit in lieu of any original mortgage note that has been lost, the original mortgage with evidence of recording indicated thereon and an assignment of the mortgage in recordable form. In the case of any mortgage not returned from the public recording office, a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to the recording office. If specified in the prospectus supplement, the originator may retain possession of such documents until the occurrence of a specified event at which time the documents will be required to be delivered to the trustee or a custodian. The trustee or a custodian or the originator will hold the documents in trust for the benefit of the securityholders.

         The seller will, as to each home improvement contract and manufactured housing contract, deliver or cause to be delivered to the trustee or the custodian or the originator will retain, until the occurrence of a specified event, the original contract and copies of documents and instruments related to each such contract and, other than in the case of unsecured contracts, the security interest in the property securing the contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts and the manufactured housing contracts, the originator and the seller will execute a UCC-1 financing statement identifying the trustee as the secured party and identifying all such contracts as collateral. Usually, the home improvement contracts and manufactured housing contracts will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in such contracts could be defeated. The steps required to secure an interest in See "Legal Aspects of the Loans--The Home Improvement Contracts and Manufactured Housing Contracts."

         With respect to loans secured by mortgages, if so specified in the prospectus supplement, the originator or the seller will, at the time that mortgage loans are being transferred to the trust or if specified in the related prospectus supplement upon the occurrence of a specified event, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records except in states where such recordation is not required by the rating agencies rating the securities and, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the seller or the originator will cause the assignments to be recorded within the time after the date of transfer as is specified in the prospectus supplement, in which event, the Agreement may require the seller or the originator to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described under "--Repurchase and Substitution of Defective Trust Assets" with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a mortgage to be recorded.

         Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. The loan schedule will specify, among other things, with respect to each loan:

         -        type of loan;

         - the original principal amount and unpaid principal balance as of the cut-off date;

         -        the current interest rate;

         - the current scheduled payment, if applicable, of principal and interest;

         -        the maturity date, if any, of the related note; and

         -        if the loan is an adjustable rate loan,

                  -        the lifetime cap and floor, if any,

                  -        the periodic cap and floor, if any,

                  -        the current index, if applicable, and

                  -        credit limit, if applicable.

ASSIGNMENT OF POOLED SECURITIES

         The seller will cause the pooled securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated pooled securities. The trustee will not be in possession of or be an assignee of record of any underlying assets for a pooled security. See "The Trusts--Pooled Securities."

Each pooled security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each pooled security conveyed to the trust. In the Agreements, the seller will represent and warrant to the trustee regarding the pooled securities:

         - that the information contained in the schedule is true and correct in all material respects;

         - that, immediately prior to the conveyance of the pooled securities, the seller had good title, and was the sole owner of the pooled securities;

         - that there has been no other sale by it of the pooled securities; and

         - that there is no existing lien, charge, security interest or other encumbrance on the pooled securities.

REPURCHASE AND SUBSTITUTION OF DEFECTIVE TRUST ASSETS

         If any document in the file relating to the trust assets delivered to the trustee or custodian is found by the trustee within the time period specified in the Agreements, or promptly after the trustee's receipt of any document permitted to be delivered after the transfer date, to be defective in any material respect and the originator does not cure the defect, the originator or the seller will repurchase the trust asset or any related property from the trustee at a price equal to:

         (a)      the lesser of:

                  - the outstanding principal balance of the trust asset, or

                  - the trust's federal income tax basis in the trust asset, and

         (b) accrued and unpaid interest to the date of the next scheduled payment on the trust asset at the rate set forth in the related agreement less, if the originator is the repurchaser and also the servicer, any unreimbursed advances respecting the trust asset.

         However, the purchase price shall not be limited in clause (a) above to the trust's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the trust asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the prospectus supplement, the originator or the seller may, rather than repurchase the trust asset as described in the previous paragraph, remove the trust asset from the trust and substitute in its place one or more other trust assets provided, however, that:

         - with respect to a trust for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and

         - with respect to a trust for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust to lose its status as a REMIC or otherwise subject the trust to a prohibited transaction tax.

         As specified in the prospectus supplement, any substitute trust asset will, on the date of substitution:

         - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed trust asset, with the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to securityholders;

         - have an interest rate not less than the interest rate of the removed asset and not more than the rate specified in the prospectus supplement;

         - have a remaining term-to-stated maturity not greater than and not less than the period specified in the prospectus supplement; and

         - comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

         The originator or the seller will make representations and warranties with respect to the trust assets. If the originator or the seller cannot cure a breach of any of those representations and warranties in all material respects within the time period specified in the prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of, or the ability of the servicer to realize on, the trust asset, the originator or the seller is obligated to repurchase the affected trust asset or, if provided in the prospectus supplement, provide a substitute trust asset under the same conditions and limitations provided for purchases and substitutions. The cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a document for a trust asset.

PRE-FUNDING ACCOUNT

         If so provided in the prospectus supplement, the seller will, on behalf of the securityholders, deposit cash into a pre-funding account on the closing date. The pre-funding account will be maintained with the trustee. The deposit will not exceed the percentage of the initial aggregate principal amount of the securities set forth in the prospectus supplement. The money will be used by the trustee to purchase additional loans from the originator from time to time during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the loans. The funding period for a trust will begin on the closing date and will end on the date specified in the prospectus supplement, which will not be later than one year after the closing date. Monies on deposit in the pre-funding account may be invested in Eligible Investments as specified in the related Agreement. Earnings on investment of funds in the pre-funding account will be applied as specified in the prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to securityholders as a prepayment of principal, in the manner and priority specified in the prospectus supplement.

         In addition, if so provided in the prospectus supplement, on the closing date the seller will make a deposit to a capitalized interest account, which will be maintained with the trustee. The funds on deposit in the capitalized interest account will be used solely to cover shortfalls in interest that may arise as a result of utilization of the pre-funding account. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the loans. To the extent that the entire amount on deposit in the capitalized interest account has not been used to cover shortfalls in interest by the end of the funding period, any remaining amounts will be paid to the seller or to another entity specified in the prospectus supplement.

REPORTS TO SECURITYHOLDERS

         The trustee or other entity specified in the prospectus supplement will prepare and forward to each securityholder on each distribution date, or as soon after each distribution date as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

         (a) the amount of principal distributed to holders of the securities and the outstanding principal balance of the securities following the distribution;

         (b) the amount of interest distributed to holders of the securities and the current interest rate on the securities;

         (c) the amounts of (1) any overdue accrued interest included in the distribution, (2) any remaining overdue accrued interest with respect to the securities or (3) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

         (d) the amounts of (1) any overdue principal amounts with respect to the securities, (2) any current shortfall in receipt of scheduled payments on the trust assets or (3) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

         (e) the amount received under any enhancement, and the remaining amount available under the enhancement;

         (f) the amount of any delinquencies with respect to payments on the trust assets;

         (g)      the book value of any reo property acquired by the trust; and

         (h)      other information as specified in the related agreement.

         The report to securityholders for any series of securities may include additional or other information of a similar nature.

         In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during the calendar year a report containing customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns. The report will not be examined or reported upon by independent public accountants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT

         As specified in the prospectus supplement, events of default under the applicable Agreement for a series relating to the servicing of loans include:

         - any failure by the servicer to deposit amounts in the collection account and distribution account to enable the trustee to distribute to the securityholders any required payment, which failure continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the securityholders evidencing not less than 25% of the aggregate voting rights;

         - any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the securityholders evidencing not less than 25% of the aggregate voting rights; and

         - events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an event of default relating to the servicing of loans remains unremedied under the applicable Agreement, the trustee for the series or securityholders evidencing not less than 51% of the aggregate voting rights may terminate all of the rights and obligations of the servicer under the applicable Agreement, other than its right to recovery of expenses and amounts advanced under the terms of the Agreement, which rights the servicer will retain under all circumstances, whereupon the trustee or other entity specified in the prospectus supplement will succeed to all the responsibilities, duties and liabilities of the servicer under the Agreement. In that case, the trustee or other entity specified in the prospectus supplement will be entitled to reasonable servicing compensation not to exceed the original servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Agreement.

         In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint a finance institution, bank or loan servicing institution with a net worth specified in the prospectus supplement to act as successor servicer under the provisions of the applicable Agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Agreement.

         During the continuance of any event of default of a servicer under an Agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the securityholders, and securityholders evidencing not less than 51% of the aggregate voting rights may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the securityholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee. Also, the trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting securityholders.

         No securityholder, solely by virtue of their status as a securityholder, will have any right under the applicable Agreement to institute any proceeding with respect to the Agreement, unless the securityholder previously has given to the trustee written notice of default and unless the securityholders evidencing not less than 51% of the aggregate voting rights of the securities have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

INDENTURE

         Events of default under the indenture for each series of notes include:

         - a default for five (5) days or more in the payment of any interest on any note of that series or the default in the payment of principal of any note at the note's maturity;

         - failure to perform in any material respect any other covenant of the trust in the indenture which continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the prospectus supplement;

         - any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered in connection with the series having been incorrect in a material respect as of the time made, and the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the prospectus supplement;

         - events of bankruptcy, insolvency, receivership or liquidation of the trust; or

         - any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes may declare the principal amount or, if the notes are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the notes to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes.

         If, following an event of default with respect to any series of notes, the notes have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, unless otherwise provided in the related prospectus supplement or indenture, the trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default, unless:

         - the holders of 100% of the then aggregate outstanding amount of the notes consent to the sale;

         - the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding notes at the date of the sale; or

         - the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3% of the then aggregate outstanding amount of the notes.

         In the event that the trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, in the event of a default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of the notes after the occurrence of an event of default.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and continues with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, unless the noteholders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes, and the holders of a majority of the then aggregate outstanding amount of the notes may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes affected.

THE TRUSTEE

         The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the seller, the originator or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of an appointment of that type, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to the series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. The agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

         The trustee makes no representations as to the validity or sufficiency of the Agreement, the securities or of any trust asset or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the servicer under the Agreement.

         The trustee may be held liable for its failure to act in accordance with the standard of care specified in the prospectus supplement; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

         The trustee for a series may, upon written notice to the seller, resign at any time, in which event the seller will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

         The trustee may also be removed at any time:

         - if the trustee ceases to be eligible to continue as trustee under the Agreement;

         -        if the trustee becomes insolvent; or

         - by the securityholders evidencing over 50% of the aggregate voting rights of the securities in the trust upon written notice to the trustee and to the seller.

         Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

AMENDMENT OF AGREEMENT

         The Agreement for each series of securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

         (a)      to cure any ambiguity;

         (b) to correct any defective provisions or to correct or supplement any provision;

         (c)      to add to the duties of the seller, the trustee or servicer;

         (d) to add any other provisions with respect to matters or questions arising under the agreement or related enhancement;

         (e) to add or amend any provisions of the agreement as required by a rating agency in order to maintain or improve the rating of the securities; or

         (f) to comply with any requirement imposed by changes in accounting policies that do not materially impact the certificates or notes;

         (g)      to comply with any requirements imposed by the code;

provided that any amendment except under clauses (f) and (g) above, will not adversely affect in any material respect the interests of any securityholders, as evidenced by an opinion of counsel. Any amendment, except under clauses (f) and (g) of the preceding sentence, shall be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to reduce the then current rating.

         The Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing not less than 51% of the aggregate outstanding principal amount of the securities, or if only some classes are affected by the amendment, 51% of the aggregate outstanding principal amount of each class affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment of that type may, without the consent of securityholders of 100% of the affected securities:

         - reduce the amount or delay the timing of payments on any security without the consent of the securityholder of the security or

         - reduce the percentage required to consent to any amendment of that type.

VOTING RIGHTS

         The prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.

LIST OF SECURITYHOLDERS

         Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under the Agreement, the trustee will afford the securityholders access during business hours to the most recent list of securityholders of that series held by the trustee. The request should be accompanied by a copy of the proposed communication.

         No Agreement will provide for the holding of any annual or other meeting of securityholders.

REMIC ADMINISTRATOR

         For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust may be performed by a REMIC administrator, who may be an affiliate of the seller.

TERMINATION

POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT; TRUST AGREEMENT

         The obligations created by the Pooling and Servicing Agreement, the Servicing Agreement or the Trust Agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them under the Agreement after the earlier of:

         - the later of the final payment or other liquidation of the last trust asset remaining in the trust and the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any trust asset or

         - the repurchase by the servicer or other entity specified in the prospectus supplement from the trustee of all trust assets and other property at that time subject to the Agreements.


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

         The Agreements for each series permit, but do not require, the servicer or other entity specified in the prospectus supplement to purchase from the trust all remaining trust assets at a price equal to:

         -        100% of the aggregate principal balance of the trust assets;

         - plus, with respect to any property acquired in respect of a trust asset, if any, the outstanding principal balance of the related trust asset at the time of foreclosure;

         - minus related unreimbursed advances, or in the case of the trust assets, only to the extent not already reflected in the computation of the aggregate principal balance of the trust assets;

         - minus unreimbursed expenses that are reimbursable under the terms of the Agreement;

         - plus accrued interest at the weighted average rate on the trust assets through the last day of the due period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

         - 100% of the aggregate principal balance of the trust assets, plus accrued interest thereon at the applicable net rates on the trust assets through the last day of the month of the repurchase; and

         - the aggregate fair market value of the trust assets plus the fair market value of any property acquired in respect of a trust asset and remaining in the trust.

         The exercise of the right will effect early retirement of the securities, but the right to purchase the trust assets only vests when the principal balance of the trust assets has been reduced to an amount set forth in the prospectus supplement. In no event, however, will the trust created by the Agreements continue beyond the expiration of 21 years from the death of the last survivor of persons identified in the Agreements. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the Agreements to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If provided in the prospectus supplement, the seller or another entity may effect an optional termination of the trust under the circumstances described in the prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase of Trust Assets or Securities, Termination of Trust."

INDENTURE

         The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes.

         In addition to that discharge with limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the notes, except for some administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the last scheduled distribution date and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any defeasance and discharge of notes, noteholders would be able to look only to that money or direct obligations for payment of principal and interest, if any, on their notes until maturity.

                           LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries of the material legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because some of these legal aspects are governed by applicable state law and each state's laws differ, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

MORTGAGE LOANS

         The mortgage loans for a series will be, and some home improvement contracts for a series may be, secured by either mortgages, deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. However, in some states the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to the right of the mortgagor to a reconveyence of such property upon the payment of the indebtedness secured by that mortgage or deed of trust. The mortgage lien is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental powers and may also be subject to other pre-existing liens and other liens under the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid,


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

in trust, typically with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed to secure debt or deed of trust, and, in some deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

         Foreclosure of a mortgage is usually accomplished by judicial action. Typically, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

         Foreclosure of a deed of trust or deed to secure debt is usually accomplished by a non-judicial trustee's or grantee's sale, as applicable, under applicable state law. A specific provision in the deed of trust or deed to secure debt usually authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In some states, foreclosure of a deed of trust or deed to secure debt also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee or grantee, as applicable, in some states, prior to the sale, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In some states, the borrower/trustor has the right to reinstate the loan at any time following default until the trustee's sale. In most cases, in those states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. State law usually controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Typically, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and, in certain circumstances, deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or was not material or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct so as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under some circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful or not material.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years, is a remedy alternative to foreclosure, and the mortgagee may be precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage, deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee, referee or grantee, as applicable, for an amount which may be less than or equal to the unpaid principal amount of the mortgage note secured by the mortgage, deed of trust or deed to secure debt plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. In the same states, there is often a statutory minimum purchase price which the lender may offer for the property and, generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After a redemption period, subject to the right of the borrower in some states to remain in possession and redeem the property during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment, and in some states there is no right to seek a deficiency judgment under certain circumstances. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien of that type has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes strict, as well as joint and several, liability for those costs on several classes of potentially responsible parties, including current owners and operators of the property who did not necessarily cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing the loan. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "Secured Creditor Exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

         If a lender is or becomes liable, it can bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial and may result in a loss to securityholders.

         Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the series of securities.

         The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 provides that in order to be deemed to have participated in the management of a mortgaged


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

property under CERCLA or under the Resource Conservation and Recovery Act (which regulates, among other things, underground storage tanks), a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the Secured Creditor Exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, neither the originator, the servicer nor the seller has made and will not make these evaluations, or will make only very limited environmental assessments, prior to the origination of the loans. Neither the originator, the seller nor any replacement servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the originator, the servicer nor the seller makes any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the seller will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

RIGHTS OF REDEMPTION

         In some states, after sale under a deed of trust or deed to secure debt or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust or deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

         The mortgage loans comprising or underlying the trust assets included in the trust for a series will be secured by mortgages, deeds of trust or deeds to secure debt which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, either reinstates or satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan to the extent permitted by applicable law and the senior mortgage. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed of trust or deed to secure debt do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan that applicable law may provide.

         The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the senior mortgagee become part of the indebtedness secured by the senior mortgage.

         The form of credit line, deed of trust or mortgage used by most institutional lenders which make HELOC loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause depends in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the deed of trust or mortgage, notwithstanding the fact that there may be junior deed of trusts or mortgages and other liens which intervene between the date of recording of the deed of trust or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior deed of trusts or mortgages and other liens at the time of the advance. In most states, the deed of trust or mortgage lien securing mortgage loans of the type which includes HELOCs applies retroactively to the date of the original recording of the deed of trust or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded deed of trust or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

         When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, if the junior loan permits recourse to the borrower and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Third, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may, in limited circumstances, create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is disadvantaged by the borrower's additional burden. Fourth, if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

ANTI-DEFICIENCY LEGISLATION AND THE BANKRUPTCY CODE

         Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt and afford relief to debtors, which may interfere with or affect the ability of the secured lender to realize upon the collateral or enforce a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

         In the case of a loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, guarantee or mortgagee if there are not trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bring a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is to prevent a beneficiary, grantee or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to fully realize upon its collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and foreclosure proceedings had occurred prior to the filing of the bankruptcy petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified. These courts have held that these modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering or extending the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. In most cases, however, the terms of the loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except for mortgage payment arrearages, which may be cured within a reasonable time period.

         In a case under the Bankruptcy Code, the lender is precluded from foreclosing or taking other collection or enforcement action without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral. The priority of the loan may be subordinated to bankruptcy court-approved financing. Payments made on the loan during the 90 days preceding the bankruptcy filing may have to be returned to the borrower as avoidable preferences. Additionally, the bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed bankruptcy plans.

         Applicable law provides priority to some tax liens over the lien of a mortgage deed to secure debt or deed of trust. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originator's failure to comply with the Truth-in-Lending Act could subject the trust (and other assignees of the loans) to monetary penalties and could result in a rescission of a loan with respect to either the trust or subsequent holders of the loans.

         Some of the home equity loans originated on or after October 1, 1995, may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under these provisions that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act typically preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of these clauses with respect to mortgage loans that were:

         - originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and

         - originated by lenders other than national banks, federal savings institutions and federal credit unions.

         Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states, i.e., Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to some categories of window period loans. The Garn-St. Germain Act also prescribes nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages, deeds to secure debt and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

         In addition, under federal bankruptcy law, prepayment fees and late payment fees may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, including the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. Some mortgage loans, depending upon the entity that originated them, may be subject to limitations or prohibitions on the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of those mortgage loans.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V"), provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted that type of law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Usury limits apply to junior loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the trust assets, as described in the prospectus supplement.

         In most cases, the originator of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

TEXAS HOME EQUITY LOANS

         Generally, any "cash-out" refinance or other non-purchase money transaction, except for rate/term refinance loans and certain other narrow exceptions such as home improvement contracts, secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the home equity loan unenforceable and/or the lien on the mortgaged property invalid. Because home equity loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of home equity loans in Texas, delays and increased losses may result in connection with foreclosures of such home equity loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the mortgaged property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related home equity loan. Under the Texas Home Equity Laws, a home equity loan may not be closed before the first anniversary of the closing date of any other home equity loan secured by the same mortgaged property. This provision prevents the refinancing of a home equity loan until at least one year has elapsed since the home equity loan's closing date. Title insurance generally available on the home equity loans may exclude coverage for some of the risks of the Texas Home Equity Laws.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate home equity loans and adjustable rate cooperative loans, and early ownership home equity loans originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII provides that, notwithstanding any state law to the contrary:

         - state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks;

         - state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

         - all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

         Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

THE HOME IMPROVEMENT AND MANUFACTURED HOUSING CONTRACTS

GENERAL

         The home improvement and manufactured housing contracts, other than those contracts that are unsecured or secured by mortgages on real estate are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. These home improvement contracts are referred to in this section as "contracts". Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the seller will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Typically, the contracts will not be delivered to the trustee absent the occurrence of an adverse credit event specified in the Agreements affecting the originator or the seller nor will be stamped or otherwise marked to reflect their assignment from the seller to the trustee either directly or through the seller. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated.

SECURITY INTERESTS IN HOME IMPROVEMENTS

         The contracts that are secured by the financed home improvements grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement typically is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. A purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must be perfected by a timely fixture filing. Under the UCC, a security interest usually does not exist in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization, upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

         The manufactured homes securing the manufactured housing contracts may be located in all fifty states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws or, to the extent that the manufactured home is located in a certificate of title state, the related lender may be able to perfect its security interest by having its lien noted on the related certificate of title so long as the certificate of title is still valid after the manufactured home became affirmatively affixed to real property.

         In the event that the owner of a manufactured home moves to a state other than the state in which the owner and the manufactured home were located when the manufactured home was initially registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation of the owner and the manufactured home and thereafter only if and after the owner re-registers the manufactured home in the state to which the owner moved. If the owner were to relocate itself and the manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured homes.

ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS AND MANUFACTURED HOMES

         So long as the home improvement or manufactured home has not become subject to the real estate law, a creditor can repossess a home improvement or manufactured home securing a contract by voluntary surrender, by self-help repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

CONSUMER PROTECTION LAWS

         The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the originator of goods which gave rise to the transaction and related lenders and assignees to transfer the contract free of notice of claims by the debtor. The effect of this rule is to subject the assignee of a contract, including the trust with respect to the loans, to all claims and defenses which the debtor could assert against the originator of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Furthermore, claims asserted under similar statutes may subject assignees of a contract to additional liability. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending under the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, state retail installment sales contracts and state adoptions of the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract. If the trust includes loans subject to these laws, it may be subject to all of the claims and defenses which the borrower could assert against the originator.

INSTALLMENT CONTRACTS

         The loans may also consist of installment contracts secured by real property for purposes of the laws of the state in which the property is located. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is typically responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able under state statute, to enforce the contract strictly according to the terms. The terms of installment contracts typically provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

         In most cases, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of Soldiers' and Sailors' Civil Relief Act of 1940, borrowers who enter military service after the origination of their loan, including a borrower who was in reserve status and is called to active duty after the origination of their loan:

         - are entitled to have interest, including fees and charges, reduced and capped at 6% per annum, on obligations, including loans, incurred prior to the commencement of military service for the duration of military service;

         - may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on those obligations entered into prior to military service for the duration of military service; and

         - may have the maturity of those obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

         However, the benefits noted above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. The Soldiers' and Sailors' Relief Act of 1940 applies to borrowers who are members of the Air Force, Army, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health service assigned to duty with the military. If a borrower's obligation to repay amounts otherwise due on a loan included in a trust for a series is relieved under the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust, the servicer, the originator, the seller nor the trustee will be required to advance those amounts, and any consequent loss may reduce the amounts available to be paid to the holders of the certificates of that series. As specified in the prospectus supplement, any shortfalls in interest collections on loans or underlying loans relating to the Private Securities, as applicable, included in a trust for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans or underlying loans had the interest shortfall not occurred.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z, Real Estate Settlement Procedures Act and Regulation X, Equal Credit Opportunity Act and Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. These laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the originator and in some cases its assignees to damages and administrative enforcement.

MATTERS RELATING TO THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC")

         The originator is chartered as an Alabama state banking corporation and is regulated and supervised principally by the State of Alabama Banking Department, which is entitled to appoint the FDIC as conservator or receiver for the originator if specified events occur relating to Compass Bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the originator.

         In its role as conservator or receiver, the FDIC would have broad powers to repudiate contracts to which the originator was a party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the originator's affairs.

         Further, if the FDIC were acting as the originator's conservator or receiver, the FDIC may have the power to extend its repudiation and avoidance powers to the seller because the seller is a wholly-owned subsidiary of the originator. To the extent that the originator has granted a security interest in the trust assets to the trust and that security interest was validly perfected before the originator's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the originator or its creditors, that security interest would not be subject to avoidance by the FDIC as receiver of the originator. Positions taken by the staff of the FDIC do not suggest that the FDIC, if appointed receiver of the originator, would interfere with the timely transfer of payments collected on the related trust assets. If, however, the FDIC were to assert a contrary position, or were to require the owner trustee or the indenture trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the Federal Deposit Insurance Act ("FDIA"), or the conservator or receiver were to request a stay of proceedings with respect to the originator as provided under the FDIA, delays in payments on the related outstanding securities and possible reductions in the amount of those payments could occur.

         The FDIC has adopted a rule stating that, if certain conditions are met, the FDIC shall not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank and financial assets transferred by that bank in connection with a securitization transaction. Although the FDIC has the power to repeal or amend its own rules, the securitization rule states that any repeal or amendment of that rule will not apply to any transfers of financial assets made in connection with a securitization that was in effect before the repeal or modification. If the originator's transfer of trust assets to the seller and the seller's transfer of the trust assets to the trust were to satisfy the requirements of the rule, then the FDIC, as conservator or receiver of the originator, would not seek to treat the trust assets and related collections as the originator's property or property of the conservatorship or receivership of the originator. The prospectus supplement will indicate whether the originator will rely on the rule. If an issuance of securities were structured to have the benefit of the rule, but the FDIC nevertheless were to assert that the transfers do not have the benefit of the rule or violate the banking laws, or were to require the indenture trustee or any of the other transaction parties to go through the administrative claims procedure established by the FDIC in order to obtain payment on the securities, or were to request a stay of any actions by any of those parties to enforce the applicable agreement, delays in payments on outstanding securities and possible reductions in the amounts of any payments could occur.

         The seller's organizational documents and structure have been designed so that the substantive consolidation of its assets and liabilities with those of the originator is unlikely. The seller is a separate, limited purpose limited liability company, and its operating agreement contains limitations on the nature of its business. In addition, the indenture trustee will covenant in the indenture and the trustee for the trust will covenant in the pooling and servicing agreement that it will not at any time institute against the seller any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. Nevertheless, if the seller were to become a debtor in a bankruptcy case and if a bankruptcy trustee or one of the seller's creditors or the seller as debtor-in-possession were to take the position that the transfer of the receivables by the seller to the trust should be characterized as a pledge of those receivable then delays in payment on the securities and possible reductions in the amount of those payments could result.

         Because the seller is a wholly-owned subsidiary of the originator, certain banking laws and regulations may apply to the seller, and if the seller were found to have violated any of those laws or regulations, payments on the securities could be delayed or reduced. In addition, if the originator entered conservatorship or receivership, the FDIC could seek to exercise control over the receivables or the seller's other assets on an interim or a permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that:

         - the seller's assets (including the receivables) constitute assets of the originator available for liquidation and distribution by a conservator or receiver for the originator;

         - the seller and its assets (including the receivables) should be substantively consolidated with the originator and its assets; or

         - the FDIC's control over the receivables is necessary for the originator to reorganize or to protect the public interest.

         If these or similar arguments were made, whether successfully or not, payments on the securities could be delayed or reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, the fact that the originator has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the securities.

         Application of federal and state insolvency and debtor relief laws would affect the interests of the securityholders if those laws result in any receivables being charged-off as uncollectable. See "--Consumer Protection Laws" in this prospectus.

LEGAL ASPECTS OF THE POOLED SECURITIES

         The following discussion contains summaries of the certain legal aspects of pooled securities which are general in nature. Because some of these legal aspects are governed by applicable state law and each state's laws differ, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states which may be applicable to the pooled securities, or the originators or sellers with respect thereto. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the pooled securities.

         The pooled securities will generally consist of interests in or notes issued by a trust, whose assets include mortgages or other assets that will be substantially similar to the trust assets described in this prospectus. The assets of a pooled security will generally be originated or purchased by the sponsor of the pooled securities (referred to in this section as the "sponsor"). The sponsor will transfer those assets, directly or indirectly, to a trust. The sponsor will treat the transfer of such assets as a sale for accounting purposes. As a sale of assets by the sponsor, the assets would not be part of the sponsor's bankruptcy estate and would not be available to the sponsor's creditors. However, in the event of the insolvency of the sponsor, it is possible that the bankruptcy trustee or a creditor of the sponsor may attempt to recharacterize the sale of the assets as a borrowing by the sponsor, secured by a pledge of the assets. This position, if argued before or accepted by a court, could prevent timely payments of amounts due on the pooled securities and a reduction of payments on the pooled securities, which in turn could result and result in a delay or reduction of payments due on the Securities of the related series.

                                 USE OF PROCEEDS

         The seller will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

         -        to purchase the trust assets,

         - to establish any reserve funds described in the prospectus supplement,

         - to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement, if any, and


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

         -        for general corporate purposes.

         If specified in the prospectus supplement, the purchase of the trust assets for a series may be effected by an exchange of securities with the originator of the trust assets.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of tax counsel. The summary is based upon the provisions and regulations of the Code, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which may change or be interpreted differently. The statutory provisions, regulations, and interpretations on which this interpretation is based may change, and those changes could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, including investors that may be subject to special treatment under federal income tax laws, including:

         -        financial institutions;

         -        banks;

         -        insurance companies;

         -        tax-exempt entities;

         -        regulated investment companies;

         -        dealers in securities or currencies;

         - persons holding the securities as a hedge against currency risks or as a position in a "straddle" for tax purposes; and

         -        persons whose functional currency is not the U.S. dollar.

         This summary focuses primarily upon investors who will hold securities as capital assets within the meaning of Code section 1221, but much of the discussion is applicable to other investors as well. We suggest that prospective investors consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

         The federal income tax consequences to holders will vary depending on whether:

         -        the securities are classified as indebtedness;


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

         - an election is made to treat the trust as a REMIC or a FASIT under the Internal Revenue Code of 1986;

         - the securities represent an ownership interest in some or all of the trust assets; or

         -        an election is made to treat the trust as a partnership.

         In all cases, each trust fund will be structured so as not to be subject to an entity level tax, and Mayer, Brown, Rowe & Maw is of the opinion that each trust fund will not be characterized as an association, or publicly traded partnership or taxable mortgage pool, taxable as a corporation.

         The prospectus supplement will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC or FASIT election will be made.

OPINIONS

         Tax counsel is of the opinion that:

         (a) if a prospectus supplement indicates that one or more classes of securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated will be considered indebtedness for federal income tax purposes;

         (b) if a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related trust fund, assuming that these REMIC elections are timely made and all of the provisions of the applicable agreement are complied with

                  (1) each segregated pool of assets specified in the applicable agreement will constitute a REMIC for federal income tax purposes,

                  (2) the class or classes of securities of the related series which are designated as "regular interests" in the related prospectus supplement will be considered regular interests in a REMIC and generally as debt for federal income tax purposes, and

                  (3) the class of securities of the related series which is designated as the residual interest in the related prospectus supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes;

         (c) if a prospectus supplement indicates that one or more FASIT elections will be made with respect to the related trust fund, assuming that these FASIT elections are timely made and all of the provisions of the applicable agreement are complied with


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

                  (1) each segregated pool of assets specified in the applicable agreement will constitute a fasit for federal income tax purposes,

                  (2) the class or classes of securities of the related series which are designated as "regular interests" and "high yield interest" in the related prospectus supplement will be considered regular interests and high yield interests, respectively, in a fasit and as debt for federal income tax purposes, and

                  (3) the class of securities of the related series which is designated as the ownership interest in the related prospectus supplement will be considered the sole class of "ownership interests" in the applicable fasit for federal income tax purposes;

         (d) if a prospectus supplement indicates that a trust fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

                  (1) the trust fund will be considered to be a grantor trust under subpart e, part 1 of subchapter j of the code and will not be considered to be an association taxable as a corporation, and

                  (2) a holder of the related securities will be treated for federal income tax purposes as the owner of an undivided interest in the assets included in the trust fund; and

         (e) if a prospectus supplement indicates that a trust fund is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable agreements are complied with, the trust fund will be treated as a partnership for federal income tax purposes and will not be characterized as an association, or publicly traded partnership or taxable mortgage pool, taxable as a corporation.

         Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

REMICS

General

         In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as regular interests or residual interests in a REMIC, as specified in the prospectus supplement.

         The discussion below is based in part upon the rules governing original issue discount that are described in Code sections 1271-1273 and 1275 and in the Treasury regulations issued thereunder, which are referred to in this prospectus as the OID


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

regulations, and in part upon the REMIC provisions and the Treasury regulations issued thereunder, or the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities like the security.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for this status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC security may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

         If a REMIC election is made with respect to a series of securities,

         - securities held by a domestic building and loan association typically will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in their entirety, assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of qualifying assets described in Code Section 7701(a)(19)(C); and

         - securities held by a real estate investment trust typically will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B) in their entirety, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in its entirety, assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets.

         If less than 95% of the REMIC's assets consist of the qualifying assets described above, then a security will be a qualifying asset in the proportion that REMIC assets are qualifying assets. In some instances the loans and pooled securities may not be treated entirely as assets described in the foregoing sections.

         A "qualified mortgage" for REMIC purposes includes any obligation, including security of participation in such an obligation, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes, not including recreational vehicles, campers or similar vehicles, that are "single family residences" under Internal Revenue Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Internal Revenue Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location. Tiered REMIC Structures

         For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs, or tiered REMICs, for federal income tax purposes. Upon the issuance of this type of series of REMIC security, tax counsel will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, each REMIC created by the pooling and servicing agreement will qualify as a REMIC and the REMIC securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular securities or REMIC residual securities in the related REMIC within the meaning of the REMIC provisions.

         Solely for purposes of determining whether the REMIC security will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the security is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Securities

         Except as otherwise stated in this discussion, REMIC regular securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. In addition, holders of REMIC regular securities that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular securities under an accrual method.

         Original Issue Discount. Some REMIC regular securities may be issued with "original issue discount" within the meaning of Code section 1273(a). Any holders of a REMIC regular security issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the rules governing original issue discount which are set forth in Code sections 1271-1275 and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996 (the "OID Regulations"). Code section 1272(a)(6) provides special rules applicable to REMIC regular security and various other debt instruments issued with original issue discount. The OID Regulations do not contain provisions specifically interpreting Code section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating original issue discount.

         The Code requires that a prepayment assumption be used with respect to loans held by a REMIC in computing the accrual of original issue discount on REMIC regular securities issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular security must be the same as that used in pricing the initial offering of the REMIC regular security. The prepayment assumption used by the master servicer in reporting original issue discount for each series of REMIC regular securities will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor the master servicer will make any representation that the home equity loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

         The original issue discount, if any, on a REMIC regular security will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular securities will be the first cash price at which a substantial amount of REMIC regular security of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular securities is sold for cash on or prior to the date of their initial issuance, the issue price for the class will be treated as the fair market value of that class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular security is equal to the total of all payments to be made on that security other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular security.

         In the case of REMIC regular securities bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular security. In general terms, original issue discount is accrued by treating the interest rate of the security as fixed and making adjustments to reflect actual interest rate adjustments.

         Some classes of the REMIC regular securities may provide for the first interest payment with respect to their security to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is each monthly period that ends on a payment date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular security and accounted for as original issue discount. Because interest on REMIC regular securities must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular security.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular security will reflect the accrued interest. In these cases, information returns to the securityholders and the Internal Revenue Service, or IRS, will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall purchase price of the REMIC regular security, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next payment date, and that portion of the interest paid on the first payment date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first payment date should be included in the stated redemption price of the REMIC regular security. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a securityholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular security will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular security multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular security is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular security, by multiplying:

         - the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

         - a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular security.

         Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular security. The OID regulations also would permit a securityholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Securities--Market Discount" for a description of that election under the OID regulations.

         If original issue discount on a REMIC regular security is in excess of a de minimis amount, the holder of the security must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular security, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular security, the daily portions of original issue discount will be determined as follows:

         As to each "accrual period," that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a payment date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

         -        the sum of:

         - the present value, as of the end of the accrual period, of all of the payments remaining to be made on the REMIC regular security, if any, in future periods, and

         - the payments made on the REMIC regular security during the accrual period of amounts included in the stated redemption price, over

         - the adjusted issue price of the REMIC regular security at the beginning of the accrual period.

         The present value of the remaining payments referred to in the preceding sentence will be calculated assuming that payments on the REMIC regular security will be received in future periods based on the loans and pooled securities being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the security. For these purposes, the original yield to maturity of the security will be calculated based on its issue price and assuming that payments on the security will be made in all accrual periods based on the loans and polled securities being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular security at the beginning of any accrual period will equal the issue price of the security, increased by the aggregate amount of original issue discount that accrued with respect to that security in prior accrual periods, and reduced by the amount of any payments made on that REMIC regular security in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular security that purchases the security at a price, excluding any portion of that price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that security. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular security. The adjusted issue price of a REMIC regular security on any given day equals the sum of the adjusted issue price, or, in the case of the first accrual period, the issue price, of the security at the beginning of the accrual period which includes that day, and the daily portions of original issue discount for all days during the accrual period prior to that day.

         Market Discount. A securityholder that purchases a REMIC regular security at a market discount, that is, in the case of a REMIC regular security issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular security issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each payment representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code, the securityholder will be required to allocate the portion of each payment representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

         A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the securityholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular security with market discount, the securityholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that the securityholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a securityholder that made this election for a security that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "--Taxation of Owners of REMIC Regular Securities--Premium." Each of these elections to accrue interest, discount and premium with respect to a security on a constant yield method or as interest would be irrevocable.

         However, market discount with respect to a REMIC regular security will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Internal Revenue Code Section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, a number of rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular securities should accrue, at the securityholder's option:

         -        on the basis of a constant yield method;

         - in the case of a REMIC regular security issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular security as of the beginning of the accrual period; or

         - in the case of a REMIC regular security issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular security at the beginning of the accrual period.

         Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular security purchased at a discount in the secondary market.

         To the extent that REMIC regular securities provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular security generally will be required to treat a portion of any gain on the sale or exchange of that security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Internal Revenue Code a holder of a REMIC regular security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular security purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A REMIC regular security purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular security may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the security. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular security, rather than as a separate interest deduction. The OID regulations also permit securityholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the securityholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Securities--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular security without regard to whether those security have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

         Realized Losses. Under Internal Revenue Code Section 166 both corporate holders of the REMIC regular security and noncorporate holders of the REMIC regular security that acquire those security in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their security become wholly or partially worthless as the result of one or more realized losses on the home equity loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's security becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC regular security will be required to accrue interest and original issue discount with respect to that security, without giving effect to any reductions in payments attributable to defaults or delinquencies on the loans or the underlying security until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular security could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Securities

         General. As residual interests, the REMIC residual security will be subject to tax rules that differ significantly from those that would apply if the REMIC residual security were treated for federal income tax purposes as direct ownership interests in the REMIC's assets or as debt instruments issued by the REMIC.

         An owner of a REMIC residual security typically will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual securityholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual securityholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC residual securityholders without regard to the timing or amount of cash payments by the REMIC. Ordinary income derived from REMIC residual security will be "portfolio income" for purposes


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

of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

         An owner of a REMIC residual security that purchased the security from a prior holder of that security also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual security. These daily portions will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a REMIC residual securityholder that purchased the REMIC residual security from a prior holder of the security at a price greater than, or less than, the adjusted basis, the REMIC residual security would have had in the hands of an original holder of the security. The REMIC regulations, however, do not provide for any modifications.

         The amount of income REMIC residual securityholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash payments received from the REMIC for the corresponding period. Consequently, REMIC residual securityholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual security or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual securityholders may exceed the cash payments received by the REMIC residual securityholders for the corresponding period may significantly adversely affect the REMIC residual securityholders' after-tax rate of return.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the home equity loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular security, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular security, and any other class of REMIC security constituting "regular interests" in the REMIC not offered by this prospectus, amortization of any premium on the home equity loans, bad debt deductions with respect to the home equity loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. The aggregate basis will be allocated among the REMIC's assets collectively in proportion to their respective fair market values. The issue price of any REMIC security offered by this prospectus will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Securities" Accordingly, if one or more classes of REMIC security are retained initially rather than sold, the master servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in its assets.

         A loan or pooled security will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount, whether market discount or original issue discount, will be


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

includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC regular securities. The REMIC may elect under Code section 171 to amortize any premium on the loans and pooled securities. Premium on any loan or pooled security to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a loan or pooled security would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption.


         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular securities, including any other class of REMIC security constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular security, including any other class of REMIC security constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Securities" except that the de minimis rule and the adjustments for subsequent holders of REMIC regular securities, including any other class of security constituting "regular interests" in the REMIC not offered by this prospectus, described in that section will not apply.

         If a class of REMIC regular securities is issued at an issue premium, the REMIC will have an additional item of income in an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Securities."

         As a general rule, the taxable income of the REMIC is required to be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC security, subject to the limitation of Section 67 of the Internal Revenue Code and the rules relating to the alternative minimum tax. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Payments. The adjusted basis of a REMIC residual security will be equal to the amount paid for that REMIC residual security, increased by amounts included in the income of the REMIC residual securityholder and decreased, but not below zero, by payments made, and by net losses allocated, to the REMIC residual securityholder.

         A REMIC residual securityholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual securityholder's adjusted basis in its REMIC residual security as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual security. The ability of REMIC residual securityholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC residual securityholders should consult their tax advisors.

         Any payment on a REMIC residual security will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual security. To the extent a payment on a REMIC residual security exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual security. Holders of REMIC residual security may be entitled to payments early in the term of the related REMIC that will be taxable because their bases in the REMIC residual security at that time will not be sufficiently large for the payments to be treated as nontaxable returns of capital. Their bases in the REMIC residual security will initially equal the amount paid for the REMIC residual security and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual securityholders. To the extent the REMIC residual securityholders' initial bases are less than the payments to the REMIC residual securityholders, and increases in the initial bases either occur after the payments or, together with their initial bases, are less than the amount of the payments, gain will be recognized to the REMIC residual securityholders on those payments and will be treated as gain from the sale of their REMIC residual security.

         The effect of these rules is that a Residual securityholder may not amortize its basis in a REMIC residual security, but may only recover its basis through payments, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual security. See "Sales of REMIC Security." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual security other than an original holder in order to reflect any difference between the cost of the REMIC residual security to the holder and the adjusted basis the REMIC residual security would have had in the hands of the original holder, see "--Taxation of Owners of REMIC Residual Securities--General."

         Excess Inclusions. The portion of the remic taxable income of an owner of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust, or some cooperatives were to own a residual interest security, a portion of dividends or other distributions paid by the real estate investment trust or other entity would be treated as excess inclusion income. Any distribution of, and any gain attributable to, excess inclusion income to or realized by a foreign person with respect to its residual security is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as portfolio interest and may be limited in more ways.

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions, i.e., thrift institutions, to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have the rules apply only to tax years beginning after August 20, 1996.

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         The excess inclusion portion of a REMIC's income is equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a residual interest security, over the daily accruals for the quarterly period of:

         - 120% of the long term applicable federal rate on the startup day multiplied by

         - the adjusted issue price of the residual interest security at the beginning of the quarterly period.

         The adjusted issue price of a residual interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price


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

of a regular interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in some cases, transfers of residual securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC typically will be allocated to the holders of the related REMIC residual security. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular security. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual security in their entirety and not to the holders of the related REMIC regular security.

         With respect to REMIC residual security or REMIC regular security the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts:

    - an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder; and

    - the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

    - 3% of the excess of the individual's adjusted gross income over that amount; or

    - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         The amount of additional taxable income reportable by REMIC securityholders that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of this type of holder of a REMIC security that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC security may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these securities.

Prohibited Transactions and Other Possible REMIC Taxes.

         The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. Prohibited transactions generally include:

         - the sale or other disposition of any qualified mortgage transferred to the REMIC;

         -        the sale or other disposition of a cash flow investment;

         - the receipt of any income from assets not permitted to be held by the REMIC; or

         - the receipt of any fees or other compensation for services rendered by the REMIC.

         In addition, tax at the rate of 100% is generally imposed on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day and tax at a rate equal to the highest corporate rate is imposed on any net income from foreclosure property. Certain provisions of the pooling and servicing agreement are intended to ensure that prohibited transaction, contributions and foreclosure income taxes are not imposed. Accordingly, although we do not expect that such taxes will be imposed, no assurance can be given that those taxes will not be imposed. To the extent not paid by the holders or otherwise, any such taxes will be paid out of the trust and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Restrictions on Ownership and Transfer of Residual Interest Securities

         As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a residual interest security by any disqualified organization. Disqualified organizations include the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any other organization generally exempt from federal income taxes unless such organization is subject to tax on unrelated business taxable income. The applicable Agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless


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

the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

         If a residual interest security is transferred to a disqualified organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a residual interest security is a noneconomic residual interest, a transfer of the residual interest security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A residual interest security is a noneconomic residual interest unless, at the time of the transfer:

         - the present value of the expected future distributions on the residual interest security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs; and

         - the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The transferor of a REMIC residual interest is presumed not to have a wrongful purpose if it:

         - conducts a reasonable investigation of the transferee's financial condition and concludes that the transferee has historically paid its debts as they come due and finds no significant evidence indicating that the transferee will not continue to pay its debts as they come due in the future; and

         - receives a representation from the transferee that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes as they come due.

         The IRS has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition provides that the transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of:

         - any consideration given to the transferee to acquire the interest (the inducement payment);

         -        future distributions on the interest; and


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

         - any anticipated tax savings associated with holding the interest as the REMIC generates net losses.

         For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing. The proposed effective date for the changes is February 4, 2000. In Revenue Procedure 2001-12, pending finalization of the proposed regulations, the IRS has expanded the safe harbor for transfers of non-economic residual interests to include certain transfers to taxable domestic C corporations with large amounts of gross and net assets where agreement is made that any and all future transfers of the non-economic residual interest will only be to taxable domestic C corporations in transactions that qualify for one of the safe harbor provisions.

         If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to transfers of residual interest securities by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

   Sales of REMIC Security

         If a REMIC security is sold, the selling securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC security. The adjusted basis of a REMIC regular security typically will equal the cost of that REMIC regular security to that securityholder, increased by income reported by the securityholder with respect to that REMIC regular security, including original issue discount and market discount income, and reduced, but not below zero, by payments on the REMIC regular security received by the securityholder and by any amortized premium. The adjusted basis of a REMIC residual security will be determined as described under "--Taxation of Owners of REMIC Residual Securities--Basis Rules, Net Losses and Payments." Except as described below, any gain or loss in most cases will be capital gain or loss.

         Gain from the sale of a REMIC regular security that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

    - the amount that would have been includible in the seller's income with respect to the REMIC regular security had income accrued thereon at a rate equal to 110% of the "applicable Federal rate", which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the security, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular security, over

    - the amount of ordinary income actually includible in the seller's income prior to the sale.

         In addition, gain recognized on the sale of a REMIC regular security by a seller who purchased the REMIC regular security at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the security was held. See "--Taxation of Owners of REMIC Regular Securities--Market Discount."

         REMIC securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC security by a bank or thrift institution to which that section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular security that might otherwise be capital gain may be treated as ordinary income to the extent that the security is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in security or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income in most cases will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         If the seller of a REMIC residual security reacquires the security, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Internal Revenue Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual securityholder on the sale will not be deductible, but instead will be added to the REMIC residual securityholder's adjusted basis in the newly-acquired asset.

Backup Withholding

         A regular securityholder may, in some cases, be subject to "backup withholding" at a rate of 30% (subject to reduction through 2010) with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or OID on the securities. This withholding applies if the holder of a security:

    -    fails to furnish the trustee with its taxpayer identification number;

    -    furnishes the trustee an incorrect taxpayer identification number;

    - fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

    - under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, to some payments made to holders, including payments to exempt recipients, including exempt organizations, and to some nonresidents. We suggest that holders consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         In addition, upon the sale of a regular security to (or through) a broker, the broker must report the sale and withhold 30% (subject to reduction through 2010) of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, (ii) the seller certifies that such originator is a foreign holder (and certain other conditions are met) or (iii) the seller provides the broker with a completed IRS Form W-9. Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

         The trustee will report to the holders and to the servicer for each calendar year the amount of any reportable payments during the year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

         Interest, including OID, paid on a REMIC regular security to a holder that is a nonresident alien individual, foreign partnership or foreign corporation ("foreign person") and who does not hold its security in connection with a U.S. trade or business will normally qualify as portfolio interest, and thus generally be exempt from U.S. withholding tax, except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents.

         Interest and OID paid to a regular security holder who is a foreign person is generally not subject to U.S. withholding tax if such foreign person holds its regular security in connection with a United States business conducted by the holder. Such a holder will, however, be subject to the regular United States income tax and, in the case of a corporate foreign person, possibly, U.S. "branch profits" tax.

         Payments to holders of residual interest securities who are foreign persons typically will be treated as interest for purposes of the 30% or lower treaty rate United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as portfolio interest. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% or lower treaty rate withholding tax rule. If the payments are subject to United States withholding tax, they will be taken into account for withholding tax purposes only when paid or distributed or when the residual interest security is disposed of. The Treasury has statutory authority, however, to


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

promulgate regulations which would require that these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. These regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value.

         Under the REMIC Regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a residual interest security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions." Certain provisions of the Agreement are intended to ensure that foreign persons do not acquire ownership of REMIC residual securities.

Administrative Matters

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAXATION OF DEBT SECURITIES

         For each series of debt securities (which term includes notes and certificates with respect to which tax counsel delivers an opinion that the certificates will be classified as debt), tax counsel will deliver its opinion to the depositor that the debt securities will be classified as debt for federal income tax purposes. Consequently, debt securities will not be treated as ownership interests in the loans or the trust. Beneficial owners will be required to report income received on debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased with original issue discount, market discount or premium. See "--REMICS--Taxation of Owners of REMIC Regular Securities--Original Issue Discount, --Market Discount, --Premium."

         Sale or Exchange of  Debt Securities

         If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income from the note and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

         In general, except for certain financial institutions subject to section 582(c) of the Internal Revenue Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who


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holds the security as a capital asset within the meaning of section 1221 of the
Internal Revenue Code, will be capital gain or loss and will be long-term or short-term depending on whether the note has been held for more than one year.


TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

         In the relevant circumstances, tax counsel will deliver its opinion that a trust will not be treated as an association, or publicly traded partnership or taxable mortgage pool, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's conclusions as to the nature of the income of the trust and the issuance of the securities.

         If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The trust will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Tax counsel will advise the seller that the notes will be classified as debt for federal income tax purposes. Beneficial note owners will be required to report income received on their securities in accordance with their normal method of accounting. For additional tax consequences relating to notes purchased with original issue discount, market discount or premium. See "REMICS--Taxation of Owners of REMIC Regular Securities--Original Issue Discount, --Market Discount, --Premium."


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

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for qualified stated interest under the OID Regulations, and that any OID on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a de minimis amount, i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the prospectus supplement.

         Interest Income on the Note. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount usually will be subject, respectively, to the premium amortization or market discount rules of the code.

         A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note which we refer to as a short-term note may be subject to special rules. An accrual basis holder of a short-term note and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code typically would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the short-term note. However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Dispositions. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses usually may be used only to offset capital gains.

         Foreign Holders. Interest payments made or accrued to a noteholder who is a nonresident alien, foreign corporation or other non-United States person will be considered portfolio interest, and will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person, and the foreign person:

         - is not actually or constructively a "10 percent shareholder" of the trust or the originator, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust or the originator is a "related person" within the meaning of the Code; and

         - provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

         A withholding agent is the United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a foreign holder (which itself is not a withholding agent). Generally, this statement is made on an IRS Form W-8BEN, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new W-8BEN. A foreign holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and should consult their tax advisor.

         If a note is held through a securities clearing organization or some other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is


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

not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated by an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, if:

         - the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person; and

         - in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a note, other than an exempt holder including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 30 percent (subject to reduction through 2010) of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

Possible Alternative Treatments of the Notes

         If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described in "--Treatment of the Trust as a Partnership" and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some holders. For example, income to tax-exempt entities including pension funds would be unrelated business taxable income, income to foreign holders would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders may be limited in their ability to deduct their share of the trust's expenses.


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

Tax Consequences to Holders of the Certificates

         Treatment of the Trust as a Partnership. The trust and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the trust and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this Prospectus.

         A variety of alternative characterizations are possible. For example, because the certificates have features characteristic of debt, the certificates might be considered debt of the trust. Any characterization of that type would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership. The following discussion assumes that the certificates represent equity interests in a partnership.

         Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the loans and pooled securities including appropriate adjustments for market discount, OID and bond premium and any gain upon collection or disposition of these assets. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the related Agreement and related documents. The Agreement will provide that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

         - the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the pass-through rate for the month and interest on amounts previously due on the certificates but not yet distributed;

         - any trust income attributable to discount on the trust's assets that corresponds to any excess of the principal amount of the certificates over their initial issue price;

         - prepayment premium payable to the certificateholders for the month; and

         - any other amounts of income payable to the certificateholders for the month.

         The allocation will be reduced by any amortization by the trust of premium on the loans and pooled securities that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the originator. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described in the preceding paragraph even though the trust might not have sufficient cash to make current cash distributions of the amount. Thus, in such case cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

         All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity including an individual retirement account will likely constitute unrelated business taxable income taxable to the holder under the Code.

         An individual taxpayer's share of expenses of the trust including servicing fees but not interest expense would be miscellaneous itemized deductions. The deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.

         The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each loan, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Section 708 Termination. Under final regulations issued on May 9, 1997 under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation of the partnership, which would not constitute a sale or exchange. Accordingly under these new regulations, if the trust fund were characterized as a partnership and a sale of certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

         Disposition of Certificates. Capital gain or loss usually will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the certificate seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate typically will equal the holder's cost increased by the holder's share of trust income includible in income and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans and pooled securities typically would be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described in "--Tax Consequences to Holders of Certificates; Partnership Taxation" over the life of the certificates that exceeds the aggregate cash distributions, the excess usually will give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferee. The trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

         The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust might be reallocated among the certificateholders. The trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make a Code Section 754 election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-L information to nominees that fail to provide the trust with the information statement described in the following paragraph and nominees will be required to forward information to the beneficial owners of the certificates. Holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the certificates so held. The information includes:

         - the name, address and taxpayer identification number of the nominee; and

         -        as to each beneficial owner

                  - the name, address and identification number of the person,

                  - whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

         - some information on certificates that were held, bought or sold on behalf of the person throughout the year.

         In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The originator will be designated as the tax matters partner in the Agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. The statute of limitations for partnership items typically does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders. In some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

Tax Consequences to Foreign Certificateholders

         It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those describing the trust. Although it is not expected that the trust would be engaged in a trade or business in the United States for those purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders under Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at the highest corporate tax rate (in the case of sovereign holders taxable as corporations) and the highest rate applicable to individuals (in the case of all other holders). Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury regulation , or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return including, in the case of a corporation, the branch profits tax on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder usually would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person usually will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated by an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 30% (subject to reduction through 2010) if the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


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

GRANTOR TRUST FUNDS


     As specified in the prospectus supplement with respect to each series of securities for which no REMIC or FASIT election is made and which is not subject to partnership treatment or debt security treatment (without reference to the REMIC or FASIT provisions of the Code), in the opinion of tax counsel, the trust relating to the series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation or a taxable mortgage pool. In this case, owners of securities will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

Single Class of Grantor Trust Securities

     Characterization. The trust fund may be created with one class of grantor trust securities. In this case, each grantor trust securityholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust securities and will be considered the equitable owner of a pro rata undivided interest in each of the loans and pooled securities in the pool. Any amounts received by a grantor trust securityholder in lieu of amounts due with respect to any loan or pooled security because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust securityholder will be required to report on its federal income tax return in accordance with the grantor trust securityholder's method of accounting its pro rata share of the entire income from the loans and pooled securities in the trust fund represented by grantor trust securities, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code section 162 or 212 each grantor trust securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of:

         - 3% of the excess of adjusted gross income over the applicable amount; and

         - 80% of the amount of itemized deductions otherwise allowable for such taxable year.


     In general, a grantor trust securityholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the securityholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the securityholder would otherwise be entitled to claim the deductions had it held the loans and pooled securites directly. A grantor trust securityholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is paid to the master servicer, whichever is earlier, and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the securityholder otherwise would be entitled to claim the deductions had it held the loans and pooled securities directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the loans and pooled securities. The loans and pooled securites would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Unless otherwise described in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of securities, tax counsel will have advised the depositor that:


         - a grantor trust security owned by a "domestic building and loan association" within the meaning of Code section 7701(a)(19) representing principal and interest payments on loans will be considered to represent "loans secured by an interest in real property which is ... residential property" within the meaning of Code section 7701(a)(19)(C)(v), to the extent that the loans and pooled securities represented by that grantor trust security are of a type described in that Code section;

         - a grantor trust security owned by a real estate investment trust representing an interest in loans will be considered to represent "real estate assets" within the meaning of Code section 856(c)(4)(A), and interest income on the loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B), to the extent that the loans and pooled securites represented by that grantor trust security are of a type described in that Code section; and

         - a grantor trust security owned by a REMIC will represent "obligation[s] which [are] principally secured by an interest in real property" within the meaning of Code section 860G(a)(3).


     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.


         Stripped Bonds and Coupons. Certain trust funds may consist of pooled securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code section 1286, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each security. As such,


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grantor trust securityholders would be required to include in income their pro rata share of the original issue discount on each government security recognized in any given year on an economic accrual basis even if the grantor trust securityholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust securityholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust security by a holder will be allocated to the holder's undivided interest in each loan and pooled security based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust securityholder that acquires an interest in loans and pooled securites at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the loans and certain pooled securities were originated after September 27, 1985. Premium allocable to loans originated on or before September 27, 1985 should be allocated among the principal payments on such loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust security. The basis for the grantor trust security will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable Prepayment Assumption should be used in computing amortization of premium allowable under Code section 171. A securityholder that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such securityholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable Prepayment Assumption, the holder of a grantor trust security acquired at a premium should recognize a loss if a loan or pooled security prepays in full, equal to the difference between the portion of the prepaid principal amount of such loan or pooled security and the portion of the adjusted basis of the underlying loan. If a reasonable Prepayment Assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. The Internal Revenue Service has issued amortizable bond premium regulations. The amortizable bond premium regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Code section 1272(a)(6). Absent further guidance from the Internal Revenue Service and unless otherwise described in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the amortizable bond premium regulations.

     Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust securityholder's interest in those loans and pooled securities meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the


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extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Securities--Accrual of Original Issue Discount" below.

     Market Discount. A grantor trust securityholder that acquires an undivided interest in loans and pooled securities may be subject to the market discount rules of Code sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the loan or pooled security allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust security will be considered to be zero if the amount allocable to the grantor trust security is less than 0.25% of the grantor trust security's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust security is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of:


         -        the total remaining market discount; and

         - a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.


     For grantor trust securities issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of:


         -        the total remaining market discount; and


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

         - a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.


     For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust securities, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust security purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust security at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust security purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.


         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a securityholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for securities acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust security with market discount, the securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such securityholder acquires during the year of the election or thereafter. Similarly, a holder that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such securityholder owns or acquires. See "--Premium" above in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a security is irrevocable.


     Anti-abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a loan, or pooled security, or grantor trust security or the effect of applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.


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

Multiple Classes of Grantor Trust Securities

     Stripped Bonds and Stripped Coupons. Pursuant to Code section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code sections 1271 through 1288, Code section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, i.e., 1% interest on the mortgage asset principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securites should be treated as market discount. The Internal Revenue Service appears to require that reasonable servicing fees be calculated on a mortgage asset by mortgage asset basis, which could result in some loans and pooled securities being treated as having more than 100 basis points of interest stripped off.

     Although not entirely clear, a stripped bond security generally should be treated as an interest in loans issued on the day the security is purchased for purposes of calculating any original issue discount. Generally, if the discount on a loan is larger than a de minimis amount, as calculated for purposes of the original issue discount rules, a purchaser of such a security will be required to accrue the discount under the OID rules. See "--Single Class of Grantor Trust Securities--Original Issue Discount" in this prospectus. However, a purchaser of a stripped bond security will be required to account for any discount on the loans as market discount rather than original issue discount if either


         - the amount of original issue discount with respect to the loans is treated as zero under the original issue discount de minimis rule when the security was stripped, or

         - no more than 100 basis points, including any amount of servicing fees in excess of reasonable servicing fees, is stripped off of the trust fund's loans and pooled securities.


     The precise tax treatment of stripped coupon securityies is substantially uncertain. The Code could be read literally to require that original issue discount computations be made for each payment from each loan or pooled security. Unless otherwise described in the related prospectus supplement, all payments from a loan or pooled security underlying a stripped coupon security will be treated as a single installment obligation subject to the original issue discount rules of the Code, in which case, all payments from the loan or pooled security would be included in the stated redemption price at maturity for the loan and pooled security for purposes of calculating income on the security under the original issue discount rules of the Code.


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

     It is unclear under what circumstances, if any, the prepayment of loans and pooled securities will give rise to a loss to the holder of a stripped bond security purchased at a premium or a stripped coupon security. If the security is treated as a single instrument rather than an interest in discrete loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust security, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the security is treated as an interest in discrete loans or pooled securities, or if no Prepayment Assumption is used, then when a loan or pooled security is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the security that is allocable to the loan or pooled security.

     Holders of stripped bond securities and stripped coupon securities are urged to consult with their own tax advisors regarding the proper treatment of these securities for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in loans and pooled securites of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust securities, for federal income tax purposes, will be the same as that of the underlying loans and pooled securites. While Code section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust securities, unless otherwise described in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code section 856(c)(4)(A) and "loans ... secured by, an interest in real property which is
.... residential real property" within the meaning of Code section
7701(a)(19)(C)(v), and interest income attributable to grantor trust securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B), provided that in each case the underlying loans and pooled securites and interest on such loans and pooled securites qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust securities and the income therefrom. Unless otherwise specified in the related prospectus spplement, grantor trust securities should be "obligations which are principally secured, by an interest in real property" within the meaning of Code section 860G(a)(3)(A).

Grantor Trust Securities Representing Interests in Obligations Other Than Adjustable Rate Loans

         The original issue discount rules of Code sections 1271 through 1275 will be applicable to a securityholder's interest in those loans and pooled securities as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the loans and pooled securities. Original issue discount on each grantor trust security must be included in the


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owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a grantor trust security representing an interest in loans and pooled securities other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the grantor trust securities, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the loans and pooled securities should be used, or, in the case of stripped bond securities or stripped coupon securities, the date such securities are acquired. The holder of a security should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the loans and pooled securities underlying the grantor trust security will be treated as having been issued on the date they were originated with an amount of original issue discount equal to the excess of such asset's stated redemption price at maturity over its issue price. The issue price of a loan or pooled security is generally the amount lent to the borrower which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a loan or pooled security is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described below under "--Accrual of Original Issue Discount," will, unless otherwise described in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust security, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued.

     In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such security. No representation is made that any security will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust security must include in gross income the sum of the "daily portions," as defined below in this section, of the original issue discount on the grantor trust security for each day on which it owns the security, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the grantor trust securities, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

         - adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         - subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

         The adjusted issue price of a grantor trust security at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the loans and pooled securities acquired by a securityholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the loans and pooled securities--e.g., that arising from a "teaser" rate--would still need to be accrued.

Grantor Trust Securities Representing Interests in Adjustable Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust securities, which represent interests in adjustable rate loans. Additionally, the Internal Revenue Service has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report stripped adjustable rate obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Securities Representing Interests in Obligations Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a stripped adjustable rate obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust securityholder when the amount accrues. Furthermore, the addition of deferred


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

interest to the grantor trust security's principal balance will result in additional income, including possibly original issue discount income, to the grantor trust securityholder over the remaining life of such grantor trust securities.

     Because the treatment of stripped adjustable rate obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such securities.

Sale or Exchange of a Grantor Trust Security

         Sale or exchange of a grantor trust security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust security. Such adjusted basis generally will equal the seller's purchase price for the grantor trust security, increased by the original issue discount included in the seller's gross income with respect to the grantor trust security, and reduced by principal payments on the grantor trust security previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust security is a "capital asset" within the meaning of Code section 1221, except to the extent described above with respect to the market discount, and will generally be long-term capital gain if the grantor trust security has been owned for more than one year.


     Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust securities could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust security will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:


         - the holder entered the contract to sell the grantor trust security substantially contemporaneously with acquiring the grantor trust security;

         -        the grantor trust security is part of a straddle;

         - the grantor trust security is marketed or sold as producing capital gain; or

         - other transactions to be specified in Treasury regulations which have not yet been issued.


If the sale or other disposition of a grantor trust security is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust securities will be "evidences of indebtedness" within the meaning of Code section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust security by a


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

bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

Non-U.S. Persons

     Generally, to the extent that a grantor trust security evidences ownership in underlying loans and pooled securities that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code section 1441 or 1442 to:


         -        an owner that is not a U.S. Person; or

         - a grantor trust security holder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.


     Accrued original issue discount recognized by the owner on the sale or exchange of such a grantor trust security also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust security evidences ownership in loans and pooled securities issued after July 18, 1984, by natural persons if such grantor trust securityholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust securityholder under penalties of perjury, certifying that the grantor trust securityholder is not a U.S. Person and providing the name and address of the grantor trust securityholder. To the extent payments to grantor trust securityholders that are not U.S. Persons are payments of "contingent interest" on the underlying loans and pooled securities, or such grantor trust securityholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to loans and pooled securities where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust security is effectively connected with a U.S. trade or business of a grantor trust securityholder that is not a U.S. Person, the securityholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust securities held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a loan or pooled security secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust securityholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.


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Information Reporting and Backup Withholding

     There will be furnished or made available, within a reasonable time after the end of each calendar year, to each person who was a securityholder at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for 2004-05 and 28% commencing in 2006 may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust security to, or through, a broker, the broker must withhold at the above rate of the entire purchase price, unless either

- the broker determines that the seller is a corporation or other exempt recipient, or

- the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

     Such a sale must also be reported by the broker to the Internal Revenue Service, unless either

-    the broker determines that the seller is an exempt recipient or

- the seller certifies its non-U.S. Person status and other conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8 under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting


FASIT

General

         The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. The FASIT provisions of the Code became effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations on FASITs. The regulations would not be effective until final regulations are filed with the federal register, although it appears that some anti-abuse rules would apply as of February 4, 2000.


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

Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT securityholders.

         In the opinion of tax counsel, if a FASIT election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a FASIT assuming compliance with all of the provisions of the applicable Agreement, including the making of a timely FASIT election, and representations made by the originator as to factual matters. The qualification as a FASIT of any trust for which a valid FASIT election is made (a "FASIT Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Investors should note that the FASIT discussion in this prospectus constitutes only a summary of the federal income tax consequences to holders of FASIT securities. With respect to each series of FASIT securities, the prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT securities will be classified as either FASIT regular interests, which will be treated as debt for federal income tax purposes, or FASIT ownership interests, which are not treated as debt for federal income tax purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for that series and which securities of that series will be designated as regular interests, and which will be designated as ownership interests.

Qualification as a FASIT

         The trust underlying a series, or one or more designated pools of assets held in the trust, will qualify under the Code as a FASIT in which the FASIT regular securities and the FASIT ownership securities will constitute the "regular interests" and the "ownership interests," respectively, if:

         -        a FASIT election is in effect;

         - tests concerning the composition of the FASIT's assets and the nature of the securityholders' interests in the FASIT are met on a continuing basis; and

         -        the trust is not a regulated investment company as defined in
                  Section 851(a) of the Code.

Asset Composition

         In order for a trust, or one or more designated pools of assets held by a trust, to be eligible for FASIT status, substantially all of the assets of the trust or the designated pool must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times after that date (the "FASIT Qualification Test"). Permitted assets include:

         -        cash or cash equivalents;


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

         - debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC, i.e., instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate;

         -        foreclosure property;

         - some hedging instruments, including interest and currency rate swaps and enhancement contracts, that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests;

         - contract rights to acquire qualifying debt instruments or qualifying hedging instruments;

         -        FASIT regular interests; and

         -        REMIC regular interests.

         Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to the holder.

Interests in a FASIT

         In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet requirements. All of the interests in a FASIT must belong to either of the following:

         -        one or more classes of regular interests; or

         - a single class of ownership interest that is held by a fully taxable domestic C corporation.

         In the case of a series that includes FASIT ownership securities, the ownership interest will be represented by the FASIT ownership securities.

         A FASIT interest qualifies as a regular interest if:

         -        it is designated as a regular interest;

         -        it has a stated maturity no greater than thirty years;

         -        it entitles its holder to a specified principal amount;

         - the issue price of the interest does not exceed 125% of its stated principal amount;

         - the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%; and

         - if it pays interest, the interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to the principal amount. Permissible variable rates for FASIT regular


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                  interests are the same as those for REMIC regular interests,
                  i.e., certain qualified floating rates and weighted average rates.

         If a FASIT security fails to pay a specified principal amount, has an issue price that exceeds 125% of its stated principal amount, or has yield to maturity in excess of the AFR, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a FASIT high-yield interest. In addition, if a FASIT security fails to pay a fixed rate or a permissible variable rate, but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a high yield interest. A high yield interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire high yield interests as inventory, rather than for investment.

         Holders of high-yield interests may be limited in offsetting income derived from that interest. In addition, the proposed Treasury regulations contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular security and that have the same features as a FASIT high yield interest.

Anti-Abuse Rule

         Under proposed Treasury regulations, the Commissioner of Internal Revenue (the "Commissioner") may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

Consequences of the Failure of the FASIT Trust to Qualify as a FASIT

         If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year and the Commissioner does not (i) deem the failure to comply inadvertent and (ii) permit the FASIT Trust to remedy its failure to comply, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT ownership security is treated as exchanging the New Arrangement's assets for an amount equal to their value, and any gain recognized on the deemed exchange is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT ownership security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT regular security outstanding immediately before cessation of FASIT status over its fair market value. If the holder of the FASIT ownership security has a continuing economic interest in the New Arrangement, the characterization of this

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

interest is determined under general federal income tax principles. Holders of FASIT regular securities are treated as exchanging their interests for interests in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain, if any, is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the FASIT regular security increased by any gain recognized on the exchange.

Tax Treatment of FASIT Regular Securities

         Payments received by holders of FASIT regular securities should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC regular interests. As in the case of holders of REMIC regular interest securities, holders of FASIT regular interest securities must report income from those interests under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular interest securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular interest will be treated as ordinary income to the securityholder and a principal payment on the security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment. FASIT regular interest securities issued with original issue discount or acquired with market discount or premium will treat interest and principal payments on the securities in the same manner described for REMIC regular interests. High-yield securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. Securityholders of high-yield interest securities may be limited in their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

         If a FASIT regular interest security is sold or exchanged, the securityholder usually will recognize gain or loss upon the sale in the manner described in "--Taxation of REMIC Regular Securities; Sale or Security". In addition, if a FASIT regular interest security becomes wholly or partially worthless as a result of default and delinquencies on the underlying assets, the holder of the security should be allowed to deduct the loss sustained or alternatively be able to report a lesser amount of income. The timing and character of those losses in income are uncertain, however.

         FASIT regular interest securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4) of the Code, and interest on those securities will be considered qualifying REIT interest to the same extent that REMIC securities would be so considered. FASIT regular interest securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC securities would be so considered. In addition, FASIT regular securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT securities will not qualify as "Government securities" for either REIT or RIC qualification purposes.


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

Treatment of High-Yield Interests

         High-yield interests are subject to special rules regarding the eligibility of holders of those interests, and the ability of the holders to offset income derived from their FASIT security with losses. High-yield interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire the interests as inventory. If a securities dealer, other than an Eligible Corporation, initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity, other than another FASIT, that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

Tax Treatment of FASIT Ownership Securities

         A FASIT ownership security represents the residual interest in a FASIT. The holder of a FASIT ownership security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. The character of the income to the holder of a FASIT ownership interest will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT security as are the holders of high-yield interests. See "--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT ownership securities. Accordingly, losses on dispositions of a FASIT ownership security usually will be disallowed where, within six months before or after the disposition, the originator of the security acquires any other FASIT ownership security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool, that is economically comparable to a FASIT ownership security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership security was required to be marked-to-market under Code section 475 by the holder, then section 475 will continue to apply to the securities, except that the amount realized under the mark-to-market rules will be the greater of the securities value under present law or the securities value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules require that the


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 value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually. The proposed FASIT regulations issued on February 4, 2000 significantly altered the mark-to-market rules with respect to securities sold or contributed to a FASIT by the holder of the related FASIT ownership security. Prospective investors should consult with their tax advisors regarding the impact of the proposed FASIT regulations on the mark-to-market rules.

         The holder of a FASIT ownership security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions". Prohibited transactions include:

         - the receipt of income derived from assets that are not permitted assets;

         -        certain dispositions of permitted assets;

         - the receipt of any income derived from any loan originated by a FASIT; and

         - in some cases, the receipt of income representing a servicing fee or other compensation.

         Any series for which a FASIT election is made will be structured in order to avoid application of the prohibited transaction tax.

Backup Withholding, Reporting and Tax Administration

         Securityholders of FASIT securities will be subject to backup withholding to the same extent holders of REMIC securities would be subject. For purposes of reporting and tax administration, holders of record of FASIT securities will be treated in the same manner as holders of REMIC securities.

FOREIGN SECURITYHOLDERS

         Foreign holders of FASIT securities will be subject to withholding to the same extent foreign holders of notes would be subject. See "--Foreign Holders."

         Under proposed Treasury regulations, if a non-U.S. Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax such as a partnership or trust) a FASIT regular security and a "conduit debtor" pays or accrues interest on a debt instrument held by the FASIT, any interest received or accrued by the non-U.S. Person FASIT regular security holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the United States branch of a non-U.S. Person and the non-U.S. Person FASIT regular security holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.


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         Due to the complexity of the federal income tax rules applicable to securityholders and the considerable uncertainty that exists with respect to many aspects of those rules, we suggest that potential investors consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the securities.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, we suggest that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a "Plan") from engaging in specified transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to that Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. The acquisition or holding of securities by a Plan could be considered to give rise to a prohibited transaction if the originator, the servicer, the underwriters, the related trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Plan.

EXEMPTIONS AVAILABLE TO DEBT INSTRUMENTS

         In addition, transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the U.S. Department of Labor, the assets of the trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see "ERISA Considerations" in the prospectus supplement.

         Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the servicer, the originator, the underwriters, the trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Plan. Exemptions


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

from the prohibited transaction rules could apply to the purchase and holding of the notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include:
Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each purchaser of debt securities will be deemed to represent that either (a) it is not acquiring the securities with the assets of a Plan or (b) the acquisition and holding of the securities will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or
Section 4975 of the Code.

         Plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements discussed above, however, governmental plans may be subject to comparable state law restrictions.

         We suggest that a fiduciary considering the purchase of securities on behalf of a Plan consult with its ERISA advisors and refer to the prospectus supplement regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITER EXEMPTION

         The notes and certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the Department of Labor to specified underwriters. The underwriter's exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by Plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter's exemption. The receivables covered by the underwriter's exemption include mortgage loans such as the loans securing the notes and certificates offered by this prospectus.

         The underwriter's exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter's exemption to apply to the acquisition of the notes or certificates by a Plan are the following:

         (1) The acquisition of notes or certificates by a Plan is on terms, including the price, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The notes or certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from S&P, Moody's or Fitch Ratings;


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

         (3)      If the mortgage loans are less than fully secured;

                  (a) the rights and interests evidenced by the securities must not be subordinated to the rights and interests evidenced by other securities issued by the trust;

                  (b) the securities acquired by the Plan are rated in one of the two highest rating categories;

                  (c) and any obligation included in the assets of the trust must be secured by collateral whose fair market value on the closing date is at least equal to 80% of the sum of:

                       i. the outstanding principal balance due under the obligation which is held by the trust; and

                       ii. the outstanding principal balance(s) of any other
                           obligation(s) of higher priority (whether or not held by the trust) which are secured by the same collateral;

         (4) The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the trust represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services as servicer under the related agreements and reimbursement of the servicer's reasonable expenses in connection with these services;

         (5) The owner trustee is a substantial financial institution and is not an "affiliate," as defined in the exemption, of any other member of the "restricted group," which consists of the underwriter, the trustee, the seller, the originator, the servicer, any subservicer, any swap counterparty the insurer, any obligor with respect to constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust as of the date of initial issuance of the notes or certificates and any affiliate of these parties. On May 22, 2002, the Department of Labor issued a notice of a proposal to amend the underwriter exemption trustee requirements. If the proposed amendment is granted, the requirement that the owner trustee not be an affiliate of any other member of the restricted group would be deleted. If granted, the amendment would be effective retroactively as of March 13, 2002.;

         (6) The Plan investing in the notes or certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

         (7)      The trust satisfies the following requirements:



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                  (a)      the corpus of the trust consists solely of assets of
                           the type which have been included in other investment pools;

                  (b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the Plan's acquisition of the notes or certificates; and

                  (c) securities evidencing interests in these other investment pools have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the notes or certificates.

         (8) The legal document establishing the trust contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the sale and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust and a true sale opinion is issued in connection with the transfer of assets to the trust; and

         (9) The acquisition of additional receivables, during the prefunding period must satisfy the following requirements:

                  (a) all additional receivables must meet the same terms and conditions for determining eligibility as the initial receivables;

                  (b) the additional receivables do not result in a lower credit rating;

                  (c) the characteristics of the additional receivables are substantially similar to those of the installment sales contracts and installment loans described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by a credit support provider or other insurance provider independent of the originator or an independent accountant;

                  (d) the prefunded amount must not exceed 25% of the original aggregate certificate balance of the offered certificates; and

                  (e) the prefunding period must end the earlier of:

                      (x) the date the amount in the prefunding account is less
                  than the minimum dollar amount specified in the pooling and servicing agreement, if any,

                      (y) the date on which an event of default occurs, or

                      (z) three months or ninety days after the closing date.

         Some transactions are not covered by the underwriter's exemption or any other exemption. The underwriter's exemption does not exempt the acquisition and holding of securities by Plans sponsored by the seller, the underwriters, the owner trustee, the servicer or any "obligor" (as defined in the exemption) with respect to receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the restricted group. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other Plans only if, among other requirements:

         - a Plan's investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

         - immediately after the acquisition, no more than 25% of the assets of a Plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing a interest in an trust containing assets sold or serviced by the same entity; and

         - in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related trust is acquired by persons independent of the restricted group.

         The underwriter's exemption will also apply to transactions in connection with the servicing, management and operation of the trust, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing Plans before the plans purchase the notes or certificates issued by the trust. All transactions relating to the servicing, management and operations of the trust will be carried out in accordance with the pooling and servicing agreement, with respect to the certificates and the indenture, with respect to the notes, which will be described in all material respects in this prospectus and the prospectus supplement.

         Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, each prospective purchaser of notes or certificates in reliance on the underwriter's exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB-, the note or certificate could no longer be transferred to a plan in reliance on the exemption. If the ratings decline below one of the four (two, if the trust holds mortgage loans that are less than fully secured) highest generic rating categories from S&P, Moody's or Fitch, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to effect such purpose and is eligible for and satisfies all of the conditions set forth in Sections I and III of PTCE 95-60.

         For more information, including whether an underwriter's exemption is likely to provide relief for a particular class of notes or certificates, see "ERISA Considerations" in the prospectus supplement. If you are a Plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the trust will be deemed to hold plan assets and the applicability of an underwriter's exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a Plan under ERISA and the Code.

                                LEGAL INVESTMENT

         If the prospectus supplement specifies that the securities will not constitute mortgage-related securities under the Secondary Mortgage Market Enhancement Act of 1984, we suggest that investors whose investment authority is subject to legal restrictions consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                                     RATINGS

         It will be a requirement for issuance of any series that the securities offered by this prospectus and the prospectus supplement be rated by at least one rating agency in one of its four highest applicable rating categories. The rating or ratings applicable to offered securities of each series will be as set forth in the prospectus supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on loans or underlying loans, as applicable, for a series may have on the yield to investors in the securities of the series.

                              PLAN OF DISTRIBUTION

         The seller may offer each series of securities through one or more underwriters that may be designated at the time of each offering of the securities. The prospectus supplement will set forth the specific terms of the offering of the series of securities and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the seller from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to some dealers. The place and time of delivery of each series of securities will also be set forth in the prospectus supplement relating to the series.

         The underwriters involved in the offering of a series of securities may include Compass Bank, an affiliate of the seller, and may include other affiliates of the seller.

         This prospectus, together with the accompanying prospectus supplement, may be used by Compass Bank or another affiliate of the seller in connection with offers and sales of an indeterminate amount of the securities in market-making transactions. In these transactions, Compass Bank or another affiliate may act as a principal or an agent and the sales will be at negotiated prices related to prevailing market prices at the time of the sale.

                                  LEGAL MATTERS

         Certain legal matters relating to the securities will be passed upon for the seller by Jerry W. Powell, General Counsel of Compass Bank, the parent of the seller, and by Mayer, Brown, Rowe & Maw, New York, New York, special counsel to the seller. Mr. Powell is a full-time employee and an officer of Compass Bank.

                              AVAILABLE INFORMATION

         The seller is subject to the informational requirements of the Exchange Act and accordingly files reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material can also be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the seller, that file electronically with the SEC.

         Copies of the registration statement of which this prospectus forms a part and the exhibits are on file at the offices of the SEC in Washington, D.C. Copies may be obtained at rates prescribed by the SEC upon request to the SEC, and may be inspected, without charge, at the offices of the SEC, 450 Fifth Street, N.W., Washington, D.C.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         All documents subsequently filed by or on behalf of the trust referred to in the accompanying prospectus supplement with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the securities issued by the trust, other than any information in such documents that is deemed not to be filed, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus or in the prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         The seller on behalf of any trust will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents referred to in the previous paragraph that have been or may be incorporated by reference in this prospectus but not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to Compass Asset Acceptance Company, L.L.C., c/o Investor Relations, 15 South 20th Street, Birmingham, Alabama 35233, telephone number (205) 297-3000.

                            GLOSSARY OF DEFINED TERMS

Agreement: With respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980.

Code:  The Internal Revenue Code of 1986.

Eligible Corporation: A domestic C corporation that is fully subject to corporate income tax.

Eligible Investments: As is acceptable to the rating agency, among other investments:

         -        obligations of the United States and government agencies,

         -        federal funds,

         -        certificates of deposit,

         -        commercial paper,

         -        demand and time deposits and banker's acceptances,

         -        money market funds,

         - repurchase agreements of United States government securities, and

         -        guaranteed investment contracts.

FASIT Qualification Test: A test to determine eligibility of a trust, or one or more designated pools of assets held by a trust, for FASIT status, under which substantially all of the assets of the trust or the designated pool must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times after that date.

Garn-St. Germain Act:  The Garn-St. Germain Depository Institutions Act of 1982.

HELOC:  A home equity line of credit.

High Cost Loans: Mortgage loans that are subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, and are not made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

Loans: Mortgage loans, which may be closed-end and revolving home equity loans, HELOCs, mortgage loans the proceeds of which have been applied to the purchase of mortgaged property, and home improvement contracts and manufactured housing contracts.

Mortgaged Properties:  Property which secures repayment of the loans.

New Arrangement: If FASIT status is lost, the entity classification of the former FASIT.

Parties in Interest: Persons who are parties in interest or disqualified persons with respect to Plans.

Plan Assets Regulation: The final regulation issued by the DOL, 29 C.F.R.
Section 2510.3-101, containing rules for determining what constitutes the assets of a Plan.

Plans: Employee benefit plans subject to ERISA and plans and other arrangements subject to Section 4975 of the Code.

Pooled Securities: The mortgage- or asset-backed securities included as part of the trust assets.

PTCE:  A Prohibited Transaction Class Exemption.

REO property: Property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure or repossession.

Restricted Group: The originator, the underwriters of the securities, any trustee, any servicer, any insurer of the issuer, any obligor with respect to obligations included in a trust constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a trust, any counterparty to a swap agreement that meets the requirements of the Underwriter Exemptions, or any affiliate of these parties.

Secured Creditor Exclusion: With respect to CERCLA, the exclusion from the definition of "owner or operator" of a secured creditor who holds indicia of ownership primarily to protect its security interest.

Title V: Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

Underwriter Exemptions: The individual administrative exemptions, granted by the DOL to some underwriters, from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities in pass-through entities that consist of receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

U.S. Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury regulation , or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.





                                   Glossary-2

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the Securities being registered under this Registration Statement, other than underwriting discounts and commissions:

SEC Registration Fee............................................   $   92.00
Printing and Engraving..........................................   $    **
Legal Fees and Expenses.........................................   $    **
Trustee Fees and Expenses (including counsel fees)..............   $    **
Accounting Fees and Expenses....................................   $    **
Blue Sky Fees and Expenses......................................   $    **
Rating Agency Fees..............................................   $    **
Miscellaneous...................................................   $    **
                                                                   ----------
Total...........................................................   $
                                                                   ==========
* All amounts except the SEC registration fee are estimates incurred in connection with the issuance and distribution of the securities.
**  To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's limited liability company agreement provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by Delaware law.

ITEM 16. EXHIBITS.

         A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

         (a) ASTO RULE 415:

         The undersigned registrant hereby undertakes:

             (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities


                                   Part II-1
                         offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement; and

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on form s-3, form s-8 or form f-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the commission by the registrant pursuant to section 13 or 15(d) of the securities exchange act of 1934 that are incorporated by reference in the registration statement.

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)      AS TO DOCUMENTS SUBSEQUENTLY FILED THAT RE INCORPORATED BY
                  REFERENCE:

                  the undersigned registrant hereby undertakes that, for purposes of determining any liability under the securities act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   Part II-2

         (c)      AS TO INDEMNIFICATION:

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the securities and exchange commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

         (d)      AS TO RULE 430A:

                  The undersigned registrant hereby undertakes that for purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430a and contained in a form of prospectus filed by the registrant pursuant to rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (e) AS TO QUALIFICATION OF TRUST INDENTURES UNDER TRUST INDENTURE ACE OF 1939 FOR DELAYED OFFERINGS:

                  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the trust indenture act in accordance with the rules and regulations prescribed by the commission under section 305(b)(2) of the act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 28th day of June, 2002.

                                    COMPASS ASSET ACCEPTANCE COMPANY, L.L.C.

                                    By: /s/ Jerry W. Powell
                                       ----------------------------------------


                                   Part II-3

                                          Name:  Jerry W. Powell
                                          Title: President and Director
                                                 (Principal Financial Officer)
                                                 (Principal Accounting Officer)



                                   Part II-4

                                  EXHIBIT INDEX

Exhibit
No.      Description of Exhibit

1.1      Form of Underwriting Agreement.*
3.1      Limited Liability Company Agreement of the Registrant.
4.1      Form of Pooling and Servicing Agreement.*
4.2      Form of Servicing Agreement.*
4.3      Form of Trust Agreement.*
4.4      Form of Indenture.*
5.1 Opinion of Mayer, Brown, Rowe & Maw as to legality of the Securities (including consent of such firm).
8.1 Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters (including consent of such firm).
10.1     Form of Mortgage Loan Purchase Agreement.*
23.1 Consent of Mayer, Brown, Rowe & Maw (included in exhibits 5.1 and 8.1 hereof).
----------
*To be filed by amendment.




                                   Part II-5